As filed with the Securities and Exchange Commission on December 8, 2011 Registration No. 333-164229

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

AMENDMENT NO. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

L & L ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1220 (Primary Standard Industrial Classification Code Number)	91-2103949 (I.R.S. Employer Identification No.)

130 Andover Park East

Suite 200

Seattle, WA 98188

(206) 264-8065

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Dickson V. Lee, Chief Executive Officer
L & L Energy, Inc.
130 Andover Park East

Suite 200
Seattle, WA 98188

(206) 264-8065

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies of all communications, including communications sent to agent for service, shall be sent to:

D. Roger Glenn, Esq. Glenn & Glenn LLP 124 Main Street, Suite 8 New Paltz, NY12561 (845) 256-8396

______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2011

Preliminary Prospectus

4,206,773 shares

L & L ENERGY, INC.

Common Stock

________________________

This prospectus covers the resale by selling security holders named starting on page 44, of up to 4,206,773 shares of our common stock, $0.001 par value per share (the “Common Stock”), which includes:

•            1,371,021 shares of common stock issued in conjunction with our private placement financing completed on October 8, 2009 (the “October Financing”);

•            932,295 shares of common stock underlying the warrants issued in conjunction with the October Financing;

•            835,389 shares of common stock issued in conjunction with our private placement financing completed on November 6, 2009 (the “November Financing”);

•            568,068 shares of common stock underlying the warrants issued in conjunction with the November Financing;

•            250,000 shares of common stock underlying the warrants issued in conjunction with our private placement financing completed on May 6, 2009 (the “May Financing”); and

•            250,000 shares of common stock issued upon the exercise of warrants issued in the May Financing.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is listed on the Nasdaq Stock Market and is traded under the symbol “LLEN”.  The last reported per share sales price for our common stock was $2.96 on, November 31, 2011.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [leave blank until declared effective]

TABLE OF CONTENTS PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
SELECTED FINANCIAL DATA	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
DESCRIPTION OF BUSINESS	35
DESCRIPTION OF PROPERTY	51
MANAGEMENT	51
COMPENSATION OF EXECUTIVE OFFICERS	54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	59
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	60
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	62
DESCRIPTION OF SECURITIES TO BE REGISTERED	62
SELLING SECURITY HOLDERS	65
PLAN OF DISTRIBUTION	67
LEGAL PROCEEDINGS	67
LEGAL MATTERS	67
EXPERTS	68
ADDITIONAL INFORMATION	68
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus.  Neither we, the selling stockholders nor the underwriters, if any, have authorized anyone to provide you with information different from that contained in this prospectus. We and the selling security holders are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Market data and other statistical information used throughout this prospectus are based upon independent industry publications, government publications and other published information from third-party sources that we believe are reliable. None of the publications, reports or other published industry sources referred to in this prospectus were commissioned by us or prepared at our request and, except as we deemed necessary, we have not sought or obtained the consent from any of these sources to include their data in this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” or “L&L” refer to L & L Energy, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Business

                L & L Energy, Inc. is an energy company engaged in the government-mandated consolidation and expansion of the fragmented coal industry in Southwestern China.

We are an American company headquartered in Seattle, Washington and incorporated in the State of Nevada.  We were founded in 1995, have been an SEC public reporting company since 2001, began trading on the Over-the-Counter Bulletin Board in 2008, and started trading on the NASDAQ Global Market in 2010 under “LLEN”.  Many of our board of directors, officers, and management are U.S. citizens and bilingual.

We are in the business of producing, processing, and selling coal in the People’s Republic of China.  Our vertically integrated and diversified operations include four coal mines, three coal washing plants, coal wholesale and distribution networks, and one coking facility. We conduct our business though wholly-owned subsidiaries or majority interests in other entities.  As of July 31, 2011, the Company has the following subsidiaries or majority interests in Guizhou and Yunnan Provinces in Southwestern China:

Kunming Biaoyu Industrial Boiler Co., Ltd (“KMC”) which owns/controls coal wholesale operations, the Ping Yi Coal Mine (“PYC”), and the Ping Yi coal washing facility, both in Pan County in Guizhou Province;

L&L Coal Partners (also known as “2 Mines” or “LLC”) which owns/controls two coal mining operations DaPuAn Mine and SuTsong Mine and DaPuAn Mine’s coal washing facility, all located in Shizong County in Yunnan Province;

L&L Yunnan Tianneng Industry Co., Ltd. (“TNI) which owns/controls ZoneLin Coal Coking Factory (“ZoneLine”) located in LuoPing County in Yunnan Province;

Yunnan L&L Tai Fung (“Tai Fung”) which owns/controls SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) and coal wholesale and distribution operations located in Shizong County; and

DaPing Co., Ltd “DaPing”) which owns/controls DaPing Coal Mine located in Pan County in Guizhou Province.

DaXing L & L Coal Co., Ltd. (“DaXing”) which owns/ controls our coal wholesale operation located in Pan County in Guizhou Province.

Our China Operations Center is located in Kunming City, Yunnan Province.  In addition, we have sales and administrative offices throughout China.  Our customers are mainly State Owned Enterprises that mostly produce electricity or steel.

The Offering

We are registering 4,206,773 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders.”  As required by the Securities Purchase Agreements that we executed as part of the October Financing and the November Financing, we are registering for resale the following: (i) 2,206,410 shares of Common Stock issued to investors in the October and November Financing; (ii) 1,323,849 shares of Common Stock underlying the Warrants issued to the investors in the October Financing and the November Financing; (iii) 109,682 shares of Common stock underlying the warrant issued to the placement agent with an exercise price of $6.11 per share and five year term in connection with the October Financing; and (iv) 66,832 shares of Common Stock underlying the warrant with an exercise price of $6.11 per share and a five year term issued to the placement agent in connection with the November Financing.  Information regarding our Common Stock is included in the section of this prospectus entitled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the shares of common stock offered under this prospectus, and the times and manner in which they may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from those sales. The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling security holders.

General Information

                Our principal executive offices are located at 130 Andover Park East, Suite 200, Seattle, Washington 98188 and our telephone number there is (206) 264-8065.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus.  The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATING TO THE COMPANY AND OUR BUSINESS

Our business and results of operations depend on the volatile People’s Republic of China domestic coal markets.

Substantially all of our coal business is conducted in the People’s Republic of China (“PRC” or “China”), and as a result, our business and operating results depend on the domestic supply and demand for coal and coal products in China. The domestic coal markets are cyclical and have historically experienced pricing volatility, which reflects, among other factors, the conditions of the PRC and global economies and demand fluctuations in key industries that have high coal consumption, such as the power generation and steel industries. Difficult economic conditions in recent periods have resulted in lower coal prices, which in turn negatively affect our operational and financial performance. For example, after reaching record high levels in 2008, the price of domestic coal in China fell in 2009 due to weakening demand as a result of the global economic downturn. The domestic and international coal markets are affected by supply and demand. The demand for coal is primarily affected by the global economy and the performance of power generation, chemical, metallurgy and construction materials industries. The availability and prices of alternative sources of energy, such as natural gas, oil, hydropower, solar and nuclear power also affect the demand for coal. The supply of coal, on the other hand, is primarily affected by the geographical location of coal reserves, the transportation capacity of coal transportation railways, the volume of domestic and international coal supplies and the type, quality and price of competitors’ coal. A significant rise in global coal supply or a reduction in coal demand may have an adverse effect on coal prices, which in turn, may reduce our profitability and adversely affect our business and results of operations.

Our mining operations are inherently subject to changing conditions that could adversely affect our profitability.

Our coal operations are inherently subject to changing conditions that can adversely affect our levels of production and production costs for varying lengths of time and can result in decreases in profitability. We are exposed to commodity price risk related to the purchase of diesel fuel, wood, explosives and steel. In addition, weather and natural disasters (such as earthquakes, landslides, flooding, and other similar occurrences), unexpected maintenance problems, key equipment failures, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials, variations in rock and other natural materials and variations in geological conditions can be expected in the future to have, a significant impact on our operating results. Prolonged disruption of production at the mine would result in a decrease in our revenues and profitability, which could be material. Other factors affecting the production and sale of our coal and coke that could result in decreases in our profitability include:

  sustained high pricing environment for raw materials, including, among other things, diesel fuel, explosives and steel;
  changes in the laws and/or regulations that we are subject to, including permitting, safety, labor and environmental requirements;
  labor shortages; and
  changes in the coal markets and general economic conditions.

 Our results of operations depend on our ability to acquire new coal mines and other coal-related businesses.

The recoverable coal reserves in mines decline as coal is extracted from them. In addition, the coal related business in China is heavily regulated by the PRC government, which, among other things, imposes limits on the amount of coal that may be extracted. As a result, our ability to significantly increase our production capacity at existing mines is limited, and our ability to increase our coal production will depend on acquiring new mines. Our existing mines are the DaPuAn, SuTsong, Ping Yi and Da Ping coal mines.

Our ability to acquire new coal mines and to expand production capacity in China and to procure related licenses and permits is subject to approval of the PRC government (including local governments.) Delays in securing or failure to secure relevant PRC government approvals, licenses or permits, as well as any adverse change in government policies, may hinder our expansion plans, which may materially and adversely affect our profitability and growth prospects. We cannot assure you that our future acquisitions, expansions, or investments will be successful.

                Furthermore, we cannot assure you that we will be able to identify suitable acquisition targets or acquire these targets on competitive terms and in a timely manner. We may not be able to successfully develop new coal mines or expand our existing ones in accordance with our development plans or at all. We may also fail to acquire or develop additional coal washing and coking facilities in the future. Failure to successfully acquire suitable targets on competitive terms, develop new coal mines or expand our existing coal mines and other coal related operations could have an adverse effect on our competitiveness and growth prospects. Further, the benefits of an acquisition may take considerable time and other resources to develop and we cannot assure investors that any particular acquisition or joint venture will produce the intended benefits. Moreover, the identification and completion of these transactions may require us to expend significant management time and effort and other resources.

If we fail to obtain additional financing we will be unable to execute our business plan.

As we continue to expand our business, we require capital infusions from the capital market. Under our current business strategy, our ability to grow will depend on the availability of additional funds, suitable acquisition targets at an acceptable cost, and working capital. Our ability to compete effectively, to reach agreements with acquisition targets on commercially reasonable terms, to secure critical financing and to attract professional managers is critical to our success. We will require additional funds to complete recent acquisitions, as well as to make future acquisitions, continue improving our current coal mines and other coal processing facilities, and to obtain regulatory approvals for our operations. We intend to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources. However, there are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Coal reserve estimates may not be indicative of reserves that we actually recover.

The coal reserves disclosed for the mines from which we have the right to extract coal are the estimated quantities (based on applicable reporting regulations) that under present and anticipated conditions have the potential to be economically mined and processed. However, the amount of coal that we may extract from a given mine is limited by the mining rights granted to us by local governmental authorities. In addition, there are numerous uncertainties inherent in estimating quantities of coal reserves and in projecting potential future rates of coal production including many factors beyond our control. Reserve engineering is a subjective process of estimating underground deposits of reserves that cannot be measured in an exact manner and the accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Estimates of different engineers may vary (e.g., in coal grade and reserve quantity) and results of our mining/drilling and production subsequent to the date of an estimate may justify revision of estimates. Reserve estimates may require revision based on actual production experience and other factors. In addition, several factors including the market price of coal, reduced recovery rates or increased production costs due to inflation or other factors may render certain estimated proved and probable coal reserves uneconomical to exploit and may ultimately result in a restatement of reserves. This may have a material adverse effect on our business, operating results, cash flows and financial condition.

U.S.-listed companies with substantial business operations in China have recently become subject to increased scrutiny, criticism and negative publicity.

                Since 2010, a number of U.S. publicly-listed companies with substantial operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission (“SEC”) resulting in loss of share value. Much of the scrutiny and negative publicity has centered around accounting weaknesses, inadequate corporate governance and, in some cases, allegations of fraud. As a result of such scrutiny and negative publicity, the stock prices of most U.S. public companies with operations in China have sharply decreased in recent months.

Our industry is heavily regulated and we may not be able to remain in compliance with all such regulations and we may be required to incur substantial costs in complying with such regulation.

We are subject to extensive regulation by China’s Mining Ministry and by other provincial, county and local authorities in jurisdictions in which our products are processed or sold, regarding the processing, storage, and distribution of our product. Our processing facilities are subject to periodic inspection by national, province, county and local authorities. We may not be able to comply with current laws and regulations, or any future laws and regulations. To the extent that new regulations are adopted, we will be required to adjust our activities in order to comply with such regulations. We may be required to incur substantial costs in order to comply. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on our business, operations and finances. Changes in applicable laws and regulations may also have a negative impact on our sales.

Government regulation of our operations imposes additional costs on us, and future regulations could increase those costs or limit our ability to mine, crush, clean, process and sell coal. China’s central, provincial and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. We are required to prepare and present to China’s central, provincial and local authorities data pertaining to the effect or impact that any proposed processing of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement, expansion or continuation of our coal processing operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially and adversely affect our operations, our cost structure and/or our customers’ ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us and our customers to change operations significantly or incur increased costs. Certain sales agreements contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser’s plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

Our business operations and financial results may be adversely affected by present or future environmental regulations, coal industry standards and safety requirements, including recent mine shut downs.

As a producer of coal products in China, we are subject to significant, extensive and increasingly stringent environmental protection laws, governmental regulations on coal standards and safety requirements. These laws and regulations, among other things:

•         impose fees for the discharge of waste substances and pollutants;

•         require the establishment of reserves for reclamation and rehabilitation;

•         impose fines for serious environmental offenses; and

•         authorize the PRC government, at its discretion, to close any facility that it determines has failed to comply with environmental regulations, operating standards, and suspend any coal operations that cause excessive environmental damage.

Some of our operations are based on traditional, old coal extraction and processing techniques, which are popular in China, and which produce waste water, gas emissions and solid waste materials. The PRC government has tightened enforcement of applicable laws and regulations and adopted more stringent environmental and operational standards. We believe that our coal mining, washing and coking operations comply in all material respects with existing Chinese environmental and safety standards. However, some of our mines were recently subject to what we believe county-wide shut downs and safety inspection of coal mines by the local governments and it remains unclear when or if operations will be resumed to their full production level. If we are unable to resume operations to full production level in a timely manner, our results of operations will be harmed.

In addition, our budgeted amount for environmental and safety regulatory compliance may not be sufficient, and we may need to allocate additional funds for this purpose. If we fail to comply with current or future environmental and safety laws and regulations, we may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on our business operations and financial condition. China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit greenhouse gas emissions. On March 14, 2011, the PRC government approved the Twelfth Five-Year Plan for National Economic and Social Development, which sets goals to decrease the amount of energy consumed per unit of GDP by 16% from 2010 levels, cap energy use at 4 billion tons of coal equivalents by 2015 and reduce the carbon emissions by 17% from 2010 levels by 2015. Efforts to reduce energy consumption, use low-carbon coal, and control greenhouse gas emissions could materially reduce coal consumption, which would adversely affect our revenue and our business.

We depend on key persons and the loss of any key person could adversely affect our operations.

The future success of our investments in China is dependent on our management team, including Mr. Dickson V. Lee, our Chairman and Chief Executive Officer, and our professional team and advisors. If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and we may incur additional expenses to recruit and train new personnel. The loss of our key personnel could severely disrupt our business and its financial condition and results of operations could be materially and adversely affected. Furthermore, since the industries we invest in are characterized by high demand and intense competition for talent, we may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future. We cannot assure investors that we will be able to attract or retain the key personnel needed to achieve our business objectives. While Mr. Dickson V. Lee is covered by a one-year term accident insurance policy in China, which is paid for by the Company, we currently do not maintain “key person” life insurance coverage for any of our officers.

Our business is highly competitive and increased competition could reduce our sales, earnings and profitability.

The coal business is highly competitive in China and we face substantial competition in connection with the marketing and sale of our products. Some of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than we have, and have products that have gained wide customer acceptance in the marketplace. The greater financial resources of our competitors will permit them to implement extensive marketing and promotional programs. We could fail to expand our market share, and could fail to maintain our current share. Increased competition could also result in overcapacity in the Chinese coal industry in general. The coal industry in China has experienced overcapacity in the past. During the mid-1970s and early 1980s, a growing coal market and increased demand for coal in China attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal processors. Any overcapacity could reduce coal prices in the future and our profitability would be impaired.

We may suffer losses resulting from industry-related accidents and lack of insurance.

               We operate coal mines and related facilities that may be affected by water, gas, fire or structural problems and earthquakes. As a result, we, like other companies operating coal mines, have experienced accidents that have caused property damage and personal injuries. Although we continuously review our existing operational standards, including insurance coverage and have implemented safety measures, fire training at our mining operations and provided on-the-job training for our employees and workers, there can be no assurance that industry-related accidents, earthquakes or other disasters will not occur in the future. The insurance industry in China is still in its development stage, and Chinese insurance companies offer only limited business insurance products. We currently only have work-related injury insurance for our employees at the DaPuAn, SuTsong, Ping Yi and Da Ping mines and limited accident insurance for staff and miners working in China. Any uninsured losses and liabilities incurred by us could have a material adverse effect on our financial condition and results of operations.

Disruptions to the Chinese railway transportation system and the other limited modes of transportation by which we deliver our products may adversely affect our ability to sell our coal products.

A substantial portion of the coal products we sell is transported to our customers by the Chinese national railway system. As the railway system has limited transportation capacity and cannot fully satisfy coal transportation requirements, discrepancies between capacity and demand for transportation exist in certain areas of the PRC. No assurance can be given that we will continue to be allocated adequate railway transport capacity or acquire adequate rail cars, or that we will not experience any material delay in transporting our coal as a result of insufficient railway transport capacity or rail cars.

Some of our business operations depend on a single transportation carrier or a single mode of transportation to deliver our coal products. Disruption of any of these transportation services due to weather-related problems, flooding, drought, accidents, mechanical difficulties, strikes, lockouts, bottlenecks, and other events could temporarily impair our ability to supply coal to our customers. Our transportation providers may face difficulties in the future that may impair our ability to supply coal to our customers, resulting in decreased revenues.

Our continued operation of coal mines is dependent on our ability to obtain and maintain mining licenses and other PRC government approvals for our mining operations.

Unlike land in the United States, much of which is owned by private individuals, the land and underlying minerals in China belongs to the PRC government and is only leased to lessees such as us on a long-term basis, ranging from 40 to 70 years. Further, coal reserves are owned by the PRC government, which issues mining licenses and exclusive mining rights for a particular mine to a mining operator on a long term basis (normally 50 years). This license allows the mining operators to operate and extract coal from the mine. Thus, coal mining licenses are the exclusive evidence of approval of a coal mine’s mining rights by the PRC government. The government charges all mining operators an upfront fee plus a surcharge ranging from 2%-3% of the value of the coal excavated from the ground. There can be no assurances that we will be able to obtain additional mining licenses (including licenses to expand our production capacity at our existing mines) and rights for additional mines or to maintain such licenses for our existing operations. The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Furthermore, the coal industry in China is heavily regulated by the government for safety and operational reasons. Several licenses and permits are required in order to operate a coal mine. These licenses and permits, once issued, are reviewed typically once a year. Failure to comply with such regulations could result in fines or temporary or permanent shutdowns of our mining operations, which would adversely impact our business and results of operations.

Risks inherent to mining could increase the cost of operating our business.

Our coal mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

As with all underground coal mining companies, our operations are affected by mining conditions such as a deterioration in the quality or thickness of faults and/or coal seams, pressure in mine openings, presence of gas and/or water inflow and propensity for spontaneous combustion, as well as operational risks associated with industrial or engineering activity, such as mechanical breakdowns. Although we have conducted geological investigations to evaluate such mining conditions and adapt our mining plans to address them, there can be no assurance that the occurrence of any adverse mining conditions would not result in an increase in our costs of production, a reduction of our coal output or the temporary suspension of our operations.

Underground mining is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and ground-falls. There can be no assurance that the occurrence of such events or conditions would not have a material adverse impact on our business and results of operations.

We have not maintained sufficient documentation of our internal control over financial reporting for the year ended April 30, 2010 and 2011, and have identified material weaknesses in our system of internal controls relating to the same.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its Annual Report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. Our management conducted an assessment of the effectiveness of our internal control over financial reporting as of April 30, 2010 and 2011 concluded that we did not maintain effective controls over the process of ensuring timely preparation of our financial reporting as of and for the fiscal years ended April 30, 2010 and 2011. In addition, the Company has completed the documentation supporting our assessment to our auditor Kabani & Co. Inc.  As a result, Kabani & Co. Inc. has  given an opinion that identified material weaknesses in our system of internal controls relating to the same periods. During the last two fiscal years, we have taken several steps to improve our internal control procedures, including adding additional internal and external resources. Until we are able to ensure the effectiveness of our internal controls, any material weaknesses may materially adversely affect our ability to report accurately our financial condition and results of operations in a timely and reliable manner. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. We also expect these developments will make it more difficult and more expensive for us to attract and retain additional members to the board of directors (both independent and non-independent), and additional executives.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our Chinese operations pose certain risks because of the evolving state of the Chinese economy and Chinese political, legislative and regulatory systems.  Changes in the interpretations of existing laws and the enactment of new laws may negatively impact our business and results of operation.

Although our principal executive office is located in Seattle, Washington, all of our current coal business operations are conducted in China.  Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including its levels of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.  Doing business in China involves various risks including internal and international political risks, evolving national economic policies, governmental policy on coal industry, as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions.  Since the late 1970s, the Chinese government has been reforming its economic system.  These policies and measures may from time to time be modified or revised.  While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  Furthermore, while the Chinese government has implemented various measures to encourage economic development and guide the allocation of resources, some of these measures may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Also, since early 2004, the Chinese government has implemented certain measures to control the pace of economic growth including certain levels of price controls on raw coking coal.  Such controls could cause our margins to be decreased.  In addition, such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.  Adverse changes in economic policies of the Chinese government or in the laws and regulations, if any, could have a material and adverse effect on the overall economic growth of China, and could adversely affect our business operations.

                There are substantial uncertainties regarding the application of Chinese laws, especially with respect to existing and future foreign investments in China.  Despite China having its own securities laws and regulators, the Chinese legal system is in a developmental stage and has historically not enforced its Chinese securities law as rigidly as their U.S. counterparts. The interpretation and application of existing Chinese laws, regulations and policies, and the stated positions of the Chinese authorities may change and possible new laws, regulations or policies will impact our business and operations.  Because of the evolving nature of the law, it will be difficult for us to manage and plan for changes that may arise.  China’s judiciary is relatively inexperienced in enforcing corporate and commercial law, resulting in significant uncertainty as to the outcome of any litigation in China. Consequently, there is a risk that should a dispute arise between the Company and any party with whom the Company has entered into a material agreement in China, the Company may be unable to enforce such agreements under the Chinese legal system. Chinese law will govern almost all of the Company's acquisition agreements, many of which may also require the approval of Chinese government agencies. Thus, the Company cannot assure investors that the target business will be able to enforce any of the Company’s material agreements or that remedies will be available outside China.

                Our business is and will continue to be subject to central, provincial, local and municipal regulation and licensing in China.  Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process. Compliance with foreign country laws and regulations affecting foreign investment, business operations, currency exchange, repatriation of profits and taxation will increase the risk of investing in our securities.

                On April 15, 2011, the Guizhou province of China, in which the Company operates two of its four coal mines, issued a provincial-level notice/order (the “Guizhou Consolidation Policy”) that set forth the following key requirements, among others—by the end of 2013: (i) the total number of coal-mine related business enterprises in the Guizhou province (“Guizhou Coal Enterprise”) shall be limited to no more than 200; (ii) each Guizhou Coal Enterprise in Gui Yang City of Guizhou province shall reach at least the capacity to produce One Million (1,000,000) tons of coal per year; (iii) each Guizhou Coal Enterprise in Liu Pan Shu City of Guizhou province shall reach at least the capacity to produce Two Million (2,000,000) tons of coal per year; (iv) for certain coal mines, the mechanization level for coal-mine development and coal mining shall reach, respectively, 70% and 45% (by the end of 2015, 80% and 55% respectively.)  While the Guizhou Consolidation Policy has opened the door for the Company to acquire/consolidate additional smaller coal mines in the Guizhou province at faster speed and at attractive prices, the Company is also aware that the Company’s current coal-production capacity and mechanization level have not met the requirements set forth in the Guizhou Consolidation Policy, but we intend to work diligently to meet the requirements in the policy by the end of 2013.

Restrictions on Chinese currency may limit our ability to obtain operating capital and could restrict our ability to move funds out of China.

The Chinese currency, the Renminbi (RMB), is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations and could impair the ability of our Chinese subsidiaries to pay dividends or other distributions to us. We rely on the Chinese government’s foreign currency conversion policies, which may change at any time, in regard to our currency exchange needs. We currently receive all of our revenues in Renminbi, which is not freely convertible into other foreign currencies. In China, the government has control over Renminbi reserves through, among other things, direct regulation of the conversion of Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for “current account” transactions can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. Current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the Chinese State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government. This type of heavy regulation by the Chinese government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations.

Our ownership structure is subject to regulatory controls by the PRC government, including approvals and timely payments in connection with our acquisitions. Failure to obtain such approvals or to timely remit required payments may cause the unwinding of our acquisitions.

                 On October 21, 2005, the PRC State Administration of Foreign Exchange (“SAFE”) issued a circular (“Circular 75”), effective November 1, 2005, which repealed Circular 11 and Circular 29, which previously required Chinese residents to seek approval from SAFE before establishing any control of a foreign company or transfer of China-based assets or equity for the shares of the foreign company. SAFE also issued a news release about the issuance of Circular 75 to make it clear that China’s national policies encourage the efforts by Chinese private companies and high technology companies to obtain offshore financing. Circular 75 confirmed that the uses of offshore special purpose vehicles (“SPV”) as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with SAFE. As China continues to develop its legal system, additional legal, administrative, and regulatory rules and regulations may be enacted, and we may become subject to the additional rules and regulation applicable to the our Chinese subsidiaries.

Our Chinese subsidiaries, Kunming Biaoyu Industrial Boiler Co., Ltd. (“KMC”) and L&L Yunnan Tianneng Industry Co. Ltd. (“TNI”), have been registered as American subsidiaries, and all required capital contributions have been made into them. We own our equity ownership interest in the DaPuAn and SuTsong Mines through a nominee who is a Chinese citizen that holds our equity ownership in trust for our benefit under an agency agreement executed in April 2008, and we refer to the operations as “L & L Coal Partners” Because this equity will be held by a nominee, no SAFE approval is necessary for it. We believe that Circular 75 and other related Circulars or regulations may likely be further clarified by SAFE, in writing or through oral comments by officials from SAFE, or through implementation by SAFE in connection with actual transactions. However, if we fail to obtain the required PRC government approvals for our acquisitions or fail to remit all of the required payments for acquisitions, such acquisitions may be deemed void or unwound. Should this occur, we may seek to acquire the equity interest of our subsidiaries through other means, although no assurance can be given that we will be able to do so, nor can we assure that we will be successful if we do.

We may have to incur unanticipated costs because of the unpredictability of the Chinese legal system.

The Chinese legal system has many uncertainties. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the Chinese legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

It will be difficult for any shareholder to commence a legal action against our executives. Most of our assets are located in China.

Because our directors and officer(s) reside both within and outside of the United States, it may be difficult for an investor to enforce his or her rights against them or to enforce United States court judgments against them if they live outside the United States. Most of our assets are located outside of the United States in China. Additionally, we plan to continue acquiring other energy-related entities in China in the future. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon us or our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on us or our directors and officers under federal securities laws. Moreover, China currently does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgments of courts.

We are subject to currency fluctuations from our Chinese operations and fluctuations in the exchange rate may negatively affect our expenses and results of operations, as well as the value of our assets and liabilities.

                Effective July 21, 2005, The People’s Bank of China announced that the Renminbi (RMB) exchange rate regime changed from a fixed rate of exchange based upon the U.S. dollar to a managed floating exchange rate regime based upon market supply and demand of a basket of currencies. On July 26, 2005, the exchange rate against the Renminbi was adjusted to 8.11 Renminbi per U.S. dollar from 8.28 Renminbi per U.S. dollar, which represents an adjustment of approximately two percent. As of July 22, 2011, the Renminbi appreciated to approximately RMB 6.45 per U.S. Dollar. It is expected that the revaluation of the Renminbi and the exchange rate of the Renminbi may continue to change in the future. Fluctuations in the exchange rate between the RMB and the United States dollar could adversely affect our operating results. Results of our business operations are translated at average exchange rates into United States Dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. We do not use hedging techniques to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock prices.

New governmental regulation relating to greenhouse gas emissions may subject us to significant new costs and restrictions on our operations.

                Climate change is receiving increasing attention worldwide. Many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. There are bills pending in Congress that would regulate greenhouse gas emissions. While US regulations are not applicable in China, China has agreed to reduce greenhouse gas emissions per unit of GDP which may reduce the rate of growth in coal consumption in China. Additionally as China begins to implement more stringent environmental and safety regulations our mining and operational costs may increase.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

The market price of our stock may be volatile.

      The market price of our stock may be volatile and subject to wide fluctuations in response to factors including the following:

  actual or anticipated fluctuations in our quarterly operating results;
  changes in financial estimates by securities research analysts;
  conditions in coal energy markets;
  changes in the economic performance or market valuations of other coal energy companies;
  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;
  addition or departure of key personnel;
  fluctuations of exchange rates between RMB and the U.S. dollar; and
  general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Our corporate actions are substantially influenced by our principal stockholders and affiliated entities.

Members of our management and their affiliated entities own or have the beneficial ownership right to approximately 30% of our outstanding common shares, representing approximately 30% of our voting power. These stockholders, acting individually or as a group, could exert substantial influence over matters such as approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal stockholders and their affiliated entities, elections of our board of directors will generally be within the control of these stockholders and their affiliated entities. While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders and their affiliated entities. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the company.

We have the right to issue additional common stock and preferred stock without the consent of our stockholders. If we issue additional shares in the future, this may result in dilution to our existing stockholders and could decrease the value of your shares.

        Our articles of incorporation, as amended, authorize the issuance of 120,000,000 shares of common stock and 2,500,000 shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our company.

        Our business strategy calls for strategic acquisitions of additional coal mines and other coal-related businesses. It is anticipated that future acquisitions will require cash and issuances of our capital stock, including our common stock, warrants, preferred shares or convertible bonds in the future. To the extent we are required to pay cash for any acquisition, we anticipate that we would be required to obtain additional equity and/or debt financing from either the public sector, or private financing. Equity financing would result in dilution for our stockholders. Stock issuances and equity financing, if obtained, may not be on terms favorable to us, and could result in dilution to our stockholders at the time(s) of these stock issuances and equity financings.

 Our authorized preferred stock constitutes what is commonly referred to as “blank check” preferred stock. This type of preferred stock allows our board of directors to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval. This authorized preferred stock allows our board of directors to hinder or discourage an attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. In addition, the market price of our common stock could be materially and adversely affected by the existence of the preferred stock.

Certain SEC rules and FINRA sales practices may limit a stockholder’s ability to buy and sell and our stock, which could adversely affect the price of our common stock.

                The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock is subject to the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

 Stockholders should have no expectation of any dividends.

The holders of our common stock are entitled to receive dividends only when, as and if declared by the board of directors out of funds legally available therefore. To date, we have not declared nor paid any cash dividends. Our board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained or incorporated by reference in this prospectus or in any prospectus supplement, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” and similar expressions to identify forward-looking statements.  These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  changing local, regional and global economic conditions and demand for coal and other fuels, availability of qualified workers, risks incident to operating coal mines and related businesses in China, ability to distribute our products as and where needed, our ability to obtain financing and to consummate acquisition, disposition or other transactions and the effect of such transactions on our business, regulatory constraints including environmental, worker safety, employee benefit and other regulatory matters, and other risks described from time to time in periodic and current reports that we file with the Securities and Exchange Commission (“SEC”).

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

                We will not receive any proceeds from the sale of Common Stock by the selling security holders. However, we may receive up to $8,518,532 upon exercise of the Warrants with exercise prices of $5.62 per share for the Warrants issued to accredited investors, and $6.11 per share for the warrants issued to the placement agents in the October Financing and November Financing, the underlying shares of which are included in the registration statement of which this prospectus is a part.  From August 2008 to January 2011, we received $6,835,500 from T Squared for the exercise of 4,248,800 warrants.  Such funds will be used for general corporate purposes, including working capital requirements.  All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  With the exception of any brokerage fees and commissions which are the obligation of the selling security holders, we are responsible for the fees, costs and expenses of this offering.

SELECTED FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.  We derived the selected financial data for the fiscal years ended April 30, 2011, 2010, and 2009 from our audited consolidated financial statements included elsewhere in this prospectus.  We derived the unaudited consolidated income statement data for the three months ended July 31, 2011 and 2010 and the consolidated balance sheet data as of July 31, 2011 from our unaudited consolidated financial statements included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements appearing elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of such data.  Certain reclassifications have been made to the 2010 and 2009 consolidated financial statements to conform to the 2011 consolidated financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported. Our historical results are not necessarily indicative of results to be expected for any future periods.

	Three Months Ended		Fiscal Year Ended
	July 31,		April 30,
	(unaudited)
	2011	2010	2011	2010	2009
Income Statement Data:
Revenues	$36,633,306	$55,329,939	$223,851,105	$109,217,838	$40,938,128
Cost of Revenues	28,443,975	36,724,263	154,064,768	57,036,887	17,946,206
Gross Profit	8,189,331	18,605,676	69,786,337	52,180,951	22,991,922
Total Operating Expenses	3,951,049	4,006,281	20,793,551	9,855,351	3,996,795
Income from Operations	4,238,282	14,599,395	48,992,786	42,325,600	18,995,127
Total Other Income (Expense)	(569,213)	(83,383)	925,235	301,626	(265,356)
Income Before Income Taxes, Discontinued Operations, Net of Tax, and Non-Controlling Interests	3,669,069	14,516,012	49,918,021	42,627,226	18,729,771
Income Tax Provision	585,867	2,183,300	7,517,533	4,531,088	1,219,457
Income from Discontinued Operations, Net of Tax	3,083,202	12,332,712	-	834,181	145,220
Net Income Attributable to Non-Controlling Interests	697,314	1,394,198	5,620,679	7,040,555	7,315,330
Gain (Loss) on Disposal	-	-	-	1,017,928	(382,961)
Net Income	$3,083,202	$12,332,712	$36,779,809	$32,907,692	$9,957,243

Earnings per share:
Basic	$0.08	$0.38	$1.24	$1.35	$0.46
Diluted	$0.08	$0.36	$1.21	$1.28	$0.46
Weighted average shares outstanding:
Basic	31,355,781	29,037,451	29,764,705	24,375,508	21,492,215
Diluted	31,704,978	30,407,090	30,422,393	25,748,036	21,822,215

	As of July 31,	As of April 30,
	(unaudited)
	2011	2011	2010	2009
Balance Sheet Data:
Cash and Cash Equivalents	$6,097,089	$4,914,425	$7,327,369	$5,098,711
Working Capital	6,174,262	8,195,750	31,416,055	20,496,386
Total Assets	231,218,656	227,352,325	128,604,524	54,275,375
Total Liabilities	58,000,787	61,375,571	38,344,991	19,110,409
Non Controlling Interest	30,467,590	29,530,133	12,594,293	12,731,987
Total Stockholders’ Equity	$142,750,279	$136,446,621	$77,665,240	$22,432,979

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company for the fiscal years ended April 30, 2011, 2010, 2009 and the three months ended July 31, 2011 and 2010 should be read in conjunction with the Selected Financial Data, the Company’s financial statements, and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We produce, process, and sell coal in the People’s Republic of China (“PRC”) and also have a financial interest in the Bowie Mine, a U.S. thermal coal mine located in Paonia, Colorado.  Our vertically integrated coal operations include four mines, three coal washing plants, one coking facility, and coal wholesale and distribution facilities in the southwest region of China.  As of April 30, 2011 the results of our annual coal operations are as follows: coal mining (approximately 616,000 tons), coal washing (approximately 768,000 tons), coal whole sale (approximately 203,000 tons) and coking (approximately 137,000 tons). As of July 31, 2011 the results of our first quarter coal operations are as follows: coal mining (approximately 61,000 tons), coal washing (approximately 118,000 tons), coal whole sale (approximately 27,000 tons) and coking (approximately 30,000 tons). Currently, substantially all of our coal mining operations are located in the Guizhou and Yunnan provinces. Our operations are located in inland China (Yunnan and Guizhou Provinces), which is being developed at a faster rate than the coastal areas which have historically received most of the government’s focus.  We sell the coal we produce, or acquire through wholesalers, both though direct sales to end users in China and through other wholesalers. We were initially founded in 1995 by an American citizen and current Chairman and CEO Dickson Lee and originally focused on consulting services.  In 2001 we become a public reporting company and in 2004 acquired a majority interest in a coal related air compressor equipment company located in China, which interest we disposed of in (2009) in order to focus on growing our coal businesses. In 2006 we commenced our coal operations which now constitute our principal operating business. We have funded our business to date primarily through investments from our founder and Chairman, from private placements, from cash flows from operations and from certain debt financings and arrangements.

We conduct our operations through both wholly- owned subsidiaries, majority interests in other entities, and one investment in a U.S.-based mine. As of April 30, 2011, we entered into several agreements with Colorado-based Bowie Resources, LLC (“Bowie”) and have loaned a total of about $7 million to Bowie. The loan originally carried an interest rate of nine (9) percent which has since increased to eleven (11) percent.  The total Bowie owed to the Company as of April 30, 2011, was $7,272,828 under such agreement.  In addition to the loan, the Company has secured exclusive rights to market coal from Bowie to China, Taiwan, Japan, and Korea (details of operation are still being finalized). Bowie has been mining coal since 1997 and recently resumed its longwall production.  It produces high quality (“super compliance”) thermal coal with high Btu, low sulfur, and low ash.  The Company is also exploring ports for both import and export, including Zhangjiang Port in Guangdong Province, China.

We are a United States company incorporated in Nevada and headquartered in Seattle, WA and have a China operations center is Kunming City in Yunnan Province. The majority of our management team and board of directors are American citizens, including three of our officers, and many are bilingual. After being a public reporting company since 2001, we commenced trading on the NASDAQ Global Market in February 2010.

There are several relevant macro-economic factors directly impacting our operating environment in China, including GDP growth and inflation. According to the World Bank, China’s GDP growth is projected to expand 9.3 percent in 2011, which is slower than last year’s growth of 10.3 percent. Coupled with projected inflation of 5.0 percent, the PRC has tightened their fiscal policies including letting interest rates rise and capping prices of certain domestically-produced commodities like coal at a level not to exceed last year’s prices. The result has been higher demand for coal for power and steel production to fuel GDP growth but coal shortages due to the capping of coal prices. These coal shortages have been exacerbated by floods in Australia and inclement weather in Indonesia, both temporarily decreasing the production of coal in countries that export coal to China.

Coal will continue to be a key component of the PRC’s energy policy. According to the U.S. Energy Information Administration, coal makes up 70% of China’s total primary energy consumption and China is both the largest consumer and producer of coal in the world.  In 2009, China accounted for over 46% of the world’s coal consumption. It is estimated that demand for coal in China will continue to increase for several decades, thus producing a favorable business environment for coal producers and wholesalers. Although China has substantial natural coal resources, the coal mining industry in China is fragmented and inefficient, and includes many small companies who lack the economies of scale and resources needed to maximize production capacity. Historically, mining companies in China have been unable to produce enough coal to meet China’s growing coal demands, and as a result the PRC has allowed China to become a net importer of coal and has implemented a national policy of consolidation to increase production capacity and improve efficiency and safety at coal mines in China. Beginning with the 11th 5 year plan, the policy of government-mandated consolidation has continued with the current 12th 5 year plan, which expands and accelerates the consolidation to new provinces including Guizhou.

On April 15, 2011, the General Office of the Government of Guizhou Province issued Document (2011) Number 47 notifying the Guizhou Province Energy Department of guidelines related to accelerating the pace of consolidation through 2013. There are three main components to the guidelines: production, safety, and efficiency.

  First, in addition to increasing individual mine production, the provincial government is mandating that individual mines be consolidated into coal holding companies responsible for a minimum production between 800,000 and 2,000,000 tons per year, thus reducing the number of coal holding companies to 200 or less.
  Second, safety standards will continue to rise as well as increased safety enforcement activity.  For example, a mine accident in a county will now result in a temporary shutdown of all mines operating in that county so that safety inspectors can review the safety of each mine.
  Third, to improve efficiency, the level of mechanization will increase significantly, both in shaft drilling and coal production.

Soon after the distribution of Guizhou Province’s policy, Liupanshui City Government, which is the local government of Pan County where our Ping Yi and DaPing Mines operate, issued their implementation policy.  We also anticipate and are prepared for the consolidation policy to eventually be implemented and accelerated in Yunnan Province.  As a result of increasing individual mine production standards and the accelerating consolidation policy, our coal operations have grown significantly in the last five years, primarily through acquisitions, and more recently from expanding production capacity at existing mines.  In 2006 we acquired a coal consolidator and wholesaler, KMC Wholesale and Distribution, with over ten years experience in coal operations.  In 2008, we acquired an 80% interest in L&L Coal Partners, which owns and operates two operating coal mines, the DaPuAn mine and SuTsong mine.  In May 2009, L&L Coal Partners completed the construction of a coal washing plant located at the DaPuAn mining facility.  In January 2010, we acquired our third coal mine, the Ping Yi mine, and in June 2010 completed the construction of a coal washing plant located near our Ping Yi mine.  In February 2010, we acquired the ZoneLin coking operation.   In February 2011, we entered into an exclusive agreement to market coal from U.S. supplier Bowie Resources to certain countries in Asia, and in March 2011, we acquired a 60% interest in another coal mine, the DaPing mine.  DaPing mine is expected to increase our production capacity by 300,000 tons per year once our expansion plans are completed.  Coupled with the completion of expansion plans for all of the Company’s other mines, we will produce a total of 1,200,000 tons per year in both Yunnan and Guizhou Provinces.

According to the most recent Guizhou policy documents, that Province’s consolidation plan has three elements: production, safety, and efficiency. Regarding production, the provincial government plans to consolidate over 1600 mines to 200 holding companies or fewer by the end of 2013, each of which will be responsible for minimum production between 800,000 and 2,000,000 tons per year (depending on locations). Regarding safety, safety standards will increase as well as safety enforcement activity. Finally, to improve efficiency, the level of mechanization will increase significantly, both in shaft drilling and coal production methods. To facilitate the consolidation, local governments are working with lending institutions to provide debt financing of up to 70% of the purchase price of each mine acquisition.

We believe that the accelerated government-mandated consolidation of the coal industry in Guizhou Province is an attractive opportunity for the Company. Coal consolidators will be limited to those now participating in Guizhou, which creates a proprietary opportunity for the Company. And as safety standards and enforcement increase, the Company believes that its dedication to safety through training, improving technology, transferring U.S. mine safety knowledge, and expending adequate capital will be a competitive advantage. (In the short term, as we make the necessary capital and safety improvements, there may be periodic disruptions of our mining operations from safety inspections due to accidents in other mines in the counties where we operate and from making necessary improvements to increase production capacity. This may have a corresponding negative impact on production volumes and revenues.)

We believe that being publicly traded on NASDAQ gives the Company access to additional sources of capital not available to most competitors   and may attract some potential strategic partners, which may help to accelerate the Company’s acquisition and organic growth efforts.

Because the coal consolidation plan is government-mandated, and given the lessons learned from other provincial coal consolidations, we believe our relationship with the provincial and local governments will be a key competitive advantage for the Company. After meetings between the Company and the Vice Governor of Guizhou Province with responsibility for natural resources and the Guizhou Energy Bureau Chief, Vice Governor Sun GuoQuiang provided written and oral encouragement and support to the Company to become a leader in Guizhou’s consolidation efforts. In order to support on our Guizhou operations, we established a new branch office in Guiyang City, which is capital of Guizhou province, in July, 2011.  On October 13, 2011, the Company also received a letter from the local Pan County government (Pan Shan) in Guizhou Province supporting our participation in the 5-year coal consolidation plan.

                We derive our revenues from selling coal to customers, mainly State Owned Enterprises (SOE) in Yunnan and Guizhou Provinces.  Our thermal or steam coal is sold to SOEs that are utilities that generate power, mainly electricity.  Our metallurgical coal and coking coal is sold to SOEs that make steel, though some steelmaker customers also purchase thermal coal to generate power for the steel factory.

The Company will continue to recruit talented professionals to strengthen our team at the board, officer, and management levels.  Our board is composed mostly of independent directors who are predominately U.S. citizens.  Their experience ranges from a leader in clean energy to a former member of Congress and cabinet secretary of the U.S. Department of Commerce and the U.S. Department of Transportation.  We recently recruited a world renowned expert in coal mining who had chaired the Department of Mine Engineering at West Virginia University.  Officers include the founder of the Company, a Chief Financial Officer who was a partner with Ernst &Young, two former senior White House staffers, one of whom is also the former Director of the United States Mint.  We have recruited key managers to augment our legal, accounting, and operations departments in both the United States and China.

Plan of Operations

The Company is a vertically integrated coal operator participating in the business of consolidation of a fragmented coal industry in Yunnan and Guizhou Provinces of southwest China. Focusing on compliance with ever increasing production, safety, and efficiency standards, we plan to expand our coal business two ways: first, through organic growth by the expansion of existing operations in accordance with the consolidation policy, and second, through acquisitive growth by the continued acquisitions of operations that lack the capital and management skills to expand to meet the minimum capacity required by the government.

Organic Growth. We acquire mines that lack the capital and management expertise to expand to meet the minimum government-mandated production requirement, and then we provide the management expertise and fund the needed capital expenditures for each acquisition to expand their production capacity and improve safety. Most coal mines in Southwest China, including our mines, use the conventional/traditional mining method, which uses explosives to break up the coal seam and then coal is gathered and loaded on to shuttle cars and are winched to the surface loading area by a cable and rail system.  The Company invests in conveyer systems, which are much more efficient and safer than shuttle cars.  We also drill additional shafts in some of our mines to increase safety, operational efficiency, and improve the working environment.  While our mines continue to use timber to reinforce mine shafts, the Company has improved safety by using steel and hydraulic braces to reinforce the support the roof of the mine.  We have also invested in monitoring equipment for hazardous gas like methane, better electrical equipment and communication systems, and blowers and better ventilation systems to ensure safe air quality.

In addition to simple infrastructure improvements, we improve our production and safety by introducing basic management practices like increasing the working hours by expanding the operation from one shift to multiple shifts and work teams, and using production incentives and bonuses as part of our team’s compensation package.  Our mine operations have instituted regular safety training for our mine management and workers, regular sharing of safety information, and individual shift safety briefings and debriefings at the start and end of each shift.  Because slogans are effective in impacting Chinese behavior, safety banners are located for easy viewing.  We comply with and try to exceed all the safety standards, cooperate fully with local, provincial, and national government safety regulators and safety supervision teams, and there have been no fatal accidents in any of our mines.

This has resulted in successfully integration and safe expansion of our four mines, all of which currently have higher production capacity than when we acquired them and are on their way to meeting the current 300,000 tons a year government-mandated minimum annual production requirement. For example, for the two mines the Company has owned the longest and have had the most time to work on our expansion plans, DaPuAn mine’s production increased from 121,159 tons in FY2009 to 245,545 tons per year in FY2011 and SuTsong mine’s production increased from 83,852 tons in FY2009 to 122,081 tons in FY2011.  The value and revenue of some of our mined coal is increased by coal washing.  Further, the Company is expanding the capacity of our coal washing facilities, in particular Ping Yi and Hong Xing, both of which wash other mines’ coal.  We are also planning on expanding the capacity of our ZoneLin coking factory, which processes other mines’ coal.

Acquisitive Growth. We believe that the current consolidation policy in China will continue and thus create more acquisition opportunities for us.  The Company will also need to accelerate the rate of acquisitions and increasing consideration of acquiring larger mines in order to comply with the government-mandated consolidation targets for holding companies.  Our focus in the short term will be taking advantage of unique opportunities for acquiring mines due to the accelerated government-mandated consolidation policy in Guizhou Province. The process includes negotiating and signing memorandums of understanding and letters of intent with mines that meet our criteria. Our preferred criteria includes existing mines in production with good infrastructure and sufficient reserves but lacking the capital and management to expand beyond the current minimum of 300,000 tons per year or mines that must now join a holding company that controls coal production between 800,000 tons and 2,000,000 tons depending on where in Guizhou they operate. We then send in a team to inspect the mine, evaluate the management, and perform extensive due diligence. Based on the analysis of our inspection team, we target and negotiate to acquire the best mines. Thus far, our acquisition team has attained signed letters of intent with 14 producing mines in Guizhou Province and will continue to evaluate and target further mines for acquisition.  And our inspection team is led by Dr. Syd Peng who has visited China to inspect, assess, and supervise the acquisitions.

We may need to raise additional capital to acquire additional profit making operations.  To assist the government-mandated consolidation of the coal industry, the provincial government has made debt financing available through commercial banks for government-supported consolidators.  On September 26, 2011, the Company received a letter of endorsement from the Industrial and Commercial Bank of China stating that the Corporate Banking Department of the Guizhou Province Branch is willing to support our plan of consolidation.  The bank has indicated that it will provide up to 50% financing for acquisitions for a period of time no greater than 5 years subject to due diligence on each acquisition.  The Company is also exploring strategic partnerships that can accelerate our ability to grow organically and acquisitively and has signed a memorandum of understanding with Tianjin Fuhao Industrial Co. Ltd to explore strategic opportunities to expand and enhance the value of both companies. Tianjin Fuhao is a major coal wholesaler and logistics company in Northern China and is a wholly owned subsidiary of Tianjin Materials and Equipment Co., which ranks 57th among China’s top 500 enterprises with recent revenues of over $16 billion.

The Company’s immediate mission is to become a leading coal energy company in the coal-rich Yunnan and Guizhou Provinces. By meeting the government-mandated production targets for each holding company in Guizhou, we believe that the Company’s production capacity will increase from the current goal of 600,000 tons per year to 2,000,000 tons per year by 2013.

Discussion of Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States of America (“U.S. GAAP”). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Management evaluates its estimates on an on-going basis. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from the estimates used. Our actual results have generally not differed materially from our estimates. However, we monitor such differences and, in the event that actual results are significantly different from those estimated, we disclose any related impact on our results of operations, financial position and cash flows. Note [2] to our audited consolidated financial statements included in Item 15 of this Annual Report on Form 10-K provides a description of our significant accounting policies. We believe that of these significant accounting policies, the following involve a higher degree of judgment or complexity:

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events.  These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  By their nature, estimates are subject to an inherent degree of uncertainty.  Actual results may differ from management’s estimates.

Estimate of recoverable coal reserves.  The Company capitalizes its mineral rights at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated recoverable coal.

Estimate Impairment of Long-Lived Assets - The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of April 30, 2011 and 2010, there was no impairment of its long-lived assets.

Estimate Impairment Intangibles - The Company applies Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other Intangible Assets, to record goodwill and intangible assets.  In accordance with ASC 350, certain intangible assets are to be assessed periodically for impairment using fair value measurement techniques. Goodwill is tested for impairment on an annual basis as of the end of the Company's fiscal year, or more frequently when impairment indicators arise. The Company evaluates the recoverability of intangible assets periodically and takes into account events and circumstances which indicate that impairment exists. The Company believes that as of April 30, 2011 and 2010, there was no impairment of its goodwill.

Estimate of the Fair Value Measurements - For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivable, accounts payable and other payables, the carrying amounts approximate their fair values due to their short maturities. In addition, the Company has long-term debt with financial institutions. The carrying amounts of the line of credit and other long-term liabilities approximate their fair values based on current rates of interest for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

  Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

  Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 825.

Revenue Recognition - In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 13, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

  Persuasive evidence of an arrangement exists
  Delivery has occurred
  The sales price is fixed or determinable
  Collection is reasonably assured

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Accounts receivable - The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of April 30, 2011 and 2010, the Company determined that no reserve for accounts receivable was necessary. No allowance for doubtful accounts or sales returns deemed necessary.

Inventories - Inventories are stated at the lower of cost and net realizable value, as determined on moving average basis.

Foreign Currency Translation - The accounts of the Company’s Chinese subsidiaries are maintained in the RMB and the accounts of the U.S. parent company are maintained in the USD. The accounts of the Chinese subsidiaries were translated into USD in accordance with ASC Topic 830, Foreign Currency Matters, with the RMB as the functional currency for the Chinese subsidiaries.  According to ASC 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of income items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income.  Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

Asset Retirement Cost and Obligation - Asset retirement costs are accounted for in accordance with ASC Topic 410-20, Asset Retirement Obligations.  Pursuant to ASC 410-20, the Company recognizes the fair value of the liability for an asset retirement obligation, which is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset.  In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. The liability is accreted to its present value each period, and the capitalized cost is depreciated or depleted over the useful lives of the respective assets.  If the liability is settled for an amount other than the recorded amount, a gain or loss would be recognized at such time.

Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of April 30, 2011, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  No material deferred tax amounts were recorded at April 30, 2011 and 2010, respectively.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company’s operating subsidiaries located in PRC are subject to PRC income tax. The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

Stock-Based Compensation -The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation.  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period by using the Black-Scholes option pricing model,. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Comparison of Three Months Ended July 31, 2011 and Three Months Ended July 31, 2010

The following table presents our operating results as a percentage of our revenues for the periods indicated:

	Three Months Ended July 31,
	2011		2010
	Amount	% of Revenue	Amount	% of Revenue
Revenues	$36,633,306	100%	$55,329,939	100%
Cost of revenue	28,443,975	78%	36,724,263	66%
Gross profit	8,189,331	22%	18,605,676	34%
Selling general & administrative	3,951,049	11%	4,006,281	7%
Interest expense (income)	(198,348)	-1%	70,540	0%
Other expense (income)	767,561	2%	12,843	0%
Provision for income taxes	585,867	2%	2,183,300	4%
Net Income Attributable to Non-controlling interest	697,314	2%	1,394,198	3%
Net income	$2,385,888	7%	$10,938,514	20%

Revenue

The following table presents revenues by operating segment:

	Three Months Ended		Increase (Decrease)
	July 31,		to Revenues
	2011	2010*	$	%

Coal Mining	$6,542,900	$18,625,582	$-12,082,682	-65%
Coal Wholesale	4,462,730	5,051,603	-588,873	-12%
Coal Washing	18,983,556	24,634,349	-5,650,793	-23%
Coal Coking	6,644,120	7,018,405	-374,285	-5%
Total Revenues	$36,633,306	$55,329,939	$-18,696,633	-34%

*Reclassification

In this quarter, our net revenues decreased from $55 million during the three months ended July 31 2010 to $36.6 million during the three months ended July 31, 2011, representing approximately a 34% decrease. The decrease was primarily due to the government’s temporary slowdown and idling of all mines in our region including our mines, and the historical low season of summer.

Segment Analysis

Coal Mining. During the three months ended July 31, 2011, our coal mining net revenues decreased by $12,082,682 approximately a 65% decrease compared to the three months ended July 31, 2010. Similar to the fourth quarter of the fiscal year ended 2011, this sales decrease was due to lack of inventory caused mainly by the government mandated temporary slowdown and idling of all the mines in the regions we operate.  The government took action because of nearby fatal mine accidents (our mines had no accidents), and the subsequent visits by safety officials and regulators performing safety inspections from the middle of the fourth quarter of year ended April through June 2011.  In addition, on August 15, 2011 there was another fatal accident in Pan County in Guizhou Province near our mines.  Our Yunnan mines have resumed production and our Da Ping mine has been approved for resuming production and is currently expanding its production capacity.  However, our Ping Yi mine remains idle as of July 31, 2011.

Coal Wholesaling. Wholesale revenues decreased by 12% during the three months ended July 31, 2011 compared to the three months ended July, 31, 2010 because the volume of sales dropped due to decreased supplies of raw coal and fine coal in Yunnan and Guizhou area resulting from the government mandated temporary slowdowns and idling of coal mines in the regions we operate.

Coal Washing.  Coal washing revenue decreased in 2011 because government mandated temporary slowdowns and idling of coal mines in the regions we operate led to limited supply of raw coal to our washing facilities.

Coal Coking.  Coking revenue decreased by 6% of revenue due to the government mandated temporary slowdowns and idling of coal mines in the county our coking facility operates, which resulted in limited supply of raw coal to our coking facility.

Gross Profit

Our gross profit percentage in this quarter decreased to 22% from 34% of the same quarter last fiscal year mainly as a result of the government-mandated temporary coal-mine slowdowns and idling that have significantly reduced our revenue from the coal mining segment, which has historically been the Company’s most profitable business segment.  The corresponding change in product/segment mix and the relatively stagnant fixed costs accordingly have reduced the gross profit of the current period.

Selling general & administrative

Total selling, general, and administrative expense were staying the same as 7% relatively to revenue during the three months ended July 31 2011 compare to the same period 2010.

Provision for income taxes

	Three Months Ended July 31,
	2011	2010
Net income before income taxes	$3,669,069	14,516,012
Provision for income taxes	585,867	2,183,300
Effective tax rate	15.97%	15.04%

Our provision for income taxes decreased from the three months ended July 31, 2010 to the three months ended July 31, 2011, primarily as a result of decreased in net income.

Our effective tax rate increased slightly from 15.04% during the three months ended July 31, 2010 to 15.97% during the three months ended July 31, 2011, primarily because our new established Tai Fung with effective tax rate of 25% slightly pulled up the total effective tax rate.

Net Income Attributable to Common Stockholders

The following table presents net income attributable to common stockholders:

	Three Months Ended July 31,		Increase (Decrease) to Income
	2011	2010	$	%
Net income from continued operations (before non-controlling int.)	$3,083,202	12,332,712	-9,249,510	-75.00%
Less: Net income attributable to non-controlling interests	697,314	1,394,198	-696,884	-49.98%
Net income attributable to Common shareholders	$2,385,888	10,938,514	-8,552,626	-78.19%

Our net income attributable to non-controlling interest was $696,884 lower than prior year because we have a lower net income compared to last year.

Comparison of the fiscal years ended April 30, 2011 and 2010

Our operating results during the year ended April 30, 2011 compared to the year ended April 30, 2010 reflect strong growth and, in particular, organic expansion of current operations. In the year ended April 30, 2011, we invested in and increased the capacity of two of our current mines, DaPuAn and SuTsong (each from 150,000 tons to 300,000 tons), and we finished construction of a 600,000 ton DMS coal washing facility at Ping Yi mine site. During the year ended April 30, 2011, we also acquired a majority interest in DaPing Mine, which added additional capacity of 300,000 tons per year.

The individual segment analysis of the results of operations attributable to each of our 4 segments -- coal mining, wholesale coal, coke, and coal washing is discussed in detail below.

Coal Mining Segment

The following table is a summary of important year-to-year operating data for our coal mining segment:

	Years Ended April 30,		Increase (Decrease)
	2011	2010	$	%

Coal mining revenue	$68,778,872	$55,811,737	$12,967,135	23.23%
Tons sold	616,292	499,037	117,255	23.50%
Average price per ton sold	$111.60	$111.84	$ (0.24)	(0.21%)
Coal mining cost of goods sold	$19,101,648	$9,451,344	$9,650,304	102.11%
Average coal mining cost of goods sold per ton	$30.99	$18.94	$12.05	63.65%
Coal mining selling, general and administrative expense	$4,585,795	$3,634,578	$951,217	26.17%
Average coal mining selling, general and administrative expense per ton	$7.44	$7.28	$0.16	2.2%
Coal mining operating income (expense)	$45,091,429	$42,725,815	$2,365,614	5.54%
Average coal mining operating income per ton	$73.17	$85.62	$(12.45)	(14.54%)

             Coal Mining Revenue

Total coal mining revenue increased 23.2% during the year ended April 30, 2011 compared to the year ended April 30, 2010, primarily as a result of strong organic growth. Revenue from the DaPing mine generally did not impact revenue in the year ended April 30, 2011, as the acquisition of such mine was completed late in the year

Strength in our organic coal sales in the year ended April 30, 2011 is chiefly attributable to our investment in mechanization and mine infrastructure, both of which allow us to increase the productivity of our mines. We also continued to benefit from growth in China’s economy and the resultant demand for energy. In particular, the China Central Government Western Development Program, a government mandate for additional energy to fuel economic growth, creates significant demand for coal and coal-related products in our markets.

 Average price per ton during the year ended April 30, 2011remained steady, compared to the year ended April 30, 2010, primarily due to a price freeze implemented by the government. The Company is vertically integrated and was able to manage price volatility in the year ended April 30, 2010, to a certain extent, by selling some production from Ping Yi coal mine to Ping Yi coal washing plant (the net effect of which is eliminated via inter-company sales in our financial statements). Ping Yi mine accounted for 37% of the Company’s total production volume in the year ended April 30, 2011.

Our coal mining sales in the fourth quarter of the year ended April 30, 2011 decreased relative to the rest of the year, partly due to normal seasonal adjustment (coal prices typically fall as the weather gets warmer), and partly due to government mandated temporary slowdown and idling at several of our mines.  A key element of China’s coal consolidation policy is mine safety, and the policy increases safety standards and regulatory enforcement.  As a result, we are occasionally obligated to either slow down production or idle our mines, through no fault of our own, when other mines in our regions experience accidents or safety violations. There were several fatal mining accidents in Yunnan Province and in Pan County of Guizhou Province during the fourth quarter of the year ended April 30, 2011, and these events prompted several shut downs at our facilities. None of these accidents or fatalities happened in the Company’s coal mines.

Coal Mining Cost of Sales

Total coal mining cost of goods sold increased 102% during the year ended April 30, 2011 compared to the year ended April 30, 2010 and 10.9% during the year ended April 30, 2011 relative to revenues for the same period. The relative increase in coal mining cost of sales was primarily due to an increase in the cost of both direct labor (wages) and direct materials (inflation in price of raw materials).  To a lesser extent, we experienced an increase in the direct cost of extraction due to increased safety measures and the maintenance costs in our mining operations. Lastly, the depreciation related to our investments in infrastructure, allocated as a direct expense, increased during the period.

Coal Mining SG&A

Total coal mining selling, general, and administrative expense increased by approximately $1 million during the year ended April 30, 2011, but was comparatively unchanged relative to revenues. Our increase in real dollar fixed cost was related to hiring additional personnel for sales, maintenance, safety, and training.

Wholesale Segment

The following table is a summary of important year-to-year operating data for our Wholesale segment:

	Years Ended April 30,		Increase (Decrease)
	2011	2010	$	%

Wholesale coal revenue	$32,207,744	$16,190,761	16,016,983	98.93%
Tons sold	202,533	118,783	83,750	70.51%
Average price per ton sold	$159.02	$136.31	22.72	16.67%
Wholesale coal cost of goods sold	$28,296,621	$13,825,461	14,471,160	104.67%
Average wholesale coal cost of goods sold per ton	$139.71	$116.39	23.32	20.04%
Wholesale coal selling, general and administrative expense	$777,986	$300,241	477,745	159.12%
Average wholesale coal selling, general and administrative expense per ton	$3.84	$2.53	1.31	51.79%
Wholesale coal operating income (expense)	$3,133,137	$2,065,059	1,068,078	51.72%
Average wholesale coal operating income per ton	$15.47	$17.39	(1.92)	(11.02)%

Wholesale Revenue

Wholesale revenues increased by 98.9% during the year ended April 30, 2011 compared to the year ended April 30, 2010. The increase in revenue was fueled both by a large increase in average price per ton sold (up nearly $23 per ton) and a sizeable increase in year over year tonnage bought by its KMC subsidiary (50% more) and sold (almost 84,000 more tons).  .

Wholesale Cost of Sales

Wholesale cost of sales increased 104.7% during the year ended April 30, 2011 compared to the year ended April 30, 2010.  This increase was primarily a result of a doubling of tons sold. Wholesale cost of goods sold increased 2.5% relative to sales due to inflation in the cost of fine coal.

Wholesale SG&A

Wholesale SG&A increased 52% during the year ended April 30, 2011 compared to the year ended April 30, 2010.  This increase was primarily a result of a large increase in sales. Wholesale SG&A increased approximately 50% relative to sales due to increased selling expense related to shipping terms and increases in the price of fuel.

Coke Segment

The following table is a summary of important year-to-year operating data for our Coke segment:

	Years Ended April 30,		Increase (Decrease)
	2011	2010	$	%

Coke revenue	$28,420,113	$13,380,737	15,039,376	112.40%
Tons sold	137,188	71,193	65,995	92.70%
Average price per ton sold	$207.16	$187.95	19.21	10.22%
Coke cost of goods sold	$24,771,889	$11,699,859	13,072,030	111.73%
Average coke cost of goods sold per ton	$180.57	$164.34	16.23	9.88%
Coke selling, general and administrative expense	$299,962	$129,441	170,522	131.74%
Average Coke selling, general and administrative expense per ton	$2.19	$1.82	0.37	20.33%
Coke operating income (expense)	$3,348,262	$1,551,437	1,796,824	115.82%
Coke operating income per ton	$24.41	$21.79	2.61	12.00%

Coke Revenue

Coking revenue for the year ended April 30, 2011 increased 112% compared to the year ended April 30, 2010, this was primarily attributable to revenue from our Zone Lin facility’s first complete year of service, which began coking operations during the third quarter of the year ended April 30, 2010. On a prorated basis, increased average price offset a slight decrease in average tonnage sold. Management continues to be pleased with the facility’s progress and plans to add to its existing 150,000 tons per year capacity in the future.

Coke Cost of Sales

Coking cost of goods sold was essentially flat during the year ended April 30, 2011 compared to the year ended April 30, 2010.

Coke SG&A

Coke SG&A was essentially flat during the year ended April 30, 2011 compared to the year ended April 30, 2010 (when adjusted pro rata).

Coal Washing Segment

The following table is a summary of important year-to-year operating data for our Coal Washing segment:

	Years Ended April 30,		Increase (Decrease)
	2011	2010	$	%

Coal washing revenue	$115,835,773	$27,285,179	88,550,594	324.54%
Tons sold	767,843	190,140	577,703	303.83%
Average price per ton sold	$150.86	$143.50	7.36	5.13%
Coal washing cost of goods sold	$102,830,275	$24,434,382	78,395,893	320.84%
Average coal washing cost of goods sold per ton	$133.92	$128.51	5.41	4.21%
Coal washing selling, general and administrative expense	$2,351,921	$316,907	2,035,015	642.15%
Average coal washing selling, general and administrative expense per ton	$3.06	$1.67	1.40	83.78%
Coal washing operating income (expense)	$10,653,577	$2,533,890	8,119,686	320.44%
Average coal washing operating income (expense)	$13.87	$13.33	0.55	4.11%

Coal Washing Revenue

Coal Washing revenue increased 325% in the year ended April 30, 2011 compared to the year ended April 30, 2010. This reflected an additional 600,000 tons of capacity added to its Ping Yi facility at the end of the 1st quarter of the year ended April 30, 2011. Average selling price per ton and quarterly tonnage (on a pro rata basis) both increased nominally throughout the year due to steady customer demand.

Coal Washing Cost of Sales

Coal Washing cost of sales increased approximately 321% in the year ended April 30, 2011 compared to the year ended April 30, 2010. This was primarily attributable to the increased capacity added to our Ping Yi facility.  We were also able to benefit from a slight decrease in our washing cost inputs during the year ended April 30, 2011, which included buying coal more cheaply and efficiently, while managing to increase its selling prices. The average selling price of coal increased over 7% while average direct costs per ton slightly increased about 5%. The effect was that gross profits increased about $2 per ton during the year.

Coal Washing SG&A

Coal Washing SG&A increased approximately $2 million in the year ended April 30, 2011 compared to the year ended April 30, 2010. This was primarily due to our investment to expand  the Ping Yi facility. Depreciation related to the facility increased markedly during the year ended April 30, 2011 because the facility transferred from in-process construction status to a fixed asset.  As part of the ramp up to full production capacity, the Company also added administrative and safety staff and bought maintenance, safety, and training equipment that, in total, equated to a $1.40 per ton additional expense.

Comparison of the years ended April 30, 2010 and 2009

Coal Mining Segment:

The following table is a summary of important year-to-year operating data for our coal mining segment:

	Years Ended April 30,		Increase (Decrease)
	2010	2009	$	%

Coal mining revenue	$55,811,737	$27,406,869	28,404,868	103.64%
Tons sold	499,037	248,637	250,400	100.71%
Average price per ton sold	111.84	110.23	1.61	1.46%
Coal mining cost of goods sold	9,451,344	5,787,656	3,663,688	63.30%
Average coal mining cost of goods sold per ton	18.94	23.28	(4.34)	(18.64%)
Coal mining selling, general and administrative expense	3,634,578	2,111,361	1,523,217	72.14%
Average coal mining selling, general and administrative expense per ton	7.28	8.49	(1.21)	(14.23%)
Coal mining operating income	42,725,815	$19,507,852	23,217,963	119.02%
Average coal mining operating income per ton	85.62	78.46	7.16	9.12%

Coal Mining Revenue

Total coal mining revenue increased 103.6% during the year ended April 30, 2010, . Our revenues increased, relative to the prior period, both due to acquisitions and expansion of current operations. We increased the capacity of DaPuAn and SuTsong mines (each to 300,000 tons) during the year ended April 30, 2010, and we acquired Ping Yi Mine during the third quarter of the fiscal year.

Coal Mining Cost of Sales

Total coal mining cost of goods sold decreased 4.2% relative to sales. The positive margin movement was primarily a result of decreased extraction costs, including both labor and direct materials, related to efficiencies and economies of scale in our mines.

Coal Mining SG&A

Total coal mining selling, general, and administrative expense increased by approximately $1.5 million during the year ended April 30, 2010, but was down 1.2% relative to revenues due to operating leverage in our fixed expenses. Our increase in real dollar fixed cost was related to startup costs and hiring personnel associated with sales, maintenance, safety, and training.

Wholesale Segment

The following table is a summary of important year-to-year operating data for our Wholesale segment:

Years Ended April 30,			Increase (Decrease)
2010	2009		$	%
Wholesale coal revenue	$16,190,761	$13,531,259	$2,659,502	19.65%
Tons sold	118,783	94,421	24,362	25.80%
Average price per ton sold	136.31	143.31	(7.00)	(4.89%)
Wholesale coal cost of goods sold	13,825,461	12,158,550	1,666,911	13.71%
Average wholesale coal cost of goods sold per ton	116.39	128.77	(12.38)	(9.61%)
Wholesale coal selling, general and administrative expense	300,241	367,301	(67,061)	(18.26%)
Average wholesale coal selling, general and administrative expense per ton	2.53	3.89	(1.36)	(35.02%)
Wholesale coal operating income	2,065,059	1,005,408	1,059,652	105.40%
Average wholesale coal operating income per ton	17.39	10.65	6.74	63.27%

Wholesale Revenue

Wholesale revenues increased by 19.7% during the year ended April 30, 2010 compared to the year ended April 30, 2009. The increase in revenue was the result of a 26% increase in tonnage that compensated for a drop in average price per ton sold. We acquired a large new customer in the first quarter of fiscal year 2010 who significantly affected revenues and  accounted for 27% of total wholesale revenues for the year.

Wholesale Cost of Sales

Wholesale cost of goods sold decreased by 4.5% relative to sales during the year ended April 30, 2010 due to the lowered cost of inputs, particularly fine coal.

Wholesale SG&A

Wholesale SG&A decreased approximately $67,000, or 18%, relative to sales due to lower warehouse rental and staffing costs.

Coke Segment

The following table is a summary of important operating data for our Coke segment for the year ended April 30, 2010, as we did not have any operations in our Coke segment during the year ended April 30, 2009:

	Years Ended April 30,		Increase (Decrease)
	2010	2009	$	%

Coke revenue	13,380,737	N/A	N/A	N/A
Tons sold	71,193	N/A	N/A	N/A
Average price per ton sold	187.95	N/A	N/A	N/A
Coke cost of goods sold	11,699,859	N/A	N/A	N/A
Average coke cost of goods sold per ton	164.34	N/A	N/A	N/A
Coke selling, general and administrative expense	129,441	N/A	N/A	N/A
Average Coke selling, general and administrative expense per ton	1.82	N/A	N/A	N/A
Coke operating income	1,551,437	N/A	N/A	N/A
Coke operating income per ton	21.79	N/A	N/A	N/A

Coke Revenue

Coking revenues during the year ended April 30, 2010 reflect the acquisition of our Zone Lin facility during the third quarter of fiscal 2010.

Coke Cost of Sales

Coking cost of goods sold were 87.4% of sales during the year ended April 30, 2010.

Coke SG&A

Coke SG&A of $129,000 reflects staffing and transition costs.

Coal Washing Segment

The following table is a summary of important year-to-year operating data for our Coal Washing segment:

	Years Ended April 30,		Increase (Decrease)
	2010	2009	$	%

Coal washing revenue	27,285,179	N/A	N/A	N/A
Tons sold	190,140	N/A	N/A	N/A
Average price per ton sold	143.50	N/A	N/A	N/A
Coal washing cost of goods sold	24,434,382	N/A	N/A	N/A
Average coal washing cost of goods sold per ton	128.51	N/A	N/A	N/A
Coal washing selling, general and administrative expense	316,906	N/A	N/A	N/A
Average coal washing selling, general and administrative expense per ton	1.67	N/A	N/A	N/A
Coal washing operating income	2,533,891	N/A	N/A	N/A
Average coal washing operating income	13.33	N/A	N/A	N/A

Coal Washing Revenue

The Company’s Coal Washing revenues during the year ended April 30, 2010 reflect the acquisition of Hong Xing (Q2) and construction of Ping Yi (Q3). Management believes vertical integration increases the overall value of its coal and adds the stability to the supply chain.

Coal Washing Cost of Sales

Coal Washing COGS were 89.6% of sales during the startup year of operations.

Coal Washing SG&A

Coal Washing SG&A reflected startup costs, new administrative and safety staff, and the acquisition of maintenance, safety, and training equipment equating to about $1.67 per ton expense.

Liquidity and Capital Resources

Our primary sources of cash include cash on hand, cash from sales of coal production to our customers, borrowings under credit facilities, proceeds from financing transactions, and occasional sales of non-core assets. We believe the principal indicator of our liquidity is our cash position.  As of July 31, 2011, our cash and cash equivalents was $6,097,089.

Our primary uses of cash include our cash costs for coal production, capital expenditures (and related construction in progress), installment payments related to acquisitions, debt service costs (interest and principal), and lease obligations in regards to office space and related equipment. Our principal liquidity requirement is working capital to finance our coal production. We generally fund both our operations and our capital expenditure requirements with cash generated from operations.

Cash Flows

Net cash provided by operating activities was $8,072,574 for the three months ended July 31, 2011.  For the three months ended July 31, 2010, net cash flow provided by operating activities was $18,580,601.  The decrease in cash inflow during the current quarter is due to decrease in net income that mainly due to government ordered temporary slowdowns and idling  of our mines in Guizhou and Yunnan Province due to fatal mining accidents at nearby mines. Net cash used in investing activities was $10,004,393 during the three months ended July 31, 2011, compared to $18,001,803 used in investing activities during the same period in 2010. The decrease in cash outflow is mainly due to decrease of cash used for construction-in-progress and property and equipment purchase. Net cash provided by financing activities was $2,848,921 during the three months ended July 31, 2011, compared to $686,891 during the same period in 2010.  The increase of cash inflow was mainly due to proceeds received from sale of treasury stock and cash received from a related party.

Net cash provided by operating activities was $27,921,768 for the year ended April 30, 2011, compared to $29,619,129 from the same period in 2010. This decrease is attributable to periodic government ordered temporary slowdowns and idling of our mines in Guizhou and Yunnan Province due to fatal mining accidents at nearby mines.. Net cash used in investing activities was $36,196,845 compared to $39,584,055 for the year ended April 30, 2010. This decrease was mainly attributable to the company executing fewer acquisitions of new assets in FY 2011 compared to FY2010. Net cash provided by financing activities was $2,780,634 compared to $12,140,692 from the same period in 2010. This was a result of a decrease in issuance of common stock.

Net cash provided by operating activities was $29,619,129 for the year ended April 30, 2010, compared to $16,924,070 from the same period in 2009. This increase is attributable to cash improvements incurred due to an increase in net income, which was mainly due to the acquisition and financial performance of Hong Xing and Zone Lin. Net cash used in investing activities was $39,584,055 compared to $17,226,929 for the year ended April 30, 2009. This increase was mainly due to an increase in construction in progress and the purchase of additional property plant and equipment in line with our organic growth plans of acquisitions. Net cash provided by financing activities was $12,140,692 compared to $3,883,786 during the same period in 2009. This was a result of increase in issuance of common stock.

Capital Expenditures

Our business is capital intensive and requires substantial capital expenditures for, among other things, developing our mines and purchasing and upgrading equipment.  We also make investments to improve the productivity of our operations and comply with local license and safety regulations. We have historically funded, and expect to continue to fund, capital expenditures predominantly with cash from operations.

  Capital expenditures were approximately $42 million for the year ended April 30, 2011.
  We expect our total capital expenditures will be approximately $35 million for equipment and infrastructure, based on our existing coal operations, for the year ending April 30, 2012.

Working Capital:

  During the year ended April 30, 2011 our accounts receivable increased $6.7 million, a net use of cash. The increase in the AR balance is primarily attributable to AR increases in both our KMC's and TNI’s subsidiaries.
  During the year ended April 30, 2011, our accounts payable increased by $1.4 million, a net source of cash. Our accounts payable increased during the last fiscal year due to purchase of materials, supplies, and services needed to increase our production capacity.
  During the year ended April 30, 2011 our inventories decreased by $3 million in 2011, a net source of cash.  We carried lower inventories partly due to increased through-put from our Ping Yi washing facility.
  During the year ended April 30, 2011, Payables-related party increased from $0.2 million to $17.3 million, primarily due to payments outstanding for the acquisition of DaPing.
  During the year ended April 30, 2011, our other payables decreased by $7.6 million, a net source of cash. The decrease in other payable balance is primarily due to pay off the debt relating to our construction in progress.

Construction in Progress

  Construction in progress includes mine development, ventilation and electrical system improvements for the PYC mine and the two coal mines, building of staff quarters, and beginning construction of a sewage treatment system and road expansion for the washing facilities.  Construction in progress was $ 55,189,117and $ 44,943,609 as of July 31, 2011 and April 30, 2011, respectively. Capitalized interest costs were approximately $41,390 and $320,788 for July 31, 2011 and April 30, 2011, respectively.

Management believes that cash flow from operations and increasing access to credit will provide the company sufficient capital resources for the infrastructure, mechanization, and safety improvements toour existing operations.  However, if the government increases individual mine production targets above 300,000 tons per year or raises environmental or safety standards, the Company may consider the issuance of additional debt or equity securities to fund the expansion of individual mine production capacity or comply with new, more stringent regulatory standards.

To comply with the government-mandated consolidation policy in Guizhou, the Company will need to acquire additional mines to increase production capacity from 600,000 tons per year to 2,000,000 tons per year by 2013.  Based on prior acquisitions, the Company anticipates acquiring an interest between majority and wholly-owned in coal mines at a low multiple of EBITDA and spreading the payments over a period of time. The Company is in the process of due diligence for a number of potential acquisitions.  Acquisition costs will vary per mine, depending on but not limited to the size of the reserves, the production capacity, the quality of the coal, the level of mechanization.

To implement its acquisition strategy, the Company may need to raise additional capital to acquire additional coal mines and may consider the issuance of additional debt or equity securities.  To assist the government-mandated consolidation of the coal industry, the provincial government has made debt financing available through commercial banks for government-supported consolidators.  On September 26, 2011, the Company received a letter of endorsement from the Industrial and Commercial Bank of China stating that the Corporate Banking Department of the Guizhou Province Branch is willing to support our plan of consolidation. The bank has indicated that it will provide up to 50% financing for acquisitions for a period of time no greater than 5 years subject to due diligence on each acquisition.

The Company is also exploring strategic partnerships that can accelerate our ability to grow organically and acquisitively and have signed a memorandum of understanding with Tianjin Fuhao Industrial Co. Ltd to explore strategic opportunities to expand and enhance the value of both companies. Tianjin Fuhao is a major coal wholesaler and logistics company in Northern China and is a wholly owned subsidiary of Tianjin Materials and Equipment Co., which ranks 57th among China’s top 500 enterprises with recent revenues of over $16 billion.  In addition to potential externally raised funds, the Company intends to utilize a combination of existing cash on hand, cash flow from operations, and seller paper to finance the acquisition of mines.

Current Assets and Current Liabilities

The current assets of the Company were $61,339,273 and $61,106,290 on July 31, 2011 and July 31, 2010, respectively. The increase in current assets of $232,983 was primarily due to a decrease of cash and cash equivalents of $3,379,545, an increase in accounts receivable of $11,965,578, an increase in prepaid and other current assets of $2,398,990, a decrease of other receivables of $6,856,732 and a decrease of inventories of $3,895,308. The current assets of the Company were $66,792,444 on April 31, 2011. The decrease in current assets amounted $5,453,171 compared to July 31, 2011 was mainly due to a decrease in prepaid and other current assets. The current liabilities of the Company were $58,596,694 on April 30, 2011. The decrease in current liabilities amounted $3,431,683 compared to July 31, 2011 and was mainly due to decrease in other payables.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet financing arrangements.

Contractual Obligations

As of July 31, 2011 we were contractually obligated, per our purchase agreements, to inject capital as follows:

	Total	Less than 1 year	1-2 years	3-5 years	After 5 years
DaPuAn & SuTsong Mines	$5,027,746	$-	$-	$5,027,746	$-
L & L Yunnan Tianneng Industry	4,000,000	-	4,000,000	-	-
DaPing Coal Mine	15,388,508	15,388,508	-	-	-
Tai Fung	1,455,120	-	1,455,120	-	-
Total	$25,871,374	$-	$20,843,628	$5,027,746	$-

During the third quarter of 2010, as part of the acquisitions of TNI and PYC, the Company assumed two loan agreements with banks in China.  The first loan, related to TNI, was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matured on December 23, 2010 and has been paid in full.  The second loan, related to PYC, is for RMB 15,000,000 or approximately $2,307,870.  The loan carries an interest rate of 9.7% per annum and matures February 26, 2012. During the fourth quarter of 2011, as part of the acquisition of DaPing mine, the Company assumed a RMB 20 million bank loan or approximately $3,077,160 with an interest rate of 9.18% per annum that matures on October 29, 2011.

Insurance

We operate coal mines and related facilities that are inherently dangerous. We, like other similar companies, have experienced accidents that have caused property damage and personal injuries. Although we have implemented safety measures such as fire training and job-specific safety training, and we continuously review our existing operational standards, there can be no assurance that natural disasters and industry-related accidents will not occur in the future. The insurance industry in China is in a developmental stage, and Chinese insurance companies offer only limited business insurance products. We currently purchase work-related injury insurance for our employees at the DaPuAn, SuTsong Ping Yi and Da Ping mines, and limited accident insurance for staff working in China. Insurance-related liabilities and losses above our coverage could have a material adverse effect on our financial condition.

Environmental Compliance

We are subject to significant, extensive and increasingly stringent environmental protection laws. These laws and regulations impose fees for the discharge of waste substances and pollutants; require the establishment of reserves for reclamation and rehabilitation; impose fines for serious environmental offenses; and authorize the PRC government, at its discretion, to close or suspend any facility that it determines has failed to comply with environmental regulations.

The PRC government has tightened enforcement of applicable laws and regulations and adopted more stringent environmental and operational standards. While we believe that our coal mining, washing, and coking operations currently comply in all material respects with existing Chinese environmental standards, future environmental-related issues could have a material adverse effect on our financial condition and the results of our operations.

Internal Controls

                Regarding the fiscal year ended April 30, 2010, the Company was in the final stages of designing, documenting, implementing, and testing additional internal controls for purposes of our obligations under the rules of the PCAOB and the SEC. Although we believe that our internal control structure had been sufficient to mitigate significant risks within our financial reporting processes, we conducted an internal assessment of our compliance with the COSO framework (as adopted by the Company) and determined further improvements and documentation were necessary. As a result, our auditors were unable to provide an opinion on internal controls over financial reporting, primarily as a result of a lack of documentation.

The Company has been placing a significant amount of effort on improving and strengthening our internal control processes to fully remedy all deficiencies noted by us. In this regard, the Company has engaged and has been working closely with an independent internal controls consulting firm during the entire 2011 fiscal year to assist in assessing design deficiencies and documentation needs. We have completed our work related to the year-ended April 30, 2010 and disclosed in our 10-K/A for FYE2010 that we received our auditor’s opinion on internal controls on July 29, 2011. The Company also disclosed in our 10-K for FYE2011 that we received our auditor’s opinion on internal controls over financial reporting as of April 30, 2011 concurrent with the filing of annual report with the SEC on July 29, 2011.

                  The Company, with the assistance of our independent internal controls consultant, has made specific changes to address the deficiencies of our internal controls that have materially affected our internal control over financial reporting including:

1.       Improved the design and documentation related to multiple levels of review over financial statements included in our SEC forms 10-Q and 10-K;

2.       Expanded the design and assessment test work over the monitoring function of entity level controls;

3.       Enhanced documentation retention policies over test work related to our continuous management assessments of internal control effectiveness;

4.       Expanded documentation practices and policies related to various key controls to provide support and audit trails for both internal management assessment as well as external auditor testing; and

5.       Improved the design and documentation related to multiple levels of review over financial statements included in our quarterly SEC form 10-Q.

Since April 30, 2011, the Company has also completed the necessary improvements to our internal controls with the assistance of independent internal controls consulting firm and from comments received from our auditors while in the performance of their annual audit and reviews of our quarterly filings. Further, our internal control consultants conducted extensive internal controls testing in the following areas: equity grants and stock administration, financial reporting (including impairment testing, period end reconciliation, and financial reporting), IT general and application controls (security and access, capturing and processing information, end user computing, data backup and restoration), and each internal control tested effective.  The Company believes that all deficiencies will be fully remediated by the reporting period of October 31, 2011.

Recent Financings

                Please see Item 15 (Recent Sales of Unregistered Securities).

May 2009 Financing

On May 12, 2009, the Company issued to Silver Rock II, Ltd. (“Silver Rock”) an 8% convertible debenture (the “Debenture”) in the original principal amount of $100,000 which was due and payable on May 6, 2012.

On November 5, 2009, Silver Rock converted the debenture plus accrued interest into 160,000 shares of Common Stock.  In connection with the issuance of the Debenture, the Company issued to Silver Rock a three-year warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $1.40 per share (the “May Warrant Shares”).  On January 17, 2010, Silver Rock exercised its warrant and purchased 250,000 May Warrant Shares for an aggregate purchase price of $350,000.

October 2009 Financing

               On October 8, 2009, the Company entered into a Securities Purchase Agreement with accredited investors (the “October Buyers”), pursuant to which the Company sold Units (the “October Units”) to the October Buyers.  Each Unit purchased consisted of one share of unregistered common stock of the Company (the “Common Stock”) and 6/10ths of a warrant (the “October Warrants”) to purchase a share of common stock at an exercise price of $5.62 per share and expiring in October 2014 (as exercised, collectively the “October Warrant Shares”). Each Unit was priced at $3.90.  On October 8, 2009, our common stock closed at $5.58 per share on the OTCBB.  The Company sold a total of 1,371,021 October Units for gross proceeds of $5,346,980 and representing 1,371,021 shares of Common Stock.  Pursuant to the terms of the October Warrants, the October Buyers also became entitled to purchase 822,613 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The October Warrants have a term of 60 months after the issue date of October 8, 2009.  The exercise price and number of shares issuable upon exercise of the October Warrants are subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.  The October Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the October Warrants is not available to the Warrant holders and a provision which limits the October Warrant holders right to exercise the October Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  Laidlaw & Co. (UK) Ltd., a member of FINRA, acted as the placement agent for the transaction which was closed on October 8, 2009.

               Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the October Buyers in connection with the October Financing, the Company was required to file a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the October Warrant Shares and the October Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the October Warrants (together with the October Warrant Shares, the “October Registrable Securities”).  Since the Registration Statement was not declared effective by the SEC by July 5, 2010, the deadline for the Registration Statement to be declared effective, the Company is required to pay cash penalties in the amount of one percent (1%) of the October Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

                Also, in connection with October Financing, Mr. Dickson V. Lee, the Company’s Chief Executive Officer, the Company and the October Buyers entered into a Make Good Escrow Agreement (the “October Make Good Agreement”) pursuant to which Mr. Lee agreed to place  up to 1.5 million of the Company's common shares that he owns into escrow (the “October Escrow Shares”).  These Company’s common shares are his personal shares, which are not in connection with the Company financial Statements. Pursuant to the terms of the October Make Good Agreement, one-half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling interest (calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (“2010 Form 10-K”) and as adjusted under the terms of the October Make Good Agreement) for the fiscal year ending April 30, 2010; otherwise, these October Escrow Shares will be distributed to the October Buyers in proportion to each October Buyer’s purchase price for its October Units.  Likewise, the remaining half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the October Make Good Agreement); otherwise, these October Escrow Shares will be proportionately distributed to the October Buyers.  Based upon the Statements of Income reported in the 2010 Form 10-K, the October Escrow Shares have been released back to Mr. Lee.

                The October Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”).  Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as the placement agent and financial advisor for this transaction.  Laidlaw received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 109,682 shares of the Company's common stock at $6.11 per share under the same terms as the Unit warrants.

November 2009 Financing

                On November 6, 2009, the Company entered into a Securities Purchase Agreement with accredited investors (the “November Buyers”), pursuant to which the Company sold Units (the “November Units”) to the November Buyers.  Each Unit purchased consisted of one share of Common Stock and 6/10ths of a warrant (the “November Warrants”) to purchase a share of common stock at an exercise price of $5.62 per share and expiring in November 2014 (as exercised, collectively the “November Warrant Shares”). Each Unit was priced at $3.90.  On November 6, 2009, our common stock closed at $5.65 per share on the OTCBB.  The Company sold a total of 835,389 November Units for gross proceeds of $3,258,000 and representing 835,389 shares of Common Stock.  Pursuant to the terms of the November Warrants, the November Buyers also became entitled to purchase 501,236 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The November Warrants have a term of 60 months after the issue date of November 6, 2009.  The exercise price and number of shares issuable upon exercise of the November Warrants are subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.  The November Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the November Warrants is not available to the Warrant holders and a provision which limits the November Warrant holders right to exercise the November Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  The November Financing closed on November 6, 2009.

                Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the November Buyers in connection with the November Financing, the Company was required to file a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the November Warrant Shares and the November Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the November Warrants (together with the November Warrant Shares, the “November Registrable Securities”).  Since the Registration Statement was not declared effective by the SEC by August 3, 2010, the deadline for the Registration Statement to be declared effective, the Company is required to pay cash penalties in the amount of one percent (1%) of the November Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

            Also, in connection with November Financing, Mr. Lee, the Company’s Chief Executive Officer, the Company and the November Buyers entered into a Make Good Escrow Agreement (the “November Make Good Agreement”) pursuant to which Mr. Lee agreed to place  up to 395,615 of the Company's common shares that he owns into escrow (the “November Escrow Shares”).  These Company’s common shares are his personal shares, which are not in connection with the Company financial Statements. Under the terms of the November Make Good Agreement, since 3,258,000 was raised in this financing, the actual number of November Escrow Shares that are subject to this Make Good Agreement is 395,615 shares (the “Actual November Escrow Shares

”).  Further, pursuant to the terms of the November Make Good Agreement, one-half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling interest (hereinafter referred to as the “2010 Actual ATNI” and which shall be calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (the “2010 Form 10-K”) and as adjusted under the terms of the November Make Good Escrow Agreement) for the fiscal year ending April 30, 2010; otherwise, the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers (with such distribution being in proportion to each November Buyer’s purchase price for its Units) are calculated as follows: (i) if the difference between the 2010 Guaranteed ATNI of $32,040,000 (the “2010 Guaranteed ATNI”) minus the 2010 Actual ATNI is equal to or greater than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual Escrow Shares; or (ii) if the difference between the 2010 Guaranteed ATNI minus the 2010 Actual ATNI is less than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed ATNI minus 2010 Actual ATNI multiplied by 2 and a denominator of the 2010 Guaranteed ATNI.  Likewise, under the November Make Good Agreement, the other remaining half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (hereinafter referred to as the “2010 Actual Revenue” and which shall be calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the November Make Good Escrow Agreement); otherwise, the aggregate number of Actual November Escrow Shares to be proportionately distributed to the November Buyers shall be calculated as follows: (i) if the difference between the 2010 Guaranteed Revenue of $108,118,950 (the “2010 Guaranteed Revenue”) minus the 2010 Actual Revenue is equal to or greater than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual November Escrow Shares; or (ii) if the difference between the 2010 Guaranteed Revenue minus the 2010 Actual Revenue is less than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in the November Financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed Revenue minus 2010 Actual Revenue multiplied by 2 and a denominator of the 2010 Guaranteed Revenue.  Based upon the Statement of Income reported on the 2010 Form 10-K, the November Escrow Shares are released to Mr. Lee.

The November Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act.  Barretto Securities Inc. (“Barretto”) acted as the placement agent and financial advisor for this transaction.  Barretto received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 66,832 shares of the Company's common stock at $6.11 per share under the same terms as the November Unit warrants.

DESCRIPTION OF BUSINESS

OVERVIEW

History and Background

L & L Energy, Inc. (the “Company”, “L&L”, and generally referred to as “we”) was founded in 1995 and is engaged in coal operations in Yunnan and Guizhou provinces in southwestern part of the People’s Republic of China (“China” or “PRC”).  Currently we have four coal mines, three coal washing plants, one coking facility, and three coal wholesale and distribution networks. Our China Operations Center is in Kunming City, the capital of Yunnan province. We have several marketing offices throughout China and our corporate headquarters are located in Seattle, Washington.

                The Company started operations as Lee and Lam Financial Consultants Company, Ltd. in 1995 as a financial consulting firm in Hong Kong (“Lee and Lam”). Dickson Lee, a partner of Lee and Lam, also began investing in other business ventures: in 1997, he incorporated L & L Investment Holdings, Inc., a British Virgin Island Corporation (“LLIH”); and in 1999, he incorporated Royal Coronado Co Ltd., a Nevada Corporation (“Royal Coronado”).

                In late 2000/early 2001, Mr. Lee began his foray into the Chinese market and began investing in Chinese private businesses on a small scale, to gain hands-on knowledge of operating in China. He incorporated L & L Financial Holdings, Co. Ltd, a Nevada Corporation, at the end of 2000, as a subsidiary of LLIH.

In 2001 Mr. Lee began consolidating his entities. Royal Coronado became a Securities and Exchange Commission reporting company when it registered its common stock on Form 10-SB (General Form of Registration of Securities of Small Business Issuers).  Lee and Lam was acquired by LLIH as its second subsidiary and thereafter renamed L & L Financial Investment Co, Ltd. Then in August, Royal Coronado acquired all of the shares of LLIH, and as a result of the share exchange, all former stockholders of LLIH became majority shareholders of Royal Coronado.

In September 2001, the Company changed its name to L & L Financial Holdings, Inc. (“LLFH”) and we would continue to hold two subsidiaries for the next few years. L & L Financial Investment Co. Ltd, the Hong Kong based subsidiary later changed its name to Global Future Company, Ltd.

In December 2004 we purchased our third subsidiary, a 51% equity interest in Liu Liuzhou Liuerkong Machinery Co., Ltd (“LEK”) in China which manufactured and marketed air compressors for industrial usage, and manufactured plastic injection molding machineries.  In June 2005, we increased our ownership in LEK to 60.4%.  In February 2008, we were assigned another 20% of LEK’s equity ownership from the minority shareholders.

In 2006, we ceased operations of our two other subsidiaries, moving away from consulting to focus on LEK and similar opportunities.  In October 2006, we purchased 60% of the equity in Kunming Biaoyu Industrial Boiler Co., Ltd (“KMC”), a coal consolidator and wholesaler in business since 1996.

 In December 2007, KMC entered into a Joint Coal Exploration Cooperation Agreement with the owner of the Tian Ri coal mine. In 2007, the remaining 40% of the equity of KMC was assigned to us by the minority shareholder. In January 2008, we expanded KMC’s operations by injecting additional capital and began the initial development (i.e., mainly mining exploration) of the Tian Ri mine.

In March 2008, we changed our name to “L & L International Holdings, Inc.”

 Effective May 1, 2008, we acquired a 60% equity interest in the DaPuAn mine and the SuTsong mine.

 In August 2008, our common stock started to trade on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”) in the U.S. under the symbol “LLFH”.

 On January 23, 2009, we entered into an agreement to dispose of our equity interest in LEK. According to the terms of the agreement, we returned all of the shares we owned in LEK to the minority shareholders of LEK; and the minority shareholders of LEK returned all the shares it owned in L&L to us. Accordingly, we received 1,708,283 of our common stock valued at $4,168,211 while we returned 1,517,057 shares of LEK which we owned. We hold 191,226 shares or 9% of the shares as a remaining interest in LEK.

In July 2009, we acquired a 65% equity interest in Hon Shen Coal Co LTD (HSC) coal washing facilities in China.

Effective August 2009, we increased our ownership in the DaPuAn and SuTsong mines to 80%.In October 23, 2009, we increased our ownership interest from 65% of HSC’s coal washing facilities to 93% of HSC’s overall business operations: coal washing and coking.

 Effective November 1, 2009, our subsidiary L & L Yunnan Tiannen Industry, Ltd (“TNI”), of which we own a 98% equity interest, acquired 100% of the equity interest of Zone Lin Coal Coking Factory in China (“ZoneLin”).

 Also effective November 1, 2009, KMC through its subsidiary Baoxing Co., entered into an agreement to acquire 100% of Ping Yi mine operations.  9% of the Company’s interest in LEK was transferred as a part of the paid consideration.

 In December 2009, L & L Energy, Inc., a Nevada corporation, merged into L & L International Holdings, Inc. and L & L International Holdings, Inc., the surviving entity after the merger, changed its name to “L & L Energy, Inc.”

 In December 2009, the Chinese government approved the Company’s newly formed subsidiary L&L Yunnan Tiannen Industry Co Ltd (“TNI”).  The Company currently owns a 98% equity interest.  On January 1, 2010 but effective November 30, 2009, TNI acquired 100% of the equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”).

 In January 2010, L & L Energy, Inc.’s shares of common stock began trading under the symbol “LLFH” on the OTC Bulletin Board.

 On February 18, 2010, our shares of common stock started to trade on the NASDAQ Global Market under the symbol “LLEN”.

 On April 18, 2010, we executed an Equity Sale and Purchase Agreement with Guangxi Liuzhou Lifu Machinery Co, Ltd, selling our 93% equity ownership in Hon Shen Coal Co. Ltd (“HSC”) for a total of 41,000,000 RMB or approximately US $6 Million. Our original purchase price for our aggregate 93% interest in HSC was approximately US $3.86 Million.

 In June 2010, we opened the Ping Yi coal washing plant near the Ping Yi mine. The coal washing plant washes coal from the Ping Yi mine as well as from third-party mines.

In March of 2011, we acquired a majority controlling interest of the DaPing coal mine in China.  We agreed to pay approximately USD $18 million to the original owner of the mine over a period of time in exchange for management control and 60% equity interests.

 In March 2011, we established a coal wholesale and distributor corporation in China (“Yunnan L & L Tai Fung” or “Tai Fung”) and own a 98% equity interest in Tai Fung. We also transferred Hong Xing from TNI to Tai Fung.

In November 2011, we established a coal wholesale and distributor corporation in China (DaXing L & L Coal Co., Ltd.). DaXing L & L Coal Company is the third coal wholesale operation under L & L and the Company’s first in the Guizhou Province.

OUR CURRENT CORPORATE STRUCTURE

Our current organizational structure is as follows (the percentages depict the current equity interests:

(1)  In accordance with applicable PRC regulations on ownership of mining-related companies, this equity ownership is held in trust for the benefit of the Company by a Chinese citizen nominee.

OUR OPERATIONS

Coal Mine Operations

We have the exclusive right to extract coal from four mines located in Yunnan and Guizhou provinces of China: the DaPuAn mine, the SuTsong mine, the Ping Yi mine, and the DaPing Mine.

	DaPuAn Coal Mine (Report date June 30, 2008)	SuTsong Coal Mine (Report date February 18, 2008)	PingYi Coal Mine (Report date January 30, 2008)	DaPing Coal Mine (Report date September 30, 2008)	Total
Total In-Place Reserve (in thousand tons) (1)	7,810	2,136	13,506	14,750	38,202
Mining recovery rate (%)	83%	80%	80%	80%	N/A
Coal preparation plant recovery rate (%) (2)	77	N/A	71	N/A	N/A
Type of Coal: Metallurgical (“Met”) or Thermal (“Therm”)	Met/Therm	Met/Therm	Met/Therm	Met/Therm	N/A
Owned/leased (3)	Leased	Leased	Leased	Leased	N/A
Assigned/unassigned	Assigned	Assigned	Assigned	Assigned	N/A
Extracted from FY2009	121	100	0	55	276
Extracted from FY2010	259	116	220	8	603
Extracted from FY2011	256	126	559	11	952
Total Extracted volume through FY 2009-2011	636	342	779	74	1,831
Revised total in - place proven reserves on 4/30/2011	7,174	1,794	12,727	14,676	36,371

(1)   The reserves reported are in-place reserves as reported in the engineering reports provided when the mines were acquired by the Company, which refer to coal reserves in-situ   prior to the deduction of pillars of support, barriers or constraints for mining.  Please note that “In-Place Reserve” as used here is a term used in China to mean coal-reserve quantity computed by (Chinese) government-authorized mining engineer(s) or engineering firms.  In China, the Chinese government limits the annual production volume of coal from each coal mine by imposing production benchmarks in governmentally-issued coal production permits.  Therefore, the Company is not in the position to produce coal at rates or volumes significantly above those set forth in the corresponding coal-production permits.

(2)    Coal preparation plant recovery rate refers to the percentage of clean coal extracted/ recovered from raw coal after the washing process at the coal washing facilities owned/controlled by the Company.  Currently only the Ping Yi mine and the DaPuAn Mine have washing facilities on-site.

(3)    In China, all mines are owned by the Chinese government. See expanded disclosure below.

The following definitions apply to our mining operations:

•          Reserve. That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Note: Reserves are customarily stated in terms of “ore” when dealing with metalliferous minerals; when other materials such as coal, oil, shale, tar, sands, limestone, etc. are involved, an appropriate term such as “recoverable coal” may be substituted.

•          Proven (Measured) Reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

•          Probable (Indicated) Reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

DaPuAn Coal Mine

                DaPuAn Coal Mine is located in Bai Zi Chong, DaPuAn Village, Xiongbi Town, Shizong County, Yunnan Province, China. It is an underground coal mine and is accessible by public roads. The map below shows the location of DaPuAn Coal Mine.

 Before our acquisition of a majority controlling interest in the DaPuAn mine, the mine was operated by SeZone County DaPuAn Coal Mine pursuant to resource mining permits effective from 2009 through 2015. In May 2008, we acquired majority controlling ownership interest in the resource mining permits and the mining rights to the DaPuAn mine and assumed mining operations.

It is a general national policy that the Chinese government owns such resources as coal and other minerals. Accordingly, the amount of coal that we can extract from the mine is based on a mining right issued by the Yunnan Province Municipal Bureau of Land and Resource. The mining right is issued following a reserves appraisal report submitted by government-authorized mining engineers, and the mining right is issued upon approval of that appraisal report by the Qujing Municipal Bureau of Land and Resource in Yunnan, China. The amount of coal that can be extracted under the mining right represents the coal tonnage that the Chinese government (the Yunnan Province Municipal Bureau of Land and Resource) has authorized L & L Energy, Inc. to extract in compliance with the applicable laws and regulations in China.

Under current mining rights for the DaPuAn Mine, we are permitted to extract coal from DaPuAn mine. Mining rights are generally granted for terms of 50 years. Under our current production rate at DaPuAn, useful life of the mine is approximately 29 years. Coal selling price in Yunnan province is determined on a per ton basis, and is subject to change based on the prevailing market price as influenced by the State Bureau of Coal Industry of Yunnan. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the DaPuAn Mine. We pay the required government taxes for the coal we extract from the DaPuAn Mine.

A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the acreage of production of the DaPuAn Mine’s mining area and the mine’s designated annual production capacity. The resource mining permit for the DaPuAn mine estimates that the acreage of production is 0.7072KM2 and the scale of production is 150,000 tons per year based on current mine operating conditions, and we are in the process of expanding the mine’s capacity to 300,000 tons per year. The Qujing Municipal Land and Mining Right Appraisal Firm report dated June 30, 2008 estimates the total In-Place Reserve for the DaPuAn Mine was 7.81 million tons.

 Coal from DaPuAn coal mine is for industrial use and is extracted from DaPuAn mine using traditional mining methods. All raw coal extracted from DaPuAn mine is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch. Air compressors are provided for underground air tool use. Electrical power is supplied internally our own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions. Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels. The mine’s ventilation system includes exhaust fans on the surface of the main incline. Auxiliary fans are used as needed.

              The extracted coal is transported by truck to a warehouse located near the mine site, processed at our coal-washing facility and sorted. Out of the coal produced at the DaPuAn Mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and a portion that meets certain specific chemical requirements is sold as coking coal. Coking coal is sent to a coking plant to further process it into high valued coke. Coke is a critical material for making of steel.

              We employ approximately 360 employees at DuPuAn Mine.

              The DaPuAn Mine’s annual production volumes for the years ended April 30, 2007 through April 30, 2011 are as follows:

Fiscal Year Ended April 30,	Annual Production (Tons)
2007	N/A
2008	N/A
2009	121,159
2010	255,994
2011	245,545

The Company did not acquire interests in DaPuAn mine until May 1, 2008.  Because the original owner(s) of the mine did not retain annual production information for the mine with respect to 2007 and 2008, we are unable to accurately provide the corresponding annul production numbers.

 SuTsong Coal Mine

SuTsong Coal Mine is located in A’ang Town, Luoping County, Yunnan Province, China. The SuTsong coal mine is an underground coal mine and is accessible by public roads. The map below shows the location of SuTsong Coal Mine.

Before our acquisition of majority controlling interest of the SuTsong mine, the mine was operated by LoPing County SuTsong Coal Mine pursuant to resource mining permits effective from 2009 through 2015. In May 2008, we acquired majority controlling ownership interest in the resource mining permits and the mining rights to the SuTsong mine and assumed mining operations.

                It is a general national policy that the government owns such resources as coal and other minerals. Accordingly, the amount of coal that we can extract from the mine is based on a mining right issued by the Yunnan Province Municipal Bureau of Land and Resource. The mining right is issued following a reserves appraisal report submitted by government-authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Qujing XiaGuang Geological Engineering Co. Ltd. in Yunnan, China. The amount of coal that can be extracted under the mining right represents the coal tonnage that the Chinese government (the Yunnan Province Municipal Bureau of Land and Resource) has authorized the Company to extract in compliance with the applicable laws and regulations in China.

                Under current mining rights for the SuTsong Mine, we are permitted to be extracted from SuTsong mine. These rights generally granted for terms of 50 years. Under our current production rate at SuTsong, useful life of the mine is approximately 17 years. Coal selling price in Yunnan province is determined on a per ton basis, and is subject to change based on the prevailing market price which is influenced by the State Bureau of Coal Industry of Yunnan.The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the SuTsong Mine. We pay the required government taxes for the coal we extract from the SuTsong Mine.

                A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the acreage of production of the SuTsong Mine’s mining area and the mine’s designated annual production capacity. The resource mining permit for the SuTsong mine estimates that the mine’s acreage of production is 0.3918KM2 and the scale of production is 90,000 tons per year based on the current mining operations and we are in the process of expanding the mine’s capacity to 300,000 tons per year.. The Qujing XiaGuang Geological Engineering Co. Ltd. report dated July 2007 estimted the total In-Place Reserve for the SuTsong Mine was 2.136 million tons.

                Coal from SuTsong coal mine is for industrial use and is extracted from SuTsong mine using traditional mining methods. All raw coal extracted from SuTsong mine is loaded and transported into crates which are carried out to the surface by an electrical winch. Air compressors are provided for underground air tool use. Electrical power is supplied internally from our own power stations through state-owned power/utility lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions. Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels. The mine’s ventilation system includes an exhaust fan on the surface of the main incline. Auxiliary fans are used as needed.

                The extracted coal is shipped via trucks to warehouses located near the mine site and processed at our coal-washing facility for washing and sorting. Samples are taken prior to and after the coal-washing process, to analyze and determine coking readiness which is based primarily on coal moisture, ash content, sulfur percentage, and volatile contents. Of the coal produced at the SuTsong Mine, typically a portion is sold to customers as raw coal, and certain portions as washed coal.

                We employ approximately 250 employees at SuTsong mine.

               The SuTsong Mine’s annual production volumes for the years ended April 30, 2009 through April 30, 2011 are as follows:

Fiscal Year Ended April 30,	Annual Production (Tons)
2007	N/A
2008	N/A
2009	83,852
2010	115,623
2011	122,081

The Company did not acquire interests in SuTsong mine until May 1, 2008.  Because the original owner(s) of the mine did not retain annual production information for the mine with respect to 2007 and 2008, we are unable to accurately provide the corresponding annul production numbers.

Ping Yi Coal Mine

The Ping Yi Coal Mine is located in Yiche Village, Ping Guan Town, Liu Panshui City, Pan County, Guizhou Province, China. It is an underground coal mine and is accessible by public roads. The map below shows the location of Ping Yi Coal Mine.

Before our acquisition of a majority controlling interest in the Ping Yi mine, the mine was mainly operated by Mr. Bao Guo Zhang. In January 2010, we acquired majority controlling ownership interest in the resource mining permits and the mining rights to the Ping Yi mine and assumed mining operations.

 It is a general national policy that the Chinese government as a general national policy that the government owns such resources as coal and other minerals. Accordingly, the amount of coal that we can extract from the mine is based on a mining right issued by the Guizhou Province Municipal Bureau of Land and Resource. The mining right is issued following a reserves appraisal report submitted by government-authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Guizhou Province National Land Resources Survey and Planning Institute in Guizhou Province. The amount of coal that can be extracted under the mining right represents the coal tonnage that the Chinese government (the Guizhou Province Municipal Bureau of Land and Resource) has authorized L & L Energy, Inc. to extract in compliance with the applicable laws and regulations in China.

Under current mining rights for the Ping Yi mine, we are permitted to extract coal from Ping Yi mine. Mining rights are generally granted for terms of 50 years. Under our current production rate at Ping Yi, useful life of the mine is approximately 12 years. Coal selling price in Guizhou province is determined on a per ton basis, and is subject to change based on the prevailing market price as influenced by the State Bureau of Coal Industry of Guizhou. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the Ping Yi mine. We pay the required government taxes for the coal we extract from the Ping Yi mine.

                A resource mining permit issued by the Guizhou Province Municipal Bureau of Land and Resource specifies the acreage of production of the Ping Yi mine’s mining area and the mine’s designated annual production capacity. The resource mining permit for the Ping Yi mine estimates that the acreage of production is 2.2694KM2 and the scale of production is 150,000 tons per year based on current mine operating conditions, and we are in the process of expanding the mine’s capacity to 300,000 tons per year. The Guizhou Land Survey & Plan Institute report dated January 2008 estimates the total In-Place Reserve for the Ping Yi Mine was 13.506 million tons.

Coal from Ping Yi coal mine is for industrial use and is extracted from Ping Yi mine using traditional mining methods. All raw coal extracted from the Ping Yi mine is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch. Air compressors are provided for underground air tool use. Electrical power is supplied internally from our own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions. Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels. The mine’s ventilation system includes exhaust fans on the surface of the main incline. Auxiliary fans are used as needed.

The extracted coal is transported by truck to a warehouse located near the mine site, processed at our coal washing facility and sorted. Of the coal produced at the Ping Yi mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and a majority of the coal is sold as coking coal. Coking coal is sent to a coking plant to further process it into high valued coke. Coke is a critical material for making of steel.

                We employ approximately 300 employees at the Ping Yi mine.

                The Ping Yi mine’s approximate annual production volumes for the years ended April 30, 2007 through April 30, 2011 are as follows:

Fiscal Year Ended April 30,	Annual Production (Tons)
2007	N/A
2008	N/A
2009	N/A
2010	127,419
2011	245,547

The Company did not acquire interests in Ping Yi mine until November 1, 2009. Because the original owner(s) of the mine did not retain annual production information for the mine with respect to 2007, 2008 and 2009, we are unable to accurately provide the corresponding annul production numbers.

Da Ping Coal Mine

The Da Ping Coal Mine is located in Shinao Village, Ping Guan Town, Pan County, Liu Panshui City, Guizhou Province, China. It is an underground coal mine and is accessible by public roads. The map below shows the location of the DaPing Coal Mine.

Before our acquisition of majority controlling interest of the Da Ping mine, the mine was wholly owned and operated by Mr. Hobin. Effective March 15, 2011, we acquired majority ownership interest in the Da Ping mine, including 60% interest in the corresponding resource mining permits and the mining rights to the Da Ping mine, and assumed the mining operations. Under the transfer agreement between the Company and Mr. Hobin effective March 15, 2011, the Da Ping mine and all related assets will be transferred to a newly formed Chinese corporate entity (“DaPing Co., Ltd.”), and 60% of the entity will be owned by L& L Energy, Inc. and the remaining 40% owned by Mr. Hobin.

It is a general national policy that the Chinese government owns such resources as coal and other minerals. Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by the Guizhou Province Municipal Bureau of Land and Resource. The mining right is issued following a reserves appraisal report submitted by government-authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Guizhou Province National Land Resources Survey and Planning Institute in Guizhou Province. The amount of coal that can be extracted under the mining right represents the coal tonnage that the Chinese government (the Guizhou Province Municipal Bureau of Land and Resource) has authorized the Company to extract in compliance with the applicable laws and regulations in China.

Under current mining rights for the Da Ping mine, we are permitted to extract coal from Da Ping mine. Mining rights are generally granted for terms of 50 years. Under our current production rate at Da Ping, useful life of the mine is approximately 29 years, with the approval of a new license. Coal selling price in Guizhou province is determined on a per ton basis, and is subject to change based on the prevailing market price as influenced by the State Bureau of Coal Industry of Guizhou. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the Da Ping mine. We pay the required government taxes for the coal we extract from the Da Ping mine.

A resource mining permit issued by the Guizhou Province Municipal Bureau of Land and Resource specifies the coordinates of the Da Ping mine’s mining area and the mine’s designated annual production capacity. The resource mining permit for the Da Ping mine estimates that the mine’s capacity is 150,000 tons per year based on current mine operating conditions, and we are in the process of expanding the mine’s capacity to 300,000 tons per year. Da Ping mining reserve is 14.75 million tons. The quality of the coal is low sulfur, ash, metallurgical (coking) coal.

Coal from Da Ping coal mine is for industrial use and is extracted from Da Ping mine with using traditional mining methods. All raw coal extracted from Da Ping mine is loaded and transported by a conveyor belt delivery system and carried up to the surface. Air compressors are provided for underground air tool use. Electrical power is supplied internally our own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions. Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels. The mine’s ventilation system includes exhaust fans on the surface of the main incline. Auxiliary fans are used as needed. The present fans are capable satisfying ventilation requirements of the mining operation.

The extracted coal is transported by truck to a warehouse located near the mine site, processed at our coal washing facility and sorted. Of the coal produced at the DaPing mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and a portion that meets certain specific chemical requirements is sold as coking coal. Coking coal is sent to a coking plant to further process it into high valued coke. Coke is a critical material for making of steel.

We employ approximately 120 employees at DaPing mine.

Coal extracted from Da Ping coal mine is for industrial use.  The Da Ping mine’s approximate annual production volumes for the years ended April 30, 2007 through April 30, 2011 are as follows:

Fiscal Year Ended April 30,	Annual Production (Tons)
2007	N/A
2008	N/A
2009	N/A
2010	N/A
2011	N/A

The Company did not acquire interests in Da Ping mine until March 15, 2011.  Because the original owner(s) of the mine did not retain annual production information, we are unable to accurately provide the corresponding annul production numbers.

TianRi Mine

TianRi Mine has an estimated reserve of 53 million tons of coal, but as of July 31, 2011, the Company has not developed the mine because it believes that, under the current coal market condition in Yunnan and Guizhou provinces, it is more cost effective to focus on acquiring existing mines with full production capability than developing a new mine, such as the TianRi mine. In addition of taking advantage of the current coal consolidation policy in Guizhou, we are also reviewing various alternatives and options in respect of the mine.

Coal Washing Operations

The Company has three coal washing facilities.  DaPuAn coal washing plant and Hong Xing coal washing plant are located in Yunnan Province and Ping Yi coal washing plant is in Guizhou Province.

Coal washing involves crushing coal and washing out soluble sulfur compounds with water or other solvents.  This procedure eliminates impurities in the coal and improves its quality and increases its value.  Each ton of washed coal requires approximately 1.4 tons of raw coal.  Approximately 50% of washed coal qualifies as coking coal because it meets certain chemical requirements and can be processed into highly-valued coke, which is a critical material for making steel. The coal washing process eliminates impurity of the coal, and thus improves the quality of the coal and increases value of  related coal products.  Test samples are taken prior to and after the coal-washing process, to analyze and determine efficiency of the washing process, and determine if coal is suitable as coking coal, based primarily on moisture, ash content, and sulfur percentage.

In addition to washed coal, the coal-washing process produces two byproducts:

                (1)    “Medium” coal, a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and even coal slurries, and sold for home and industrial heating purposes; and

                (2)    Coal slurries, sometimes called coal slime, are the castoffs and debris from the washing process.   Coal slurries can be used as a fuel with low thermal value, and are sold “as is” or mixed with “medium” coal.

DaPuAn Coal Washing Plant

DaPuAn coal washing facility is located in Bai Zi Chong, DaPuAn Village, Xiongbi Town, Shizong County, Yunnan Province, China. It is near DaPuAn mine and is accessible by public roads. The map below shows the location of DaPuAn coal washing facility.

In May 2009, we finished constructing the DaPuAn coal washing facility, which has a capacity of 300,000 tons per year and exclusively washes coal from our DaPuAn mine as needed depending on the quality of coal and customer specifications.  The employees at the DaPuAn coal washing facility are included in the DaPuAn mine employee count.

Ping Yi Coal Washing Plant

Ping Yi coal washing facility is located in Yiche Village, Ping Guan Town, Liu Panshui City, Pan County, Guizhou Province, China. It is near Ping Yi mine and is accessible by public roads. The map below shows the location of Ping Yi coal washing facility.

In June 2010, we finished constructing the Ping Yi coal washing facility, which has a capacity of 600,000 tons per year and washes coal from our Ping Yi mine in addition to third party mines. We employ approximately 80 employees at the Ping Yi coal washing facility.

Hong Xing Coal Washing Plant

Hong Xing coal washing facility is located in DaWaLu Village, Xiongbi Town, Shizong County, Yunnan Province, China. It is accessible by public roads. The map below shows the location of Hong Xing coal washing facility

On January 1, 2010 but effective November 30, 2009, our subsidiary TNI acquired 100% of the equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”), which had a capacity of 200,000 tons per year and washes coal from third party mines. We are increasing our capacity to 600,000 tons per year.

We employ approximately 215 employees at the Hong Xing coal washing facility.

Coal Wholesale Operations

We engage in coal wholesale and distribution through three subsidiaries: Kunming Biaoyu Industrial Boiler Co., Ltd (“KMC”) and Yunnan L&L Tai Fung (“Tai Fung”) in Yunnan Province and DaXing L & L Coal Co., Ltd. (“DaXing”) in Guizhou Province.

Kunming Biaoyu Industrial Boiler Co., Ltd. (“KMC”)

We acquired majority equity interest in KMC in October 2006. KMC has two large coal storage facilities located in Yang Wei Shao, Fuyuan County, Qujing City, Yunnan Province and Baoyuan, Fuyuan County, Qujing City, Yunnan Province for its consolidation and wholesale operations with railroad loading access. Depending on market conditions, KMC usually brokers coal from small independent mine operators in its surrounding areas who may lack the means to transport coal from their mine sites or are otherwise unable to sell their coal due the size of their operations.

Yunnan L&L Tai Fung (“Tai Fung”)

Tai Fung was formed in March 2011 and is located in No. A6-101, LuHaiHuaYuan Residential Quarter Wenbi Ave., DanFeng Town, Shizhong County, Yunnan Province, China. We expect that it will consolidate and enhance our trading, wholesale, and distribution capability in China.

DaXing L&L Coal Co., Ltd. (“DaXing”)

DaXing L & L Coal Company was formed in November 2011 and is located in Fu Yuan Lou, 320 National Highway, Hong Gou Town, Guizhou Province, China. DaXing L & L Coal Company is the third coal wholesale operation under L & L and the Company’s first in the Guizhou Province. The office in Hong Gou will act as a sales, marketing, and operational center in Guizhou and house L & L’s new DaXing coal wholesale operation. With the approval from the government, the Company will be developing coal storage space and growing its distribution network with our new entity in Guizhou.

We employ approximately 55 employees at our KMC, Tai Fung and DaXing operations.

Coke Manufacturing Operations

Coke is a hardened, solid carbonaceous residue derived from baking low-ash, low-sulfur bituminous coal in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused together while volatile constituents of the coal such as water, coal-gas, and coal-tar are driven off. We produce metallurgical coke.

Metallurgical coke is primarily used for steel manufacturing. China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance.  Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter.  According to national standards, metallurgical coke is classified into three grades – Grade I, Grade II and Grade III, with Grade I being the highest quality , and chemical coke is its separate grade.  Generally, customers do not provide specifications for coke.  However, we occasionally make requested adjustments, for instance to moisture content, as requested by customers from time to time.  The amount of each type of coke that our coking facility produces is based on market demands, although historically its customers have only required Grade II and III metallurgical coke.

                In the traditional coking process, small amounts of coking gas are emitted into air. Our coking facility has equipment to capture the emitted gas, and to recycle the gas emission into benzene and other byproducts in compliance with the Chinese environmental standards and requirements.

ZongLin Coking Plant

The ZoneLin Coking Plant is located in QingPingShao Village, ALu Township, LuoPing County, Yunnan Province, China. It is accessible by public roads. The map below shows the location of the ZoneLin.

Effective November 1, 2009, we acquired the ZoneLin coking operation, which has the capacity to produce 150,000 tons of coke annually and we exploring plans to increase our capacity. we purchase suitable coal from third parties to meet the needs of our coking plant.

We employ approximately 201 employees at the ZoneLin Coking Plant.

CUSTOMERS

We derive our revenues from selling coal to customers, mainly State Owned Enterprises (SOE) in Yunnan and Guizhou Provinces. Our thermal or steam coal is sold to SOEs that are utilities that generate power, mainly electricity.  Our metallurgical coal and coking coal is sold to SOEs that make steel, though some steelmaker customers also purchase thermal coal to generate power for the steel factory. The following chart discloses the Company’s approximate number of customers and their average purchase sizes fFor the fiscal year ended April 30, 2011.

Entity	Number of Customers	Average Purchase Size in Tons
DaPuAn Coal Mine	1	245,543
Da Ping Coal Mine	1	3,121
SuTsong Coal Mine	30	4,069
Ping Yi Coal Mine	23	25,875
- inter-company sales	1	210,644
- excluding inter-company sales	22	17,476
Hong Xing Washing Plant	9	46,474
ZoneLin Coal Washing Plant	55	2,494

Metallurgical coal has a higher selling price than thermal coal, which increases our average unit price and revenue in our coal mining segment.

The Company sells raw coal (untreated), fine coal (processed in our coal washing facilities), and coking coal (processed at a very high temperature in the absence of air).  The following chart discloses the composition of raw, fine, and coking coal sold to our customers for the fiscal year ended April 30, 2011.

Coal Type	Percentage of Annual Coal Sales
Raw	36%
Fine	56%
Coking	8%

DISTRIBUTION

        During the year ended April 30, 2011, we sold approximately 87% of our coal through direct sales and approximately 13% through third-party wholesalers. The amount sold through third-party wholesalers decreased significantly in the year ended April 30, 2011.  And all such sales were made in the ordinary course of business.

Our direct sales force consists of approximately 150 full and part time employees who market directly to our customers, who are mostly end users of coal with long-term sales agreements. While individual spot sales might be made to a customer if we have adequate capacity at the time, most of our sales are pursuant to agreements which are signed for two- to four-year terms, with monthly adjustments on pricing. Our customers are primarily located in the Yunnan and Guizhou Provinces, and are accessible by rail lines, which is the most cost effective method for coal transport and which represents the primary means of transporting coal products to our customers.

SUPPLIERS

The primary materials used in our coal mining and processing operations are: (i) steel and logs to support underground tunnels for the mining operations; (ii) cement for the construction of underground tunnels; and (iii) water used in our coal washing and coking production process. We procure logs, steel and cement principally from local suppliers and usually contract with our suppliers annually. Water is procured primarily from our own water drilling. The ultimate price of materials is set at market rates or determined through negotiation. We believe that we have well-established, cooperative relationships with our suppliers, enabling us to secure reliable supplies of the materials required in our production process. We believe that a number of alternative suppliers exist for the key materials required for our coal operations, and there is no shortage of supplier to choose from.  For the year ended April 30, 2011, we had one major supplier provided over 10% (approximately $12.9 million) of our total purchases. The corresponding accounts payable has been paid in full.

We use electricity in our operations from both local power companies and our own power facilities. Electricity prices in China are regulated by the government. Total electricity costs are not materially significant to our operations.

COMPETITORS

The development of coal industry in China is influenced by the larger number of small scale enterprises and the wide geographical distribution of coal reserves and a result there are currently relatively few large-scale coal production enterprises in China.  In the southwestern region of China, specifically Yunnan and Guizhou Provinces, compete with other coal mines, wholesaling, coking and washing operations. Competitive factors include geographic location, coal quality and reliability of deliveries.  Some of our competitors may have greater financial, marketing, distribution or/and technological resources than we have, and they may have more well-known brand names in the market.

GOVERNMENT REGULATION

General

        Currently, all of our coal mining operations are conducted in the PRC and are subject to various PRC government regulations. The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in China. The scope and enforcement of many of the laws and regulations in PRC described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

The mining industry, including coal exploration, mining, coal washing and coal coking activities, is highly regulated in China. Any company that wishes to enter into the coal business in PRC is required to obtain a coal license. Regulations issued or implemented by the State Council of PRC, the Ministry of Land and Resources, local environmental agencies and other government authorities cover many aspects of coal exploration, and coal mining. Chinese government regulations also monitor the scope of permissible business, shipment of coal, tariff policy and foreign investment allowed in PRC.

        The principal regulations governing the mining business in China include, without limitation:

  China Coal Law, which regulates coal mining enterprises and their activities including addressing mining safety issues.
  China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.
  China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.
  China Environmental Law, which requires a mining project to obtain an environmental feasibility study of the project.
  Foreign Exchange Controls. The principal regulations governing foreign exchange in China are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.
  Our operating subsidiaries in China have been approved by land and resources departments of local governments. Chinese regulations require that mining enterprises procure an exploration or mining license from the land and resource department of local governments before they can carry out exploration or mining activities. This license requires that an enterprise follow proper procedures in its own exploring or mining activities and in selling its products to customers. We have secured or are in the process of securing the necessary exploration or mining licenses from local governments.
  Chinese regulations also require that a mining company must have a safety certification from China’s Administration of Work Safety before it can engage in mining and extracting activities. We have secured or are in the process of securing the necessary safety certifications from the Administration of Work Safety of local governments. Our mining operations have been granted an environmental certification from China Bureau of Environmental Protection.

China’s Twelfth Five-Year Plan; Guizhou Province’s Coal-Mine Consolidation Policy

In March 2011, China’s National People’s Congress approved the nation’s twelfth “Five-Year Plan” (the “Plan”) which provides macro-level guidance in China with respect to national social and economic growth/development direction in the coming five years.  In the Plan, the importance of consolidating smaller coal mines into large coal holding companies via merger and acquisition was specifically mentioned.

In line with the implementation/spirit of the Plan, the Guizhou province of China (in which the Company operates two of its four coal mines) on April 15, 2011 issued a provincial-level notice/order (the “Guizhou Consolidation Policy”) that set forth the following key points, among others—by the end of year 2013: (i) the total number of coal-mine related business enterprises in the Guizhou province (“Guizhou Coal Enterprise”) shall be limited to no more than 200; (ii) each Guizhou Coal Enterprise in Gui Yang City of Guizhou province shall reach at least the capacity to produce One Million (1,000,000) tons of coal per year; (iii) each Guizhou Coal Enterprise in Liu Pan Shu City of Guizhou province shall reach at least the capacity to produce Two Million (2,000,000) tons of coal per year; (iv) for certain coal mines, the mechanization level for coal-mine development and coal mining shall reach respectively, 70% and 45% (by the end of year 2015, 80% and 55% respectively.)

While the Guizhou Consolidation Policy lacks specificity in some areas, it is clear that owners of smaller coal mines in the Guizhou province will face significant pressure in the next few years to sell their mines to bigger coal enterprises in the province.  Therefore, the Company believes that the Guizhou Consolidation Policy is an opportunity to accelerate our acquisition of mines to become a leading regional coal company.

EMPLOYEES

As of January 31, 2011, we have approximately 1600 employees, of which approximately 10 work in at our Seattle headquarters, approximately 25 work in our China Operations Center in Kunming City in Yunnan Province, approximately 55 work in our coal wholesale and distribution operations, approximately 360 work at DaPuAn mine and coal washing facility, approximately 250 work at SuTsong mine, approximately 300 work at Ping Yi mine, approximately 80 work at Ping Yi coal washing facility, approximately 200 work at ZoneLin coking plant, approximately 120 work at Da Ping mine, and approximately 215 work at Hong Xing coal washing facility.  Of our approximately 1,600 employees, approximately 1,200 are employed in a direct production capacity and, approximately 400 are employed in administration, sales, or executive capacity. The Company complies with all employment and labor laws in the United States and we comply with all employment laws in China, which require we have written contracts with all of our employees in China

INTELLECTUAL PROPERTIES AND LICENSES

                We have no material patents, trademarks, or other intellectual property, except that we hold various coal operating licenses issued by the China government to operate coal mines, coal wholesaling, coal washing and coal coking operations as described above.

RESEARCH AND DEVELOPMENT

In fiscal years ended April 30, 2011, 2010 and 2009, we did not incur any material expenditure on research and development activities.

AVAILABLE INFORMATION

We make publicly available free of charge, either on our Company website (www.llenergyinc.com) or via a web link to the U.S. Securities and Exchange Commission (“SEC”) website, our periodic reports (e.g., Form 10-K and Form 10-Q), our current reports (e.g., Form 8-K), our proxy statements, and any amendments thereof, as soon as reasonably practicable after we electronically or otherwise file such material with the SEC.  Please note that those information contained on our website is not a part of this annual report on Form 10-K and information on, or that can be accessed through, our website is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 (as amended) or the Exchange Act of 1934 (as amended).

DESCRIPTION OF PROPERTY

Company Offices, Production Facilities and Other Property:

                As we operate in various parts of China, we own or lease the following buildings (the PRC government granted a 70-year renewable land use right to the owners of the buildings; no land-use right (70 years) limit for Taiwan property):

•      We own approximately 9,000 square feet of office space located at 898 Beijing Road, Kunming City, China which is used as our China Operations Center.

•      We lease approximately 7,500 square feet of office space for our executive offices, located at 130 Andover Park East, Seattle, Washington 98188.

•      We lease an office building, located at Suite 2503, United Plaza, Shenzhen, China, with approximately 1,600 sq ft of office space, which is used as our Shenzhen office.

•      We lease approximately 2,500 square feet of office space located at Civic Plaza, Suite 3401, Guangzhou, China, which is used as our south China center for new business development.

•      We lease approximately 2,777 square feet of office space located at Unit F, 13th Floor, Hua Kun Development Tower, 45 Zhonghua South Road, Guiyang, Guizhou, China, which is used as our offices for our Guizhou operations.

•      We lease approximately 3,617 square feet of office space located at the 4th & 5th Floor, Fu Yuan Lou, 320 National Highway, Hong Gou Town, Guizhou, China, which is used as our regional operations center in Pan County.

•      We lease approximately 149 square feet of office space located at 19th Floor, No.171, Songde Rd., Xinyi Dist., Taipei City 110, Taiwan (R.O.C.) Zip Code: 11085, which is used as our operational center in Taiwan.

We believe that our existing facilities are well maintained and in good operating condition.

MANAGEMENT

                The following tables set forth information regarding current executive officers and directors of the Company. The Board of Directors includes four independent directors and our Chairman, Mr. Dickson V. Lee. Except as otherwise described below, all of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director and executive officer and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Dickson V. Lee	63	Chief Executive Officer and Chairman of the Board
Clayton Fong	52	Executive Vice President of U.S. Operations
Edmund Moy	54	Vice President – Corporate Infrastructure
Norman Mineta	79	Vice-Chair of the Board, Chair of the Nominations Committee, Independent Director
Shirley Kiang	60	Chair of Compensation Committee, Independent Director
Ian Robinson	72	Director and Chief Financial Officer
Dennis Bracy	62	Independent Director
Robert W. Lee	60	Director
Syd S. Peng	72	Independent Director

Dickson V. Lee, Chief Executive Officer and Chairman of the Board
Mr. Lee founded the company in 1995. He has extensive management experience with KPMG and other U.S. companies in New York. Mr. Lee obtained his CPA in 1983 and is currently licensed in Washington state. Mr. Lee is fluent in Mandarin, Cantonese, and English, served as a judicial member of the Hong Kong SEC Insider Dealing Tribunal (a trial court) for six years. He earned his MBA from Dalhousie University, and received an Honorary Doctorate Degree from CYCU in Taiwan. He travels frequently between the US and China.

Clayton Fong, EVP of U.S. Operations
Mr. Fong has served at senior levels in the White House and the California Governor's Office. He served President George HW Bush as Deputy Assistant to the President for Public Liaison, Deputy Director of the US Office of Consumer Affairs and Deputy Associate Director of Presidential Personnel. He was also the CEO of an organization with a payroll of over 1000 employees in 11 offices nationwide. Mr. Fong has extensive experience in management, human resources, marketing, government affairs and international business.

Edmund Moy, Vice President - Corporate Infrastructure
Mr. Moy is energetic executive with experience in both public and private sectors.  He has most recently served as the 38th Director of the United States Mint at the U.S. Department of the Treasury where he had full P&L responsibility for the world's largest manufacturer of coins and medals, with income and profit responsibilities.  He served as a Special Assistant to the President of the United States.  He was a private equity consultant with clients including Welsh, Carson, Anderson & Stowe and as marketing executive with Blue Cross Blue Shield.  Mr. Moy earned a B.A. from the University of Wisconsin with a triple major in economics, international relations, and political science.

Norman Mineta, Vice-Chair of the Board, Chair of the Nominations Committee, Independent Director
Secretary Mineta was former U.S. Transportation Secretary and Commerce Secretary. He became the first Asian Pacific American to hold a cabinet position when he was appointed Secretary of Commerce in 2000. He is a recipient of the Presidential Medal of Freedom, the highest award a civilian can receive in the United States. As a U.S. Congressman, Secretary Mineta represented the Silicon Valley area, connecting him with many of the world's top entrepreneurs and business leaders. He was also the co-founder of the Congressional Asian Pacific American Caucus, a bipartisan advocacy organization within the United States Congress committed to promoting international trade between China, the United States, and other Asian countries. He is a graduate of the University of California at Berkeley.

Shirley Kiang, Chair of Compensation Committee, Independent Director
Ms. Kiang spent over two decades as a senior executive for various high-tech firms in Silicon Valley and Asia, providing guidance in corporate governance and financial analysis. Ms. Kiang is fluent in Mandarin, Cantonese, and English and has close contacts in China and Taiwan. Ms. Kiang graduated from the board of director training course at Stanford University Law School.  She holds a bachelor's degree in psychology and an MBA from the University of Massachusetts. She has been a board member since 1998, and is Chairperson of the Compensation Committee.

Ian Robinson, Director and Chief Financial Officer
Mr. Robinson a former partner at Ernst & Young and serves as the Chairman of the Audit Committee. Mr. Robinson serves as a Board Member of several U.S. and Hong Kong publicly listed companies, has over 40 years of experience in auditing and public reporting. Mr. Robinson graduated from the board of director training course at Stanford University Law School. He is a Fellow of the CPA Society of Australia and Hong Kong and travels frequently between the U.S. and Hong Kong.

Dennis Bracy, Independent Director
Mr. Bracy is the CEO of the U.S.-China Clean Energy Forum and Chair of the Washington State China Relations Council.  A former advisor to executives, Senators, Governors and other public officials, he is considered a leading energy strategist.  His clients have included the U.S. Department of Energy, Pacific Northwest National Laboratory, Boeing, Microsoft, and Demand Energy Networks.  He earned his bachelor’s degree from the University of St. Louis.

Robert Lee, Director
Mr. Lee is fluent in Mandarin and English and is highly involved in the company's corporate strategic planning and due diligence efforts. Mr. Lee has a strong operational and engineering background and provides stewardship and vision to the management team. Robert studied engineering and mathematics at Michigan State University and is a manager of the L&L team.

Dr. Syd S. Peng, PhD, Coal Advisor, Independent Director
Dr. Peng is a distinguished professor of mining engineering at the West Virginia University (WVU), specializing in underground mining technologies.  Dr. Peng worked for the U.S. Bureau of Mines, joined the faculty of WVU where he served as Chairman of the Department of Mining Engineering.  Dr. Peng earned his PhD in Mining Engineering from Stanford University in 1970.

DISCLOSURE OF CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Board of Directors oversees the Company’s business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, by reading the reports and other materials that the Company sends them and by participating in Board and committee meetings. In specific, the Board establishes various committees such as the Audit Committee, the Nomination Committee and the Compensation Committee, so that each Committee can focus on specific areas and work with the CEO for company operations.

Meetings of Board of Directors

The Board of Directors met eleven times during the fiscal year ended April 30, 2011, of which two were in person.  The Board of Directors has standing Audit, Compensation and Nominating & Corporate Governance Committees.  Each director attended at least 75% of the aggregate number of the Company’s board meetings and meetings of the committee on which each such director served during the fiscal 2011 year.

Directors of the Board meet frequently via emails, telephones, or in person during the year. In September of 2011, concurrent with the Stockholders’ Meeting a strategic corporate planning meeting is being held in Seattle to discuss the Company’s business matters with Management.

Director Independence

The Board has determined that Ms. Shirley Kiang, Messrs. Dennis Bracy, Norman Mineta, and Dr. Syd S. Peng are the independent directors. Additionally, the Board has determined that Mr. Ian Robinson was independent for all of fiscal year ending April 30, 2011. He became a non-independent Member of the Board on June 30, 2011, upon his appointment as the Company’s CFO.

1.       Audit Committee

The Board of Directors created the Audit Committee in 2008.  The Audit Committee consists of Ms. Shirley Kiang and Messrs. Dennis Bracy and Syd Peng.  The Board of Directors has determined that Ms. Shirley Kiang meets the “audit committee financial experts” qualification as defined under Item 407(d) of Regulation S-K.  As more fully described in its charter, the Audit Committee’s responsibilities include:  1) monitoring the quality, reliability and integrity of the accounting policies and financial statements of the Company; 2) overseeing the Company’s compliance with legal and regulatory requirements; 3) reviewing the independence, qualifications and performance of the Company’s internal and external auditors, 4) overseeing the performance of the Company’s internal audit function and independent auditors and, 5) preparing an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.  The Audit Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html

2.       Nominating & Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Company is appointed by the Board of Directors.  The Nominating and Corporate Governance Committee consists of Messrs. Norman Mineta (Chair) and Dennis Bracy.  The Nominating & Corporate Governance Committee has a written charter describing its functions and responsibilities which include:  1) assist the Board in identifying individuals qualified to become members of the Board and executive officers of the Company, 2) select, or recommend that the Board select, director nominees for election as directors by the stockholders of the Company; 3) develop and recommend to the Board a set of effective governance policies and procedures applicable to the Company; 4) lead the Board in its annual review of the Board’s performance; 5) recommend to the Board director nominees for each committee, 6) make recommendations regarding committee purpose, structure and operations, and 7) oversee and approve a management continuity planning process.  The Nominating & Corporate Governance Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html.

3.       Compensation Committee

The Compensation Committee of the Company is appointed by the Board of Directors to assist the Board in discharging its responsibilities relating to compensation of the directors and executive officers of the Company.  The Compensation Committee consists of Ms. Shirley Kiang (Chair) and Mr. Dennis Bracy.  The Compensation Committee has a written charter for its members describing specific powers and duties which include:  1) to review and approve the Company’s overall compensation philosophy and policies for executive officers of the Company and its subsidiaries generally; and to review, approve and recommend the compensation of the CEO (including salary, bonuses and benefits) for approval by the directors serving on the Board who satisfy the Independence Requirements; 2) to review and approve the corporate goals and objectives relevant to the compensation of the CEO, with the primary overall objectives of the Company’s executive compensation program focused on attracting, retaining and motivating the Company’s management and providing a strong link between executive compensation and performance. 3) to request that management obtain information in order for the Committee to assess executive compensation, 4) to oversee, review, monitor and make recommendations to the Board with respect to compensation plans, equity-based plans and plans pertaining to incentive compensation, pensions, benefits and retirement savings and to exercise all the authority of the Board with respect to the administration and interpretation of such plans; 5) to review and approve all equity- and cash-based awards pursuant to the Company’s plans; 6) to review and approve any employment contract or related agreement, such as a severance arrangement or a supplementary pension, for any executive officer; 7) to review director compensation, if any, and recommend from time to time to the Board any proposed changes to such compensation; 8) to review periodically the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code; 9) to serve as a counseling committee to the CEO of the Company regarding compensation matters and such other matters as the Board may from time to time direct; 10) to review the procedures and policies of the Company time direct; 10) to review the procedures and policies of the Company designed to ensure compliance with applicable laws and regulations relating to compensation of executive officers and to monitor the results of these compliance efforts;11) to maintain minutes or other records of meetings and activities of the Committee and to report to the Board following meetings of or actions taken by the Committee; 12) to have prepared and to review and discuss with management the Company’s compensation discussion and analysis disclosure required by the SEC and, based on this review and discussion, recommend to the Board the inclusion of such disclosure in the Company’s proxy statement or annual report on Form 10-K, in accordance with applicable rules and regulations promulgated by the SEC, the NASDAQ and other regulatory bodies; 13) to produce a compensation committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; 14) to conduct or authorize investigations into any matters within the Committee’s purpose and powers; 15) to review and reassess the powers of the Committee and the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval; 16) to conduct an annual performance review and evaluation of the Committee; 17) to consider such other matters in relation to the compensation polices of the Company as the Committee or the Board may, in its discretion, determine to be advisable.  The Compensation Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html. Currently, Dickson V. Lee, Chairman of the Board of Directors, is the only member of the Board who holds over 5% of the Company’s common shares.

COMPENSATION OF EXECUTIVE OFFICERS

The following summary compensation table indicates the cash and non-cash compensation earned for the three fiscal years ended April 30, 2011, 2010 and 2009 by the three highest paid executive officers who served in one or more of such fiscal years.  Executives are entitled to salary, stock and warrant awards, which vest 100% in June of the year following grant date.  Stock and warrant awards will be forfeited if the executive does not remain with the Company until such award is fully vested.

Summary Executive Compensation Table

Name and Principal Position	Year	Base Salary	Stock Awards(1)(2)	Option Awards(3)	Non-Equity Awards	Total

Dickson V. Lee, Chairman of the Board and Chief Executive Officer (8)	2011 2010 2009	$200,000 $174,503 $132,000	$1,033,702 $ - $11,100	$ - $41,729 $25,067	$ - $16,667 $ -	$1,233,702 $232,899 $ 168,167

Jung Mei (Rosemary) Wang, CPA, prior Acting-CFO (4)	2011 2010 2009	$197,122 $92,091 $ -	$43,800 $21,000 $ -	$ $83,511 $ -	$30,000 $9,100 $ -	$270,922 $205,702 $ -

David Lin, prior Acting-CFO (5)	2011 2010 2009	$70,725 $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$70,725 $ - $ -

Clayton Fong, Executive Vice President - US Operations	2011 2010 2009	$250,000 $75,000 $ -	$592,900 $49,000 $ -	$ - $ - $ -	$102,000 $5,865 $ -	$944,900 $129,865 $ -

Edmund Moy, Vice President - Corporate Infrastructure (6)	2011 2010 2009	$120,313 $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$120,313 $ - $ -

Connie Wong, prior Executive Vice President Corporate Infrastructure (7)	2011 2010 2009	$101,438 $ - $ -	$303,200 $ - $ -	$ - $ - $ -	$ - $ - $ -	$404,638 $ - $ -

___________________

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2011, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date. Closing price on April 29, 2011 was $6.95.

(2) Bonus amounts reported herein are for services performed in the fiscal year ending April 30, 2010. These amounts were not awarded to the recipients until they were approved on September 9, 2010 at the Annual Meeting of Shareholders.

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2010, in accordance with Financial Accounting Standards Board Statement FAS 123(R), of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2010.  No warrants were issued to or forfeited by any of the executive officers during fiscal 2011.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the executive officers.

(4) Compensation for eight months of services and includes advisor fees paid.

(5) Compensation for five months of services as CFO and 3 months as Director of Accounting.

(6) Compensation for four months of services.

(7) Compensation for six months of services.

(8) $200,000 paid in cash, $200,000 accrued but not yet paid

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

Employment Agreements

Mr. Dickson V. Lee, Chairman and CEO, entered into an Employment Agreement on May 1, 2009 with the Company. Pursuant to the terms of his Employee Agreement for CEO duties, Mr. Lee’s base salary for fiscal year ending April 30, 2010 was $174,503, option awards of 48,000, and other compensation of $16,667; and for fiscal year ending April 30, 2011 is $400,000 subject to shareholder approval. Mr. Lee is entitled to all standard benefits of the Company. For Chairman duties, Mr. Lee’s base salary for fiscal year ending April 30, 2010 was $45,000 (50% in cash and 50% in stock); and waived for fiscal year ending April 30, 2011. Mr. Lee is an at-will employee. In the event of Termination Without Cause, Resignation by Employee for Good Reason, or Resignation as a Result of Change of Control, Mr. Lee is entitled to base salary, awarded bonuses, earned benefits, acceleration of any unvested warrant awards which will immediately vest and become exercisable, reimbursement of COBRA benefits for six (6) months.  Mr. Lee’s outside business activities must be secondary to his employment with the Company, and should be disclosed to the Board of Directors. The Company will use commercially reasonable efforts to insure Mr. Lee under the Company’s Directors and Officers Liability Insurance Policy and the Company agrees to indemnify Mr. Lee  in connection with his service as an officer of the Company.

Mr. Ian G. Robinson,   CFO, entered into a letter agreement confirming his employment as of July 1, 2011. The contract is a one year term expiring on June 30, 2012. Mr. Robinson has outside business activities that he will generally disclose to the Company. His compensation is $150,000 per year, inclusive of his director’s fees and an award of 100,000 shares vested quarterly, over three years. The shares will be issued once a year, beginning on the first year anniversary date. Additional bonuses at year end will be at the discretion of the CEO, and subject to approval by the Board of Director’s Compensation Committee.  Pursuant to his letter agreement, Mr. Robinson is an insider of the Company and agrees to sign the Company’s Non- Disclosure Agreement.

Mr. Clayton Fong, Executive Vice President US Operations, base salary was increased to $250,000 and the increase was approved by shareholder vote.

Mr. Edmund Moy, Vice President Corporate Infrastructure, entered into a letter agreement on December 13, 2010, and his employment was effective January 10, 2011. Mr. Moy’s employment was subject to a probationary period of three months.  Mr. Moy is currently an at-will employee. Pursuant to this letter agreement, Mr. Moy’s annual compensation is $225,000 plus benefits, with a $50,000 bonus to be paid upon completion of his three month probationary period. In addition, Mr. Moy was granted 100,000 shares of the Company’s common stock vested over three years, paid in equal installments beginning at his one year anniversary dates. Additional $35,000 cash was paid upon signing to assist Mr. Moy and his family relocating to the Seattle, Washington area.

Board Member Contracts

Each member of the Board of Directors of the Company is required to sign a Board Member Contract.  Pursuant to the Board Member Contract, Directors serve a term which expires on the earlier of one year or until the next annual shareholders’ meeting, at which time such Director’s one-year term expires and such Director is subject to re-election.  The Board Member Contract provides that the Directors may be appointed to sit on a committee of the Board of the Directors.  The Board Member Contract sets forth the annual compensation for Directors, currently as follows: $60,000 (prorated if less than one year of service); and for serving as a Committee Chair an additional $20,000 annually, prorated, if less than one year of service.  Although the contract provides that payment will be made 80% in cash and 20% in stock by value, the Board recently approved payment in such proportion of cash and stock as each Board member may prefer.  Director compensation is subject to change by the Company’s Compensation Committee.  The Board Member Contract also sets forth the responsibilities of each of the Director and Company with respect to the directorship.

Mr. Norman Y. Mineta entered into a Board Member Contract with the Company on August 4, 2010 with the same term as provided in the form of Board Member Contract described above. Pursuant to such contract, Mr. Mineta accepted appointment as Vice-Chairman of the Board and Chair of the Nominations Committee and is entitled to receive additional compensation for his role as Vice-Chairman, for recognition of past experience and stature and for additional time commitments. Mr. Mineta's regular 12 month compensation will be $250,000 per year.  However, Mr. Mineta's initial term is 13 months and therefore for such initial term he is entitled to $270,834, which shall be paid $216,667 in cash and 4,814 in shares, 2,407 of which shares vested on August 2, 2010 and 2,407 shares will vest on March 1, 2011.  Mr. Mineta's Board Member Contract is subject to change by the Company's Compensation Committee.

Director Compensation

This section provides information regarding the compensation for directors (in respect of services only as a director in the case of Messrs. Dickson Lee and Robert Lee) and amounts paid and securities awarded to these directors during fiscal 2011.  Directors may, at their option, elect to receive their total compensation in any ratio of cash to equity.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option/Warrant Awards(2) ($)	Total ($)

Dickson V. Lee	-	-	-	-
Norman Mineta	150,003	54,167	-	204,170
Shirley Kiang	64,000	16,000	-	80,000
Ian Robinson	64,000	16,000	-	80,000
Dennis Bracy(3)	64,000	16,000	282,444	362,444
Robert Lee	48,000	12,000	-	60,000
Robert Okun	15,000	30,000	-	45,000
Andrew Leitch	13,290	3,322	-	16,612

___________________

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2011, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date. For information regarding the number of restricted stock units held by each director as of April 30, 2011, see the column “Stock Awards Outstanding” in the table below.

(2) The amounts   in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2011, in accordance with Financial Accounting Standards Board Statement FAS 123(R), of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2011.  No warrants were forfeited by any of the directors during fiscal 2011.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the directors. For information regarding the number of warrants held by each director as of April 30, 2011, see the column “Warrants Outstanding” in the table below.

(3) Option award corresponds to multiple years of service of Mr. Bracy on the Board of Directors.

The directors held the following numbers of stock awards and warrant awards as of April 30, 2011:

Director	Stock Awards Outstanding	Options/Warrants Outstanding
Dickson V. Lee	0	0
Shirley Kiang	0	69,666
Ian Robinson	0	23,000
Dennis Bracy	0	40,000
Robert Lee	0	19,250
Robert Okun	0	1,000
Andrew Leitch	0	0

Indemnification of Officers and Directors

                We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. See Item 14 for a description of Section 78.7502 of the Nev. Rev. St.  Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

                Such indemnification provision may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors' and officers' activities conducted for and on behalf of L&L up to the amount of $3 million in the aggregate.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Legal Proceedings of Directors and Executive Officers

(a) Except as described in paragraph (b) below, during the past ten years, none of the Company’s directors or executive officers has been:

•        the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•         found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•         subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•         subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(b) Officers and Directors Subject to Orders during the Past Ten Years:

From 2003 and 2004 the Company engaged an individual independent contractor to identify potential investors for our financings (collectively, the “2003-2004 Financing”).  In connection with the 2003-2004 Financing, state securities regulatory agencies for New Mexico, California, Connecticut and Washington initiated proceedings (collectively, “Proceedings”) against the independent contractor, the Company and the Company’s CEO Mr. Dickson V. Lee.  In the Proceedings, they generally alleged that the independent contractor sold securities while being unlicensed and sold securities without such securities being qualified or otherwise exempt and made misstatements and/or omissions of material fact. Further, they generally alleged that the Company and Mr. Lee used an unregistered securities salesperson and/or failed to adequately supervise such salesperson, sold securities without such securities being qualified under or being exempt from applicable state securities laws, and/or made misstatements of material facts and/or omitted to state material facts about the Company and the independent contractor in connection with the offers and sales of securities in the 2003-2004 Financing.

In March 2006, the Company entered into a Consent Agreement with the State of New Mexico’s Securities Division under which the Company and Mr. Lee were generally ordered to refrain from future state securities laws violations and to pay administrative fines, and the Company (without a finding of guilt or the Company having to admit the allegations made) agreed to provide the requested information and send rescission letters to the two New Mexico investors who purchased in the financings, amend and correct a Form D filed with the Securities and Exchange Commission, and to pay civil monetary penalties and fees.  In May 2006, the California Corporation’s Commissioner issued an administrative order prohibiting Mr. Dickson V. Lee from making offers or sales of securities in California unless and until such shares have been qualified, effecting transactions as broker-dealer of the Company’s securities until Mr. Lee was registered as a broker-dealer, or offering or selling or buying or offering to buy any security in California by means of any misleading statement. Mr. Lee has been in compliance with the order since its issue.  In April 2007, the Department of Banking of the State of Connecticut issued a consent order against the Company and its officers ordering (i) the Company and its officers to refrain from violations of state securities laws, (ii) prohibiting the Company from selling securities in or from Connecticut for ten years and (iii) payment of an administrative fine. In November 2009, the Company was granted relief from the 10 year prohibition and entered an order modifying the consent whereby the Company is permitted to sell securities so long as it complies with the terms of the order.  In October 2009, the Securities Administrator of the State of Washington issued a consent order against the Company and Dickson V. Lee under which the two respondents were generally ordered to refrain from future state securities laws violations, and to pay administrative fine and reimburse the government for incurred investigation expenses.

In addition, in February 2007, Dickson V. Lee was prohibited by FINRA from practicing as a broker for one year. The one-year period has since been completed and Mr. Lee is eligible to hold a broker license should he so choose.

On August 26, 2011, a complaint was filed against the Company, certain officers and directors (i.e., Dickson V. Lee and Ian G. Robinson) and a former officer (i.e., Jung Mei (Rosemary) Wang) in the United States District Court, Western District of Washington at Seattle on behalf of a single plaintiff Jeff Mills.  The complaint indicates that the plaintiff’s lawyers will seek to have it certified as a class action (the “Potential Class Action”).  It alleges that the Company filed false and misleading reports with the SEC from August 13, 2009 to August 2, 2011 primarily based upon an amendment the Company filed to its 2010 Annual Report on Form 10-K on July 28, 2010 and a report published by the Glaucus Research Group on August 2, 2011.  In connection with or related to the Potential Class Action: (A) On November 4, 2011, a complaint was filed by Larew P. Stouffer, an individual, in a derivative suit against the Company as nominal defendant, and against certain existing officers/employees and/or directors (i.e., Dickson V. Lee, Norman Mineta, Ian G. Robinson, Robert W. Lee, Shirley Kiang, Dennis Bracy, Syd S. Peng) and certain former officers and/or directors (i.e., Edward L. Dowd, Andrew M. Leitch, Robert Okun, Joseph J. Borich, Jung Mei Wang and David Lin) in the First Judicial District Court of the State of Nevada for Carson City (the “Stouffer Derivative Suit”).  It mainly alleges that the defendants breached fiduciary duties to the Company and its shareholders, wasted corporate assets by paying certain officers and directors who breached their fiduciary duties, were unjustly enriched by accepting compensation while breaching fiduciary duties, and committed wrongful acts in concerted action.  (B) On November 15, 2011, a complaint was filed by Russell L. Bush, an individual, in a derivative suit against the Company as nominal defendant, and against all existing directors (i.e., Dickson V. Lee, Norman Mineta, Ian G. Robinson, Robert W. Lee, Shirley Kiang, Dennis Bracy, Syd S. Peng) in the United States District Court, Western District of Washington at Seattle (the “Bush Derivative Suit”, with the Stouffer Derivative Suit, the “Derivative Suits”).  It mainly alleges that the defendants breached fiduciary duties by failing to install proper internal control and overseeing system, and were unjustly enriched by accepting compensation while breaching fiduciary duties.  We have timely notified our insurance carrier of the Potential Class Action and the Derivative Suits and we intend to defend these lawsuits vigorously.

No director, officer or affiliate of the Company, or any record or beneficial owner of 5% or more of the Company’s common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, the Company or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of July 31, 2011 with respect to persons known to the Company to be the beneficial owners of more than 5% of its voting securities and with respect to the beneficial ownership of such securities by each director of the Company and by all directors and executive officers of the Company as a group.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 30, 2011 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.  To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Class of Stock	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officer(s) and Directors
Common	Dickson V. Lee 130 Andover Park East, Suite 200 Seattle, Washington 98188	7,117,815	21.58%
Common	Dennis Bracy(2)	43,462	*
Common	Shirley Kiang(3)	240,147	*
Common	Robert Lee(4)	756,641	2.29%
Common	Ian Robinson(5)	62,420	*
Common	Clayton Fong	94,901	*
Common	Edmund Moy	0	*
Common	Norman Y. Mineta	4,814	*
Common	Robert Okun(6)	6,110	*
Common	Andrew Leitch(7)	981	*
Common	Syd S. Peng(8)	2,584	*
Common	All Officers and Directors as a group (11 persons)	8,379,291	25.41%
5% or above Stockholders
Common	T Squared Investments LLC(9),(10)\ 1325 Sixth Avenue, Floor 27 New York, NY 10019	2,835,250	8.60%

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* less than one percent.

(1) In the case of more than five percent holders.

(2) Includes options to purchase 40,000 shares of common stock that are presently exercisable and 705 shares of common stock that Mr. Bracy has a right to receive as compensation for the first fiscal quarter ending July 31, 2011.

(3) Includes warrants to purchase 69,666 shares of common stock that are presently exercisable and 705 shares of common stock that Ms. Kiang has a right to receive as compensation for the first fiscal quarter ending July 31, 2011.

(4) Includes warrants to purchase 19,250 shares of common stock that are presently exercisable and 529 shares of common stock that Mr. Lee  has a right to receive as compensation for the first fiscal quarter ending July 31, 2011.

(5) Includes warrants to purchase 23,000 shares of common stock that are presently exercisable and 646 shares of common stock that Mr. Robinson has a right to receive as compensation for first fiscal quarter ending July 31, 2011.

(6) Includes warrants to purchase 1,000 shares of common stock that are presently exercisable.

(7) Includes 529 shares of common stock as compensation for the first fiscal quarter ending July 31, 2011.

(8) Includes 584 shares of common stock as compensation for the first fiscal quarter ending July 31, 2011.

(9) Based solely upon information provided by T Squared Investments LLC to the Company.

(10) Includes options to purchase 80,000 shares of common stock that are presently exercisable held by T Squared Investments LLC and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

Mr. Robert Lee, a Board member, is the brother of Dickson Lee, Chief Executive Officer and Chairman of the Board.  Mr. Norman Lee, General Manager, China Operations, and Mr. Paul Lee, the former General Manager, China Operations are brothers to both Robert Lee and Dickson Lee.

Related Party Transactions

The Company loaned money to various entities that have non-controlling interests with the Company.  Those loans are notes receivables, secured by assets and machinery of the various mines or businesses indicated below.  Because the borrowers under the notes have business in which the Company has an interest, the Company believes the borrowers are considered as related parties.  Total amount of the related party transactions are approximately $5.8 million as of July 31, 2011 which is tabled below.  While in the prior year, as of April 30, 2011, total related party transactions amounted transaction amounts to approximately $7.4 million including approximately $5.53 million is a loan to non controlling interest shareholders of 2 Mines, approximately $1.5 million for an advance to a KMC manager for the development of the Tian-Ri Coal Mine.

Borrowers	USD	Maturity	Collateralized by
Associates to TianRi Coal Mine	$ 1,573,508	May 1, 2015	Mining equipment
Associates to SuTsong	2,795,595	May 1, 2015	Mine Assets
Associates to DuPuAn	1,108,007	May 1, 2015	Mine Assets
Yunnan Tinnan Co. Ltd.	240,878	May 1, 2015	Machinery
Others	40,161	Various dates
	$5,758,149

As of July 31, 2011 and April 30, 2011, the Company had the following other payables to the related parties as listed below:

Payable-related party	July 31, 2011	April 30, 2011
Payable to previous owners of ZoneLin (less non-current)	$200,000	$200,000
Payable to previous owners of DaPing Coal Mine	15,388,508	17,064,815
Total current Payable-related party	15,588,508	17,264,815
Payable to previous owners of ZoneLin(non-current)	800,000	800,000
Total Payable-related party	$16,388,508	$18,064,815

Total Payable-related party was $16 million as of July 31, 2011. None of these payables bear interest and they are not collateralized by any assets of the Company. A balance of $15.4 million was part of the consideration payable to the owner of the acquisition of DaPing coal mine during the year ended April 30, 2011

Due to officer	July 31, 2011	April 30, 2011
Dickson Lee (See Note 25)	$420,000	$420,000
Robert Lee	650,000	650,000
Total due to officer	$1,070,000	$1,070,000

In 2011, Dickson Lee and Robert Lee granted $1.07 million temporary interest free loans to support funding of Bowie mine and other business purposes.

Effective October 28, 2011, the Company issued promissory notes (unsecured) to certain accredited investors and employees of the Company in the principal amount of $384,872.  The proceeds of the notes were used primarily for general business purposes in the U.S.  The notes mature on the 330th day from the dates of receipt of cash contribution from the holders of the notes and the Company may prepay all or any portion of the notes without penalty.  Interest is payable on the unpaid balance of the notes at an annual rate of 10%.  As further consideration for providing this financing, the holders of the notes have also received warrants to purchase an aggregate of 96,218 shares of the Company’s common stock at an exercise price of $4.00 per share.  The warrants expire at the end of the four-year period following the maturity dates of the corresponding promissory notes.  The issuance and sale of the warrants was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal year ended April 30, 2009, the Company changed its independent accountants, and engaged Kabani & Co., Inc as its current accountant to replace Jaspers and Hall, PC.  There are not and have not been any disagreements between us, our prior independent accountant or our current independent accountant on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

                We are incorporated under the laws of the state of Nevada.  As of the date of this prospectus, our authorized capital stock consists of 120,000,000 shares of Common Stock, and 2,500,000 shares of preferred stock, no par value per share.  As of December 31, 2010, an aggregate of 31,345,261shares of common stock were outstanding.  There are no shares of preferred stock outstanding.

Common Stock

                Each shareholder of our Common Stock, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on.  The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business.  Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy is required.  The Company's articles of incorporation do not provide for cumulative voting or preemptive rights.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of our warrants will be fully paid and non-assessable.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Market for Registrant's Common Equity And Related Stockholder Matters

Market Information

Our common stock, par value $0.001 per share (“Common Stock”), is traded on the Nasdaq Stock Market under the symbol “LLEN”. As of Friday, December 31, 2010, the last sale price was $ 10.80.  The following table sets forth, for the periods indicated, the reported high and low last sale price on the Nasdaq Stock Market (and before October 31, 2010, the reported high and low closing bid quotations for our common stock as reported on the OTCBB).  The prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Quarter Ended	High	Low
October 31, 2011	5.27	2.18
July 31, 2011	7.64	4.29
April 30, 2011	9.05	4.29
January 31, 2011	13.56	7.27
October 31, 2010	11.81	6.87
July 31, 2010	11.59	7.76
April 30, 2010	14.91	5.75
January 31, 2010	7.90	4.25
October 31, 2009	6.39	3.00
July 31, 2009	3.50	1.55
April 30, 2009	1.85	0.55
January 31, 2009	2.50	0.31
October 31, 2008	2.50	2.00
July 31, 2008	-N/A -	-N/A -
April 30, 2008	-N/A -	-N/A -
January 31, 2007	-N/A -	-N/A -
October 31, 2007	-N/A -	-N/A -
July 31, 2007	-N/A -	-N/A -

                As of October 31, 2010, there were approximately 30,223,749 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding.

Holders

                As of Friday, December 31, 2010, there were over 7,000 record-holders of the Company’s common stock.

Dividends

                The Company has not declared or paid any cash dividends on its common stock. It intends to retain earnings, if any, to finance the development and expansion of the business. As a result, the Company does not anticipate paying dividends on our common stock in the foreseeable future. Payment of dividends, if any, will depend on our future earnings, capital requirements and financial position, plans for expansion, general economic conditions and other pertinent factors.

SELLING SECURITY HOLDERS

We are registering the following securities: (i) 1,371,021 shares of common stock issued in conjunction with the October Financing; (ii) 932,295 shares of common stock underlying the warrants issued in conjunction with the October Financing; (iii) 835,389 shares of common stock issued in conjunction with the November Financing; (iv) 568,068 shares of common stock underlying the warrants issued in conjunction with the November Financing; and (v) 500,000 shares of common stock underlying the warrants issued in conjunction with the May Financing.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time.  The selling security holders may sell all, some, or none of their shares in this offering.  See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2010 (assuming full exercise of the Warrants held by such selling security holder). Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned based on 31,345,261 shares of common stock outstanding as of December 31, 2010.

The selling security holders may decide to sell all, some, or none of the securities listed below. We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules promulgated by the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

Selling Security Holders’ Table

Name (A)	Securities Beneficially Owned Prior to Offering(1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (4) (E)
Bohdan Chaban (5)	16,000	16,000	0	0%
The Carnahan Trust (6)	20,000	20,000	0	0%
Cranshire Capital LP (7)	104,000	104,000	0	0%
David Hickok (8)	20,800	20,800	0	0%
Ding Chu Fuh Chen (9)	4,800	4,800	0	0%
Dominique Lubar (10)	10,400	10,400	0	0%
Francis Sarre (11)	10,400	10,400	0	0%
Guy C. Billups III (12)	88,000	88,000	0	0%
Hubert Wieser (13)	10,400	10,400	0	0%
Hudson Bay Fund LP (14)	44,928	44,928	0	0%
Hudson Bay Overseas Fund, Ltd. (15)	79,872	79,872	0	0%
Ira Kalfus (16)	24,000	24,000	0	0%
James Shapland and Joanne Shapland (17)	13,600	13,600	0	0%
Jan J. Laskowski and Sofia M. Laskowski (18)	16,000	16,000	0	0%
Jeff Tisherman (19)	32,000	32,000	0	0%
Joseph A. Cox (20)	24,000	24,000	0	0%
Joav Avtalion (21)	10,400	10,400	0	0%
Joseph Huggins (22)	10,400	10,400	0	0%
Leonard Hodes (23)	16,000	16,000	0	0%
Mark A. Suwyn (24)	53,600	53,600	0	0%
Mark Brosso and Maureen Brosso (25)	20,800	20,800	0	0%
Mark Sourian (26)	10,400	10,400	0	0%
Michael Carroll and Sheila Carroll (27)	40,000	40,000	0	0%
Meltronics Resources, L.P. (28)	31,200	31,200	0	0%
MidSouth Investor Fund, LP (29)	124,800	124,800	0	0%
Muneswara Sreenivasan (30)	10,400	10,400	0	0%
Nina M. Dougar (31)	12,800	12,800	0	0%
Pandora Select Partners, LP (32)	417,392	417,392	0	0%
Prakash Desai (33)	2,400	2,400	0	0%
Questier Bernard (34)	81,634	81,634	0	0%
Richard Cohen (35)	41,600	41,600	0	0%
Roderic Prat (36)	168,000	168,000	0	0%
Roger K. Cady (37)	24,000	24,000	0	0%
S. Alexei Gitter (38)	4,800	4,800	0	0%
Silvano Marchetto (39)	20,800	20,800	0	0%
Starwest Financial Corporation (40)	10,400	10,400	0	0%
Thibaud Morin (41)	10,400	10,400	0	0%
Thomas Hansbauer and Suzanne Hansbauer (42)	9,600	9,600	0	0%
Whitebox Intermarket Partners, LP (43)	86,818	86,818	0	0%
Whitebox Combined Partners, LP (44)	455,790	455,790	0	0%
Laidlaw & Company (UK) Ltd. (3)(45)(46)	10,968	10,968	0	0%
Laidlaw Holdings Plc (47)(48)	5,546	5,546	0	0%
Buff Trust (49)(50)	17,549	17,549	0	0%
Garnet Trust (51)(52)	17,549	17,549	0	0%
Theodore V. Fowler (53)(54)	5,000	5,000	0	0%
Lance Friedman (55)(56)	17,060	17,060	0	0%
Daniel T. Guilfoile (57)(58)	17,060	17,060	0	0%
Jonathan P. Lawrence (59)(60)	500	500	0	0%
Hugh Regan (61)(62)	8,794	8,794	0	0%
Francis R. Smith (63)(64)	3,228	3,228	0	0%
Robert K. Connors (65)(66)	700	700	0	0%
Ron Zuckerman (67)(68)	300	300	0	0%
Hasan Bacovic (69)(70)	57	57	0	0%
Craig A. Bonn (71)(72)	244	244	0	0%
Todd A. Cirella (73)(74)	826	826	0	0%
Jason Russo (75)(76)	825	825	0	0%
Robert J. Bonaventura (77)(78)	850	850	0	0%
Oleg Shtaynberger (79)(80)	113	113	0	0%
Hugh J. Marasa, Jr. (81)(82)	500	500	0	0%
Joseph M. Fedorko (83)(84)	850	850	0	0%
Peter Silverman (85)(86)	1,163	1,163	0	0%
Alpha Capital Anstalt (87)	102,565	102,565	0	0%
Coronado Capital Partners, LP (88)	82,053	82,053	0	0%
Excalibur Special Opportunities, LP (89)	410,258	410,258	0	0%
Linda Hechter (90)	30,770	30,770	0	0%
Marc Freeman (91)	20,514	20,514	0	0%
Next View Capital, LP (92)	160,000	160,000	0	0%
Proximity Fund, LP (93)	160,000	160,000	0	0%
Sarita Madan (94)	10,258	10,258	0	0%
SEI Private Trust Co. FAO JM Smucker Co. Master Trust (95)	205,130	205,130	0	0%
The USX China Fund (96)	32,000	32,000	0	0%
Whalehaven Capital Fund, Ltd. (97)	123,077	123,077	0	0%
Barretto Securities, Inc. (3) (98)	66,832	66,832	0	0%
Silver Rock II, Ltd (99)	660,000	500,000	160,000	0.5471%
----------------------------

                As of October 31, 2010, there were approximately 30,223,749 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding.

(1)

Unless otherwise indicated, the selling security holders purchased the securities being offered in the October and November Financings described above. The securities purchased in both private offerings consisted of Units at a price per Unit of $3.90 and with each Unit consisting of one share of our common stock and 6/10ths of one common stock share purchase warrant, with each whole warrant entitling the holder to purchase an additional common stock share at an exercise price of $5.62 per common share for a period of 60 months.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.
(3)	Denotes broker-dealer.
(4)	Based on a total of 31,345,261 shares of common stock outstanding as of December 31, 2010
(5)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(6)

Kevin Carnahan is the natural person who has voting and investment control over the shares held by Carnahan Trust. Kevin Carnahan disclaims beneficial ownership of the shares. Number of shares owned before the offering include 7,500 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(7)

Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire. Number of shares owned before the offering include 39,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(8)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(9)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(10)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(11)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(12)	Number of shares being registered include up to 33,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(13)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(14)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Fund, LP. Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 16,848 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(15)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Overseas Fund, Ltd. Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 29,952 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(16)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(17)	Number of shares being registered include up to 5,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(18)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(19)	Number of shares being registered include up to 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(20)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(21)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(22)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(23)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(24)	Number of shares being registered include up to 20,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(25)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(26)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(27)	Number of shares being registered include up to 15,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(28)

Paul Melchiorre is the natural person who has voting and investment control over the shares held by Meltronics Resources, LP. Paul Melchiorre disclaims beneficial ownership of the shares. Number of shares owned before the offering include 11,700 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(29)

Lyman O. Heidtke is the natural person who has voting and investment control over the shares held by MidSouth Investor Fund, LP. Lyman O. Heidtke disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(30)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(31)	Number of shares being registered include up to 4,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(32)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Pandora Select Partners, LP. Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 156,522 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(33)	Number of shares being registered include up to 900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(34)	Number of shares being registered include up to 30,613 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(35)	Number of shares being registered include up to 15,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(36)	Number of shares being registered include up to 63,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(37)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(38)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(39)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(40)

Larry B. Krause is the natural person who has voting and investment control over the shares held by Starwest Financial Corporation. Larry B. Krause disclaims beneficial ownership of the shares. Number of shares owned before the offering include 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(41)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(42)	Number of shares being registered include up to 3,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(43)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Intermarket Partners, L.P. Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 32,557 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(44)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Combined Partners, L.P. Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 170,921 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(45)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(46)

Represents 10,968 shares underlying warrants with an exercise price of $6.11 per share that were issued to Laidlaw & Company (UK) Ltd. as compensation for services as placement agent in Registrant’s October Financing described. This selling security holder is a member firm of FINRA. Hugh Regan is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(47)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(48)

Represents 5,546 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above. Hugh Regan is the natural person who has voting and investment control over the shares held by Laidlaw Holdings, Plc. Hugh Regan disclaims beneficial ownership of the shares.

(49)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(50)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above. John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Buff Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Buff Trust, has voting and disposition power over the shares owned by Buff Trust.

(51)

The Trustee of the Selling Security Holder, John P. Tesei is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(52)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above. John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Garnet Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Garnet Trust, has voting and disposition power over the shares owned by Garnet Trust.

(53)

The Trustee of the Selling Security Holder, John P. Tesei, is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(54)

Represents 5,000 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(55)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(56)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(57)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(58)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(59)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(60)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(61)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(62)

Represents 8,794 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(63)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(64)

Represents 3,228 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(65)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(66)

Represents 700 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(67)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(68)

Represents 300 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(69)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(70)

Represents 57 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(71)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(72)

Represents 244 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(73)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(74)

Represents 826 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(75)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(76)

Represents 825 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(77)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(78)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(79)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(80)

Represents 113 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(81)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(82)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(83)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(84)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(85)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(86)

Represents 1,163 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(87)

Konrad Ackerman is the natural person who has voting and investment control over the shares held by Alpha Capital Anstalt. Konrad Ackerman disclaims beneficial ownership of the shares. Number of shares owned before the offering include 38,462 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(88)

Zach Easton is the natural person who has voting and investment control over the shares held by Coronado Capital Partners, LP. Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 30,770 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(89)

William Hechter is the natural person who has voting and investment control over the shares held by Excalibur Special Opportunities, LP. William Hechter disclaims beneficial ownership of the shares. Number of shares owned before the offering include 153,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(90)	Number of shares being registered include up to 11,539 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(91)	Number of shares being registered include up to 7,693 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(92)

Stewart R. Flink is the natural person who has voting and investment control over the shares held by Next View Capital, LP. Stewart R. Flink disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(93)

Steven Crosby is the natural person who has voting and investment control over the shares held by Proximity Fund, LP. Steven Crosby disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(94)	Number of shares being registered include up to 3,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(95)

Zach Easton is the natural person who has voting and investment control over the shares held by SEI Private Trust Co. FAO JM Smucker Co. Master Trust. Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 76,924 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(96)

Stephen Parr, in his capacity as President of Par Financial Group, the investment advisor to the USX China Fund has voting control and investment discretion over the shares owned by the USX China Fund. Stephen Parr disclaim/s beneficial ownership of such shares. Number of shares owned before the offering include 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(97)

Michael Allen Finkelstein is the natural person who has voting and investment control over the shares held by Whalehaven Capital Fund, Ltd. Michael Allen Finkelstein disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,154 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(98)

Represents 66,832 shares underlying warrants with an exercise price of $6.11 per share that were issued to Barretto Securities Inc. as compensation for services as placement agent in Registrant’s November Financing described above. This selling security holder is a member firm of the FINRA. Landon Barretto is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(99)

Consists of 250,000 outstanding shares and 250,000 shares issuable upon exercise (at a price of $1.40 per share) of warrants which expire on May 6, 2012. Rima Salam, Director of Silver Rock II, Ltd., has voting and dispositive power over the shares held by Silver Rock II, Ltd. Mr. Salam may be deemed to beneficially own the shares of Common Stock held by Silver Rock II, Ltd. Mr. Salam disclaims beneficial ownership of such shares. The address for Silver Rock II, Ltd. is P.O. Box 213 999, Dubai UAE.

PLAN OF DISTRIBUTION

                We are registering the shares of Common Stock and Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Common Stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling security holders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling security holders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•         on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•         through the writing of options, whether such options are listed on an options exchange or otherwise;

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         short sales;

•         sales pursuant to Rule 144;

•         broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling security holders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling security holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling security holders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Any selling security holder who is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act, will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling security holders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution.  We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

                We are not currently a party to any legal proceedings and we are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us, other than the legal proceeding described below:

On August 26, 2011, a complaint was filed against the Company, certain officers and directors (i.e., Dickson V. Lee and Ian G. Robinson) and a former officer (i.e., Jung Mei (Rosemary) Wang) in the United States District Court, Western District of Washington at Seattle on behalf of a single plaintiff Jeff Mills.  The complaint indicates that the plaintiff’s lawyers will seek to have it certified as a class action (the “Potential Class Action”).  It alleges that the Company filed false and misleading reports with the SEC from August 13, 2009 to August 2, 2011 primarily based upon an amendment the Company filed to its 2010 Annual Report on Form 10-K on July 28, 2010 and a report published by the Glaucus Research Group on August 2, 2011.  In connection with or related to the Potential Class Action: (A) On November 4, 2011, a complaint was filed by Larew P. Stouffer, an individual, in a derivative suit against the Company as nominal defendant, and against certain existing officers/employees and/or directors (i.e., Dickson V. Lee, Norman Mineta, Ian G. Robinson, Robert W. Lee, Shirley Kiang, Dennis Bracy, Syd S. Peng) and certain former officers and/or directors (i.e., Edward L. Dowd, Andrew M. Leitch, Robert Okun, Joseph J. Borich, Jung Mei Wang and David Lin) in the First Judicial District Court of the State of Nevada for Carson City (the “Stouffer Derivative Suit”).  It mainly alleges that the defendants breached fiduciary duties to the Company and its shareholders, wasted corporate assets by paying certain officers and directors who breached their fiduciary duties, were unjustly enriched by accepting compensation while breaching fiduciary duties, and committed wrongful acts in concerted action.  (B) On November 15, 2011, a complaint was filed by Russell L. Bush, an individual, in a derivative suit against the Company as nominal defendant, and against all existing directors (i.e., Dickson V. Lee, Norman Mineta, Ian G. Robinson, Robert W. Lee, Shirley Kiang, Dennis Bracy, Syd S. Peng) in the United States District Court, Western District of Washington at Seattle (the “Bush Derivative Suit”, with the Stouffer Derivative Suit, the “Derivative Suits”).  It mainly alleges that the defendants breached fiduciary duties by failing to install proper internal control and overseeing system, and were unjustly enriched by accepting compensation while breaching fiduciary duties.  We have timely notified our insurance carrier of the Potential Class Action and the Derivative Suits and we intend to defend these lawsuits vigorously.

LEGAL MATTERS

                The validity of the issuance of the securities offered hereby will be passed upon for us by Glenn & Glenn LLP, New Paltz, New York.

EXPERTS

               Kabani & Co., Inc., our independent registered public accounting firm, audited our financial statements at April 30, 2011, April 30, 2010 and April 30, 2009, as set forth in their report. We have included our financial statements and financial information in this prospectus and elsewhere in this registration statement in reliance on the report of Kabani & Co., Inc. given on their authority as experts in accounting and auditing.

                The information included in this prospectus as of January 4, 2010, relating to estimates of our recoverable proven and probable coal reserves and non-reserve coal deposits was derived from reports prepared by Qujing Municipal Land and Mining Right Appraisal Firm for the DaPuAn Coal Mine and Qujing XiaGuang Geological Engineering Co. Ltd. for the SuTsong Coal Mine. This information is included and incorporated by reference in this prospectus in reliance upon this firm as an expert in matters contained in the report. These firms have given the Company consent letters to use the coal reserve reports.

ADDITIONAL INFORMATION

We have filed an amended registration statement on Form S-1 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. This prospectus may include references to contracts or other documents of ours; any summaries of these contracts or documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports that we have filed can be inspected and copied at the Public Reference Room of the SEC at 100 F. Street N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

L & L Energy, Inc.

(formerly L & L International Holdings, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
L&L Energy, Inc. and its subsidiaries

Seattle, Washington

We have audited the accompanying consolidated balance sheets of L&L Energy, Inc. and its subsidiaries’ (the “Company”) as of April 30, 2011 and 2010, and the related consolidated statements of income and other comprehensive income, equity, and cash flows for each of the years in the three-year period ended April 30, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L&L Energy, Inc. and its subsidiaries as of April 30, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), L&L Energy, Inc. and its subsidiaries’ internal control over financial reporting as of April 30, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated July 29, 2011 expressed an adverse opinion.

/S/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

July 29, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
L&L Energy, Inc. and its subsidiaries

Seattle, Washington

We have audited L&L Energy, Inc. and its subsidiaries’ (the “Company”) internal control over financial reporting as of April 30, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment. The Company did not maintain effective controls over the process of ensuring timely preparation of its consolidated financial statements to allow for sufficient review prior to its filing deadline. Additionally, the Company did not maintain effective controls over the process of ensuring appropriate reconciliation of several account balances, which resulted in several adjustments to the Company’s consolidated financial statements, principally including presentation of related party balances, disaggregation of assets and liabilities on the face of the balance sheet, as well as reconciliations of cash. Lastly, the Company did not correctly characterize the accounting transaction related to treasury stock, which occurred during the period under audit. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2011 consolidated financial statements, and this report does not affect our report dated July 29, 2011 on those consolidated financial statements.

In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, L&L Energy, Inc. and its subsidiaries has not maintained effective internal control over financial reporting as of April 30, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets and the related consolidated statements of income and comprehensive income, equity, and cash flows of L&L Energy, Inc. and its subsidiaries, and our report dated July 29, 2011 expressed an unqualified opinion.

/S/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

July 29, 2011

L & L ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF APRIL 30,

	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,914,425	$7,327,369
Accounts receivable	24,017,391	17,304,949
Prepaid and other current assets	28,641,462	22,113,327
Other receivables	2,586,147	7,956,069
Inventories	6,633,019	9,605,103
Total current assets	66,792,444	64,306,817

Property, plant, equipment, and mine development, net	96,479,552	37,387,194
Construction-in-progress	44,943,609	17,211,093
Intangible assets, net	902,555	1,050,222
Goodwill	2,988,175	248,247
Restricted Cash	544,588	-
Long term receivable	7,272,828	1,259,151
Related party notes receivable	7,428,574	7,141,800
Total non-current assets	160,559,881	64,297,707

TOTAL ASSETS	$227,352,325	$128,604,524

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,439,460	$1,995,513
Accrued and other liabilities	717,298	1,225,294
Other payables	7,546,391	15,144,920
Payables-related party	17,264,815	200,000
Due to officer	1,070,000	-
Taxes payable	18,835,276	10,387,265
Customer deposits	4,338,424	3,937,770
Bank loans	5,385,030	-

Total current liabilities	58,596,694	32,890,762

LONG-TERM LIABILITIES
Bank loans	-	4,146,950
Long term payables - related party	800,000	800,000
Asset retirement obligation	1,978,877	507,279
Total long-term liabilities	2,778,877	5,454,229

Total Liabilities	61,375,571	38,344,991

Commitments and contingencies

EQUITY:
L&L ENERGY STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 2,500,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized: 32,277,579 and 28,791,735 shares issued and outstanding at April 30, 2011 and April 30 2010, respectively	32,278	28,792
Additional paid-in capital	48,420,321	32,781,365
Deferred stock compensation	-	(557,202)
Accumulated other comprehensive income	6,502,542	699,755
Retained Earnings	81,888,339	45,108,530
Treasury stock, at cost (1,259,000 shares )	(396,859)	(396,000)
Total L & L Energy stockholders' equity	136,446,621	77,665,240
Non-controlling interest	29,530,133	12,594,293
Total equity	165,976,754	90,259,533
TOTAL LIABILITIES AND EQUITY	$227,352,325	$128,604,524

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED APRIL 30,

	2011	2010	2009
NET REVENUES	$223,851,105	$109,217,838	$40,938,128
COST OF REVENUES	154,064,768	57,036,887	17,946,206
GROSS PROFIT	69,786,337	52,180,951	22,991,922

OPERATING COSTS AND EXPENSES:
Salaries & wages-selling, general and administrative	8,649,292	2,560,128	481,128
Selling, general and administrative expenses, excluding salaries and wages	12,144,259	7,295,223	3,515,667
Total operating expenses	20,793,551	9,855,351	3,996,795

INCOME FROM OPERATIONS	48,992,786	42,325,600	18,995,127
OTHER INCOME (EXPENSE):
Interest expense	(482,129)	(196,558)	(265,186)
Other income (expense), net	1,407,364	498,184	(170)
Total other income (expense)	925,235	301,626	(265,356)

INCOME BEFORE PROVISION FOR INCOME TAXES	49,918,021	42,627,226	18,729,771
LESS PROVISION FOR INCOME TAXES	7,517,533	4,531,088	1,219,457
INCOME FROM CONTINUED OPERATIONS	42,400,488	38,096,138	17,510,314

Income from continued operations attributable to non-controlling interests	5,620,679	7,040,555	7,315,330
Income from continued operations attributable to L & L Energy	36,779,809	31,055,583	10,194,984

DISCONTINUED OPERATIONS
Gain (loss) on disposal	-	1,017,928	(382,961)
Net income from discontinued operations	-	834,181	145,220
TOTAL INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	1,852,109	(237,741)

NET INCOME	42,400,488	39,948,247	17,272,573

Net income attributable to non-controlling interests	5,620,679	7,040,555	7,315,330
Net income attributable to L & L Energy	36,779,809	32,907,692	9,957,243

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	6,502,542	29,842	569,574
COMPREHENSIVE INCOME	$48,903,030	$39,978,089	$17,842,147

Comprehensive income attributable to non-controlling interests	6,327,858	7,041,402	7,338,725
Comprehensive income attributable to L & L Energy	$42,575,172	$32,936,687	$10,503,422

INCOME PER COMMON SHARE – basic from continued operation	$1.24	$1.27	$0.47
INCOME PER COMMON SHARE – basic from discontinued operation	$-	$0.08	$(0.01)
INCOME PER COMMON SHARE – basic	$1.24	$1.35	$0.46

INCOME PER COMMON SHARE – diluted from continued operation	$1.21	$1.21	$0.47
INCOME PER COMMON SHARE – diluted from discontinued operation	$-	$0.07	$-0.01
INCOME PER COMMON SHARE – diluted	$1.21	$1.28	$0.46

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	29,764,705	24,375,508	21,492,215

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - diluted	30,422,393	25,748,036	21,822,215

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENT OF EQUITY
FOR THE YEARS ENDED APRIL 30, 2011, 2010, AND 2009

	Shareholders' Equity								Non Controlling Interests	Total Equity
					Accumulated
			Additional	Deferred	Other			Total
	Common Stock		Paid-in	Compensa-	Comprehensive	Retained	Treasury	Shareholders'
	Shares	Amount	Capital	tion	Income	Earnings	Stock	Equity
Balance as of May 1, 2008	21,059,714	$21,059	$9,978,810	$(105,667)	$100,339	$2,243,595	$-	$12,238,136	$7,868,354	$20,106,490
Issuance of Shares	698,015	698	854,496	-	-	-	-	855,194	-	855,194
Warrants converted to shares	92,374	93	64,885	-	-	-	-	64,978	-	64,978
Issuance of common stock for acquisition	400,000	400	1,599,600	-	-	-	-	1,600,000	-	1,600,000
Issuance of common stock for service	663,713	664	1,273,404	-	-	-	-	1,274,068	-	1,274,068
Cancellation of Shares	(1,711,616)	(1,712)	(4,166,502)	-	-	-	-	(4,168,214)	-	(4,168,214)
Amortization of deferred compensation	-	-	-	42,000	-	-	-	42,000	-	42,000
Shareholder sold 400,000 shares to the								-	-	0
Company for $1	-	-	396,000	-	-		(396,000)	-	-	0
Foreign currency translation adjustment	-	-	-	-	569,574	-	-	569,574	-	569,574
Net income	-	-	-	-	-	9,957,243	-	9,957,243	-	9,957,243
Net income related to non-controlling interest	-	-	-	-	-	-	-	-	7,315,330	7,315,330
Increase in controlling interest	-	-	-	-	-	-	-	-	(2,451,697)	(2,451,697)
Balance as of April 30, 2009	21,202,200	$21,202	$10,000,693	$(63,667)	$669,913	$12,200,838	$(396,000)	$22,432,979	$12,731,987	$35,164,966

Issuance of common stock for cash	3,258,911	3,259	9,173,972	-	-	-	-	9,177,231	-	9,177,231
Exercise 3,211,176 warrants	3,211,176	3,211	3,912,744	-	-	-	-	3,915,955	-	3,915,955
Cashless exercise of 511,700 warrants	295,348	296	(296)	-	-	-	-	-	-	0
Beneficial conversion feature for convertible debt	-	-	100,000	-	-	-	-	100,000	-	100,000
Conversion of $100,000 note and $4,000 interest	160,000	160	103,840	-	-	-	-	104,000	-	104,000
Issue 29,902 shares for compensation	29,902	30	139,148	-	-	-	-	139,178	-	139,178
Issue 634,198 shares for services	634,198	634	1,287,485	-	-	-	-	1,288,119	-	1,288,119
Issuance of 336,000 warrants for compensation	-	-	302,955	-	-	-	-	302,955	-	302,955
Increase controlling interest in subsidiary	-	-	7,760,824	-	-	-	-	7,760,824	-	7,760,824
Amortization of deferred compensation	-	-	-	(493,535)	-	-	-	(493,535)	-	(493,535)
Foreign currency translation adjustment	-	-	-	-	29,842	-	-	29,842	-	29,842
Net income	-	-	-	-	-	32,907,692	-	32,907,692	-	32,907,692
Non-controlling interest related to acquisitions								-	995,305	995,305
Net income related to non-controlling interest								-	7,040,555	7,040,555
Increase in controlling interest								-	(7,760,824)	(7,760,824)
Non-controlling interest related to disposal								-	(412,730)	(412,730)
Balance as of April 30, 2010	28,791,735	$28,792	$32,781,365	$(557,202)	$699,755	$45,108,530	$(396,000)	$77,665,240	$12,594,293	$90,259,533

Issued 529,143 shares for compensation	529,143	529	4,191,631					4,192,160	-	4,192,160
Issued 796,394 shares for investors	796,394	796	4,332,697					4,333,493	-	4,333,493
Exercise of 1,888,750 warrants	1,888,750	1,889	4,727,861					4,729,750	-	4,729,750
Cashless exercise of 554,105 warrants for 271,557 shares	271,557	272	-272						-	-
Warrant Extension	-	-	50,000	-	-	-	-	50,000	-	50,000
40,000 Incentive stock options issued for compensation		0	282,444					282,444	-	282,444
2,000 Warrants issued for compensation		0	18,736					18,736	-	18,736
Amortization of deferred compensation				557,202				557,202	-	557,202
Foreign currency translation adjustment					5,802,787			5,802,787	-	5,802,787
Reacquisiton of treasury stock			1,229				-1,229	-	-	-
Sales of treasury stock			2,034,630				370	2,035,000	-	2,035,000
Net income	-	-	-			36,779,809		36,779,809	-	36,779,809
Non-controlling interest related to acquisitions	-	-	-					-	11,315,161	11,315,161
Net income related to non-controlling interest	-	-	-					-	5,620,679	5,620,679
Balance as of April 30, 2011	32,277,579	$32,278	$48,420,321	$0	$6,502,542	$81,888,339	$-396,859	$136,446,621	$29,530,133	$165,976,754

  The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30,

	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,400,488	$39,948,247	$17,272,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,093,807	1,398,727	481,863
Stock compensation	5,050,542	505,800	1,352,453
Amortization of debt discount	-	100,000	-
Gain on sale of subsidiary	-	(1,017,928)	382,961
Accretion of asset retirement obligation	98,165	-	-
Changes in assets and liabilities, net of businesses acquisitions:	-	-	-
Accounts receivable	(6,712,442)	(95,469)	(16,403,858)
Prepaid and other current assets	(6,350,706)	(10,237,627)	(12,020,070)
Inventories	2,972,084	(7,459,437)	(188,004)
Other receivable	158,678	(9,766,579)	-
Long term receivable	-	(1,259,151)	-
Accounts payable and other payable	(15,665,441)	9,208,435	7,667,605
Customer deposit	(670,086)	4,185,463	(11,244)
Accrued and other liabilities	(627,787)	275,517	1,468,957
Taxes payable	8,447,294	3,833,131	3,811,741
Note receivable	(7,272,828)	-	-
Net cash provided by discontinued operation	-	-	13,109,093
Net cash provided by operating activities	27,921,768	29,619,129	16,924,070

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,630,731)	(18,310,477)	(7,820,446)
Acquisition of intangible assets	-	-	(2,507,331)
Construction-in-progress	(37,034,429)	(15,125,959)	(2,085,133)
Change in non-controlling interest due to acquisition and disposal	-	(427,894)	(2,451,697)
Acquisition of businesses, net of cash acquired	(639,985)	(4,561,561)	-
Increase in restricted cash	(544,588)	-	-
Increase in investments			(1,405,461)
Loan to related party receivable		(1,158,164)	(956,861)
Proceeds from related party receivable	6,652,888	-	-
Net cash used in investing activities	(36,196,845)	(39,584,055)	(17,226,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term payable	-	-	3,000,000
Payment on bank loans	(1,839,080)	(141,703)	-
Due to officer	1,070,000	-	-
Repayment of advances to shareholder	(7,598,529)	(910,791)	-
Proceeds from issuance of convertible debt	-	100,000	-
Proceeds from issuance of common stock	4,333,493	9,865,629	833,786
Proceeds from warrant extension	50,000	-	-
Proceeds from Treasury stock sold	2,035,000	-	-
Payments for costs related to issuance of common stock		(688,398)	-
Warrants converted to common stock	4,729,750	3,915,955	50,000
Net cash provided by financing activities	2,780,634	12,140,692	3,883,786

Effect of exchange rate changes on cash and cash equivalents	3,081,498	52,892	569,574

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,412,944)	2,228,658	4,150,501
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,327,369	5,098,711	948,210
CASH AND CASH EQUIVALENTS, END OF YEAR	$4,914,425	$7,327,369	$5,098,711
	-	-	-
SUPPLEMENTAL INFORMATION
INTEREST PAID	$196,418	$196,558	$265,186
INCOME TAX PAID	$773,738	$158,746	$1,219,457

NON-CASH INVESTING AND FINANCING ACTIVITY:
The Company issued 400,000 shares to acquire 60% interest in L&L Coal Partners	$-	$-	$1,600,000
1,708,283 shares returned by subsidiary as part of spin off	$-	$-	$4,168,214
Increase controlling interest in subsidiary	-	$7,760,824	-
Issue 160,000 shares on conversion of $100,000 note and accrued interest	$-	$104,000	$-
Recovery of treasury stock	$1,229	$-	$396,000
Payable to Daping shareholders	$17,064,815	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

L & L Energy, Inc.

Notes to Consolidated Financial Statements

For the Years Ended April 30, 2011, 2010 and 2009

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

L & L ENERGY, INC. (“L&L” and/or the “Company”) was incorporated in Nevada, and is headquartered in Seattle, Washington.  Effective on January 4, 2010, the State of Nevada approved the Company’s name change from L&L International Holdings, Inc. to L & L Energy, Inc.  The Company is a coal (energy) company, and started its operations in 1995. Coal sales are made entirely in China, from coal mining, clean coal washing, coking and coal wholesales operations. At the present time, the Company conducts its coal (energy) operations in Yunnan and Guizhou provinces, southwest China. As of April 30, 2011, the Company has six operating subsidiaries; KMC and Tai Fung which have coal wholesale operations and Ping Yi Coal Mine (washing and mining operations “PYC”), two coal mining operations (DaPuAn Mine and SuTsong Mine) including DaPuAn’s coal washing operations (the “2 Mines” or “LLC”),and L&L Yunnan Tianneng Industry Co. Ltd. (including Hong Xing coal washing and ZoneLin coking operations) (“TNI”), DaPing Coal Mine(mining operation “DaPing”). On August 1, 2009, the Company increased its ownership of the two coal mining operations (the “2 Mines”), from 60% to 80%.

                KMC acquired 100% equity of PYC on January 18, 2010 with an effective acquisition date of November 1, 2009.  L&L formed a new subsidiary TNI in the Yunnan province, China, and owns and 98% of controlling interest of TNI.  Through TNI, L&L acquired 100% equity of ZoneLin Coal Coking Factory in China (“ZoneLin”) on February 3, 2010 with an effective acquisition date of November 1, 2009; and acquired 100% equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) on January 1, 2010 with an effective acquisition date of November 30, 2009. L&L acquired 60% equity of DaPing on March 15, 2011.

                The Company disposed of its majority interest of LEK air-compressor operations in January of 2009.  The Company acquired 93% equity interest in Hon Shen Coal Co., Ltd. (“HSC”) in July 2009 and October 2009, then disposed of HSC to Guangxi LuzhouLifu Machinery Co. Limited in April 2010 resulting a discontinued operation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The fully consolidated financial statements include the accounts of (i) the Company, (ii) its 100% ownership of KMC subsidiary including coal wholesale and PYC coal mine, (iii) 80% of operations of LLC “2 Mines” including both coal mining and coal washing, (iv) 93% of , and HSC, and 98% of TNI (coal washing and coking operations).  The Company fully consolidates 100% of the assets, liabilities of its subsidiaries and shows the non-controlling interests owned by their respective owners as Non-Controlling Interests.  The results of operations of our subsidiaries less amounts attributable to non-controlling interest owners are net income attributable to the Company.  All inter-company accounts and transactions are eliminated.

                Use of Estimates - The preparation of financial statements, in conformity with US GAAP, accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events.  These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  By their nature, estimates are subject to an inherent degree of uncertainty.  Actual results may differ from management’s estimates.

                Cash and Cash Equivalents - Cash and cash equivalent consist of cash on deposit with banks and cash on hand.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC and with banks in the United States. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States. Balances at financial institutions or state owned banks within the PRC are not insured and amounted to $4,350,383 and $2,428,509 at April 30, 2011 and 2010, respectfully. As of April 30, 2011 and 2010, the Company had deposits totaling $172,119 and $2,529,565(in excess of federally insured limits), in U.S. Banks.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Revenue Recognition - In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 13, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

  Persuasive evidence of an arrangement exists
  Delivery has occurred
  The sales price is fixed or determinable
  Collection is reasonably assured

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

                Accounts receivable - The Company’s maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  As of April 30, 2011 and 2010, the Company determined that no reserve for accounts receivable was necessary.  No allowance for doubtful accounts or sales returns deemed necessary.

                Inventories - Inventories are stated at the lower of cost and net realizable value, as determined on a moving average basis.

                Non-controlling Interest - In 2009, the Company purchased 60% interests in 2 Mines and subsequently increased the ownership to 80% during 2010.  Certain amounts presented for prior periods previously designated as minority interest have been reclassified to conform to the current year presentation. Effective January 1, 2009, the Company adopted Financial Accounting Standards (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which established new standards governing the accounting for and reporting of non-controlling interests (“NCI”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case), that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. The provisions of the standard were applied to all NCI prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, the Company retroactively reclassified the “Minority interest” balance previously included in the “Other liabilities” section of the consolidated balance sheets to a new component of equity with respect to NCI in consolidated subsidiaries. The adoption also impacted certain captions previously used on the consolidated statements of income and other comprehensive income, largely identifying net income including NCI and net income attributable to the Company.

The net income (loss) attributed to the NCI has been separately designated in the accompanying statements of income and other comprehensive income. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

                Foreign Currency Translation - The accounts of the Company’s Chinese subsidiaries are maintained in the RMB and the accounts of the U.S. parent company are maintained in the USD.   The accounts of the Chinese subsidiaries were translated into USD in accordance with ASC Topic 830, Foreign Currency Matters, with the RMB as the functional currency for the Chinese subsidiaries.  According to ASC 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of income items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income.  Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

                Asset Retirement Cost and Obligation - Asset retirement costs are accounted for in accordance with ASC Topic 410-20, Asset Retirement Obligations.  Pursuant to ASC 410-20, the Company recognizes the fair value of the liability for an asset retirement obligation, which is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. The liability is accreted to its present value each period, and the capitalized cost is depreciated or depleted over the useful lives of the respective assets.  If the liability is settled for an amount other than the recorded amount, a gain or loss would be recognized at such time.

          Property, Plant, Equipment, and Mine Development - Property, Plant, Equipment, and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, mineral rights and expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method based on the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives.  Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Building, mining structure, and plant are related to our coal mining related operations. The mining structure includes the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on in-place reserves.

                The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	20 to 25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10 to 12.5 Years

                Impairment of Long-Lived Assets - The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of April 30, 2011 and 2010, there was no impairment of its long-lived assets.

Goodwill and Other Intangibles - The Company applies Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other Intangible Assets, to record goodwill and intangible assets.  In accordance with ASC 350, certain intangible assets are to be assessed periodically for impairment using fair value measurement techniques. The Company assesses annually whether there is an indication that goodwill is impaired, or more frequently if events and circumstances indicate that the asset might be impaired during the year.  The Company performs its annual impairment test in the fourth quarter of each year.  The Company has identified its operating segments as its reporting units for purposes of the impairment test.  The Company’s existing goodwill and intangible assets are associated with its mining, washing and coking segments.  The Company then determines the fair value of each reporting unit and compares it to the carrying amount of the reporting unit.  Calculating the fair value of the reporting units requires significant estimates and assumptions by management.  To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, there is an indication that the reporting unit goodwill may be impaired and a second step of the impairment test is performed to determine the amount of the impairment to be recognized, if any. The Company believes that as of April 30, 2011 and 2010, there was no impairment of its goodwill.

 Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of April 30, 2011, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

                Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  No material deferred tax amounts were recorded at April 30, 2011 and 2010, respectively.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

                The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company is subject to federal and state tax jurisdictions.  The Company’s tax years for 2008 to present are subject to examination by the taxing authorities.  With a few exceptions, the Company is no longer subject to federal and state examinations by taxing authorities for years before 2008.

As of May 1, 2010, the Company had no material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing ASC 740. There have been no changes to the Company’s liability for unrecognized tax benefits during the year ended April 30, 2011.

               The Company files income tax returns in the U.S. Federal jurisdictions.  As of the date of adoption of ASC 740 and for the year ended April 30, 2011, the Company’s tax returns remain open to examination by the Internal Revenue Service tax authorities.

The Company’s policy is to recognize any interest and penalties related to unrecognized tax benefits as a component of provision for income tax.  As of the date of adoption of ASC 740 and for the year ended April 30, 2011, the Company had accrued no interest or penalties related to uncertain tax positions.

               The Company’s operating subsidiaries located in PRC are subject to PRC income tax. The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

               Stock-Based Compensation - The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation.  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period by using the Black-Scholes option pricing model,. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Fair Value Measurements - ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•         Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 825.

               Earnings Per Common Share - Earnings per share is calculated in accordance with the ASC Topic 260, Earnings Per Share.  Basic earnings per share are calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Concentration of Risk –Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash deposit and accounts receivable.  The Company’s cash, cash equivalents and restricted cash deposits were deposited with U.S. and PRC banks and other financial institutions and amounted to  $5,459,013 at April 30, 2011. The Company does not believe there is significant risk of non-performance by the counterparties. For the year ended April 30, 2011, we had one major customer who purchased 13% (approximately $29.4 million in value) of the Company’s total sales and represented $6,106,411 or 25% of accounts receivable.  In addition, one major supplier provided over 10% (approximately $12.9 million) of our total purchases. We currently have fully paid off the corresponding accounts payable.

Advertising Costs - The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the years ended April 30, 2011, 2010 and 2009 were not significant.

Statement of Cash Flows - In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Reclassification - Certain reclassifications have been made to the 2009 and 2010 consolidated financial statements to conform to the 2011 consolidated financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported.

New accounting pronouncements

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (“ASU 2011-05”). In accordance with ASU 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. We are currently evaluating the impact of this standard on our consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU 2011-04”). The amendments in ASU 2011-04 result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in ASU 2011-04 to result in a change in the application of the requirements in Topic 820. ASU 2011-04 is effective prospectively for interim and annual reporting periods beginning after December 15, 2011. This ASU will become effective for the company beginning in the quarter ended January 31, 2012 and we do not expect an impact on our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  The adoption of this standard is not expected to have an impact on our financial position or results of operations because none of our reporting units have zero or negative carrying amounts.

In December 2010, FASB issued authoritative guidance on disclosure of supplementary pro forma information for business combinations. The new guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period. The Company is currently assessing the impact of the adoption of this guidance.

NOTE 3. BUSINESS COMBINATIONS

The Company has been actively acquiring smaller coal companies who lack the capital and/or management expertise to maximize growth and safety. The Company will continue to seek opportunities to purchase other mining operations as well as coal washing and coal coking operations.

Acquisition of Hon Shen Coal Co. LTD (“HSC”)

On July 16, 2009, the Company entered into an agreement to acquire a 65% equity interest in the coal washing facility (a distinctive operation) of HSC in Yunnan Province for a purchase price of 10,000,000 RMB (equivalent to approximately US$1,464,129).  Aggregate cash payments of 2,000,000 RMB (equivalent to approximately US$292,826) were made in August 2009.

Subsequently, the Company entered into an Acquisition and Capital Increase Agreement, effective as of October 23, 2009, pursuant to which the Company increased its equity interest in HSC’s coal washing facility from 65% to 93% and acquired a 93% equity interest in HSC’s coking facilities (another distinctive operation of HSC), resulting in the Company acquiring a 93% equity interest in HSC’s entire coal washing and coking operations.  In connection with such acquisition, HSC’s registered capital was increased from 3,600,000 RMB to 60,000,000 RMB and then subsequently reduced to 30,000,000 RMB (equivalent to approximately US$4,400,000).

Initially, the total purchase price for the Company’s 93% equity interest in HSC’s coal washing and coking operations was 55,800,000 RMB  Subsequently, pursuant to an Acquisition and Capital Increase Agreement dated December 9, 2009 (the “December Agreement”), the total purchase price was reduced to 26,400,000 RMB (equivalent to approximately US$3,865,300).  Under the December Agreement, 6,000,000 RMB is payable within three months after signing and 20,400,000 RMB is payable within two years after receipt from the Chinese Government of necessary approvals for the parties to cooperate.

In addition to the initial 2,000,000 RMB paid in August 2009, the Company made additional payments of 200,000 RMB in October 2009 and 400,000 RMB in November 2009, for a total of 2,600,000 RMB (equivalent to approximately US$380,000) of the aggregate 26,400,000 RMB purchase price.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition of the HSC coal washing facility:

Allocation of purchase price:
Current assets	$3,162
Fixed assets	2,137,251
Intangible assets	405,007
Fair value of assets	$2,545,420
Less: Fair value of liabilities	297,028
Net assets acquired	$2,248,392
Non-controlling interest	$786,937

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition of the HSC coking facility:

Allocation of purchase price:
Current assets	$542,148
Property, plant and equipment	2,734,277
Intangible assets	1,048,097
Fair value of assets	$4,324,522
Less: Fair value of liabilities	2,204,983
Net assets acquired	$2,119,539
Non-controlling interest	$148,368

Sale of HSC

    In late 2009, early 2010, the Company determined that it was in the best interest of the Company for management’s time to be expended on other prospective acquisitions that would provide a better return to its stockholders.  Therefore, on April 18, 2010, the Company entered into an Equity Sale and Purchase Agreement (the “Equity Sale Agreement”) with Guangxi Liuzhou Lifu Machinery Co, Ltd, whereby the Company sold its 93% equity ownership interest in HSC for 41,000,000 RMB (equivalent to approximately US$6,000,000).  Guangxi Liuzhou Lifu Machinery Co, Ltd assumed the obligation of the Company to pay to HSC 23,800,000 RMB (equivalent to approximately US$3,485,300) that remained payable to HSC pursuant to the December Agreement.  Guangxi Liuzhou Lifu Machinery Co, Ltd also agreed to pay the remaining balance of 17,200,000 RMB (equivalent to approximately US$2,514,700) to the Company in three installments, (1) 3,440,000 RMB (approximately $502,940 USD) within six months of the sale, (2) 5,160,000 RMB (approximately $754,410 USD) between six months and twelve months after the sale, and (3) 8,600,000 RMB (approximately $1,257,350) between twelve and twenty-four months after the sale.  Pursuant to the Equity Sale Agreement, if Guangxi Liuzhou Lifu Machinery Co, Ltd does not make such scheduled payments, a penalty of 1% of the applicable payment will be assessed for any deadline that is missed.  Additionally, interest of 3.5% per annum of the applicable payment will be assessed as of the day after the applicable payment date.  The portions of the purchase price that are due within twelve months after the sale (i.e., the first two installments) are included as “Other receivables” on the Company’s consolidated balance sheets and the portion of the purchase price due within 24 months of the sale (i.e., the third installment) is included as a “Long term receivable” on the Company’s consolidated balance sheets.  The Company recorded US$834,181 as income from discontinued operations and recognized a gain of US$1,017,928 on the sale.

Ping Yi Mine

      On January 18, 2010, the Company, through an indirect subsidiary, Baoxing Economic and Trade Co., entered into an Acquisition Agreement to acquire 100% of the Ping Yi Coal Mine (“PYC”), with an effective date of November 1, 2009, for a purchase price of 27,042,593 RMB (equivalent to approximately US$3,955,041).  The Company paid 23,042,593 RMB (equivalent to US$3,369,390) upon signing of the Acquisition Agreement.  An installment of 1,000,000 RMB (equivalent to US$146,412) was payable in February 2010.. The remaining balance of 3,000,000 RMB (equivalent to US$439,239) is payable two years after signing of the Acquisition Agreement. As of April 30, 2011 there was no outstanding payment for acquisition for Ping Yi mine.

             The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$2,305,108
Property, plant and equipment	4,637,562
Intangible assets	1,909,020
Fair value of assets	$8,851,690
Less: Fair value of liabilities	4,896,649
Net assets acquired	$3,955,041

SeZone County Hong Xing Coal Washing Factory (“Hong Xing”)

     On January 1, 2010, the Company through its 98% owned subsidiary, L&L Yunnan Tianneng Industry Co. LTD (“TNI”), acquired 100% of the equity of Hong Xing by entering into an Acquisition Agreement, effective as of November 30, 2009, with a purchase of 6,828,500 RMB (equivalent to approximately US $1,000,000).  The total amount of the purchase price was contributed by the Company to TNI and subsequently paid.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$186,017
Property, plant and equipment	1,098,381
Intangible assets	169,946
Fair value of assets	$1,454,344
Less: Fair value of liabilities	454,344
Net assets acquired	$980,000
Noncontrolling interest	$20,000

Luping County ZoneLin Coal Coking Factory in China (“ZoneLin”)

On February 3, 2010, the Company through its 98% owned subsidiary, TNI, acquired 100% equity of ZoneLin by entering into an Acquisition Agreement for a purchase price of 13,675,000 RMB (equivalent to US$2,000,000).  The Company has paid 6,837,500 RMB (equivalent to  US$1,000,000) of the purchase price and the remaining balance of 6,837,500 RMB (equivalent to US$1,000,000) is payable in five annual installments with the first payment due by the first  anniversary of the signing of the acquisition agreement.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$3,170,432
Property, plant and equipment	2,892,758
Intangible assets	662,472
Fair value of assets	$6,725,662
Less: Fair value of liabilities	4,725,662
Net assets acquired	$2,000,000
Noncontrolling interest	$40,000

DaPing Coal Mine

On March 15, 2011, the Company entered into an Acquisition Agreement to acquired 60% equity of the DaPing Coal Mine (“DaPing”), with an effective date of March 15, 2011, for a purchase price of 112,080,000 RMB (equivalent to approximately US$17,064,815).An initial installment of 10,000,000 RMB (equivalent to US$1,522,557) was payable in April 2011, but has not yet been paid by the Company.  After meeting five requirements, 30% of the total purchase price, RMB33, 624,000(equivalent to US$5,119,445), should be paid within three months after the first 30 days of signing this agreement. The remaining balance of 68,456,000 RMB (equivalent to US$10,422,814) is payable after meeting another 3 requirements subsequent.

 The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$528,914
Property, plant and equipment	3,899,314
Intangible assets*	26,673,895
Fair value of assets	31,102,123
Less: Fair value of liabilities	14,037,308
Net assets acquired	$17,064,815
Non controlling interest	$9,626,043

*Include goodwill $2,625,751

The following unaudited pro forma condensed combined financial information presents the results of operations of the Company as they may have appeared if the acquisition of PYC, Zonelin and Hong Xing, Daping, Tai Fung, presented in the aggregate, collectively, had been completed on May 1, 2010, 2009 and 2008

	For the year ended
	30-Apr-11	30-Apr-10	30-Apr-09

Net revenue	$225,376,960	$145,478,045	$55,092,309
Income from operation	49,546,121	45,286,928	20,395,379
Net income	$42,953,823	$34,034,411	$10,772,502
Basic proforma earnings per share	$1.44	$1.14	$0.44
Diluted proforma earnings per share	$1.41	$1.12	$0.42

Tai Fung Energy Inc. (“Tai Fung”)

On March 8, 2011, the Company entered into an Operating Agreement to invest up to RMB 20,000,000 (equivalent to US$3,063,069) in a newly established entity, Tai Fung, a Chinese company established in SeZone Country, Yunnan Province, PRC on March 8, 2011. TaiFung is a marketing and distributing company of coals throughout China and has yet to begin operation as of April 30, 2011. The net assets on acquisition date comprise only cash contributed by the 2% non controlling interest.

The investment represent 98% control of Tai Fung and the investment is accounted for in accordance with ASC 805 and consolidated with the financial statements contained herein.   The Company has paid RMB 4,178,718 (equivalent to US$639,985) as of April 30, 2011. The term of Tai Fung is initially set at six (6) years, subject to renewal upon mutual agreement of the founders.

NOTE 4.  RESTRICTED CASH

Long-term restricted cash represents the bank deposits placed as guarantee for the future payments of costs related to land subsidence, restoration, rehabilitation and environment protections required by the Yunnan and Guizhou province government authority.

NOTE 5.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

                Cash advances are made to coal suppliers to guarantee a certain delivery of coal to us at a specified time and price. Since the demand for coal is high, we set up agreements with these suppliers, with cash deposits, to ensure a constant supply of coal to our washing and coking facilities. By signing purchase agreements with our suppliers which provide for the payment of deposits over a certain period of time, we ensure that our suppliers will deliver their coal to us in a timely manner. Certain agreements impose penalties on the suppliers for non-compliance.

                All of the Company’s Bill receivable is Bank Acceptance from our customers. Bank’s Acceptance is a promised future payment, or time draft, which is accepted and guaranteed by a bank  and drawn on a deposit at the bank by the buyer. The bank acceptance specifies the amount of money, the date, and the company to which the payment is due. After acceptance, the draft becomes an unconditional liability of the bank. But the holder of the draft can sell (exchange) it for cash at a discount to a bank or endorse it to another company instead of cash payment.

                The Company provides advances to employees for them to handle incidentals in our mines, washing and coking expansion projects as these facilities are far away from our headquarters in Kunming. There were no advances to officers or directors.

                Prepaid expenses and other current consist of the following at April 30:

Description	2011	2010
Advances to suppliers	$14,389,107	$10,770,087
Bill receivable	12,345,103	8,713,763
Advances to employees	1,518,454	2,580,222
Other	388,798	49,255
	$28,641,462	$22,113,327

NOTE 6. OTHER RECEIVABLES

              Other receivables consist of the following at April 30:

Description	2011	2010
Short term loans to business associates	$927,736	$6,608,247
HSC receivable (note 3)	1,259,151	1,259,151
Other	399,260	88,671
Total	$2,586,147	$7,956,069

NOTE 7. INVENTORIES

              Inventories are primarily related to coal located at KMC, 2 Mines, and TNI. Inventories consist of the followings of April 30:

Description	2011	2010
Raw Coal	$2,952,157	$9,054,714
Coke Coal	537,072	395,233
Fine Coal	3,143,790	155,156
Total	$6,633,019	$9,605,103

NOTE 8.  PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

               Property, plant, equipment and mine development consist of the following as of April 30:

Description	2011	2010
Mine development	$27,241,647	$22,553,879
Mineral rights	45,306,336	3,832,288
Building and improvements	9,736,380	2,025,661
Machinery and equipment	24,329,509	12,872,896
	106,613,872	41,284,724
Accumulated depreciation and amortization	(10,134,320)	(3,897,530)
Property, Plant and Equipment, net	$96,479,552	$37,387,194

                Depreciation and amortization expense was$5,841,073, $1,085,798 and $481,863for the twelve months ended April 30, 2011, 2010 and 2009, respectively.

We have reclassified Mineral Rights as Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements. We amortize our mining rights using the units-of-production basis in fiscal year 2011.

Mineral rights represent the exclusive right, granted by the Chinese government, to operate the 2 Mines, PYC and DaPing.  The rights were acquired in the first quarter of 2008 as a result of the acquisition of the “2 Mines” on May 1, 2008 and on November 1, 2009, and the acquisition of the DaPing on March 15, 2011, respectively. The Company has elected to use unit-of-production method to depreciate its mineral rights.

NOTE 9.  CONSTRUCTION IN PROGRESS

                Construction in progress includes mine development, ventilation and electrical system improvements for the PingYi mine, the two coal mines, and DaPing mine, building of staff quarters, and beginning construction of a sewage treatment system and road expansion for the washing facilities. Construction in progress was $44,943,609 and $17,211,093 as of April 30, 2011 and as of April 30, 2010, respectively.

Capitalized Interest

The Company capitalizes interest on construction in progress related to specific mining projects. The methodology for capitalizing interest on general funds begins with a determination of the borrowings applicable to the qualifying assets. The basis of this approach is the assumption that the portion of the interest costs that are capitalized on expenditures during an asset’s acquisition period could have been avoided if the expenditures had not been made. This methodology takes the view that if funds are not required for construction then they would have been used to pay off debt. The primary debt instrument included in the rate calculation of capitalized interest incurred for the year-ended April 30, 2011 was the Company’s bank loans (as defined under Note 16, “Bank Loans”). The interest to be capitalized for any period is derived by multiplying the average rate of interest times the average qualifying assets during the period, not to exceed the total interest on the qualifying debt instruments. To qualify for interest capitalization, the Company must continue to make progress on the development of the assets. Capitalized interest costs were approximately $320,788, $172,766 and $0 for 2011, 2010 and 2009, respectively.

NOTE 10.  INTANGIBLE ASSETS

      Customer relationship and technology assets are being amortized over a period of 7 years.  Amortization expense was $213,903 and $41,208 at April 30, 2011 and 2010, respectively.

Intangible assets consist of the following at April 30,

Description	2011	2010
Technology	$273,224	$260,002
Customer Relationship	873,706	831,428
	1,146,930	1,091,430
Accumulated amortization	(244,375)	(41,208)
	$902,555	$1,050,222

We have reclassified Mineral Rights to Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements. No amortization expense was recorded for the year ended April 30, 2009.

Intangible Assets

The amortization schedule for the upcoming five years is as below:

Year ending April 30,	Amortization
2012	$ 224,375
2013	$ 224,375
2014	$ 224,375
2015	$ 224,375
2016	$ 224,375

NOTE 11.  LONG TERM RECEIVABLE

As of April 30, 2011, the Company entered into several agreements with Colorado-based Bowie Resources, LLC and have loaned a total of approximately $7 million.  The loan originally carried an interest rate of nine (9) percent which has since increased to eleven (11) percent.  The loan is co-senior with another lender.  The total owing to the Company as of April 30, 2011 is $7,272,828 include interest of $230,815.  In additional to the loan, the Company has secured exclusive rights to market coal from Bowie to China, Taiwan, Japan and Korea.

NOTE 12.  RELATED PARTY TRANSACTIONS

                The Company loaned money to various entities who have non-controlling interests with the Company.  Those loans are notes receivables, secured by assets and machinery of the various mines or businesses indicated below.  Because the borrowers under the notes have business in which the Company has an interest, the Company believes the borrowers are considered as related parties.  Total amount of the related party transactions are approximately $7.4 million as of April 30, 2011 which is tabled below.  While in the prior year, as of April 30, 2010, total related party transactions amounted transaction amounts to approximately $7.1 million including approximately $5.5 million is a loan to non controlling interest shareholders of 2 Mines, approximately $1.5 million for an advance to a KMC manager for the development of the Tian-Ri Coal Mine.

Borrowers	USD	Maturity	Collateralized by
Associates to TianRi Coal Mine	1,549,961	May 1, 2015	Mining equipment
Associates to SuTsong	2,771,809	May 1, 2015	Mine Assets
Associates to DuPuAn	2,761,248	May 1, 2015	Mine Assets
Yunnan Tinnan Co. Ltd.	191,698	May 1, 2015	Machinery
Others	153,858	Various dates	None
	$ 7,428,574

                  As of April 30, 2011 and 2010, the Company had the following other payables to the related parties as listed below:

Payable-related party	30-Apr-11	30-Apr-10
Payable to previous owners of ZoneLin (less non-current)	$200,000	$200,000
Payable to previous owners of DaPing Coal Mine	17,064,815	0
Total current Payable-related party	$17,264,815	$200,000
Payable to previous owners of ZoneLin(non-current)	$800,000	$800,000
Total Payable-related party	$18,064,815	$1,000,000

                    Total Payable-related party was $18.1 million as of April 30, 2011. None of these payables bear interest and they are not collateralized by any assets of the Company. $17 million was part of the consideration payable to the owner of the acquisition of DaPing coal mine during the year ended April 30, 2011

Due to officers/directors	30-Apr-11	30-Apr-10
Dickson Lee	$420,000	$-
Robert Lee	650,000	-
Total due to officers/directors	$1,070,000	$-

                    In 2011, Dickson Lee and Robert Lee, officer and/or directors of the Company, loaned the Company $1.07 million temporary interest free loans to support funding of the Bowie mine (long-term receivable).

NOTE 13.  ASSET RETIREMENT OBLIGATIONS

The Company accounts for asset retirement obligations in accordance with ASC 410-20-25, Accounting for Asset Retirement Obligations.  This statement generally requires that the Company’s legal obligations associated with the retirement of long-lived assets are recognized at fair value at the time the obligations are incurred.  Obligations normally are incurred at the time development of a mine commences for underground mines or construction begins for support facilities and refuses areas.  The future obligation primarily relates to closure of mines, reclamation of surface land and support upon cessation of mining. The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value.  Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.  Amortization of the related asset is calculated on a unit-of-production method.  The Company reviews the asset retirement obligation at least annually and makes necessary adjustments for permitted changes as granted by government authorities and for revisions of estimates of the amount and timing of costs. For ongoing operations, adjustments to the liability result in an adjustment to the corresponding asset.

Each mine is required by the respective local province government authority to deposit money in an escrow account on an annual basis. The amount is calculated based on the number of tons specified in the mining rights. The Company can only utilize the funds in the escrow account for expenses related to retirement of the mines, such as land subsidence, restoration, rehabilitation and environment protection. Any unused funds will be returned to the Company upon the closure of the mines. The amount held in the escrow accounts is accounted for as restricted cash.

As for the DaPuAn and SuTsong mines, the management estimates the asset retirement obligation at a rate of 3 RMB per ton based on total reserves at the end of the useful lives of the mines. The Company expects to extract approximately 10 million tons of coal over the expected useful lives (29 and 17 years for DaPuAn and SuTsong Mine respectively).  The interest rate used in the net present value calculation is 7%, which equates to a risk-free interest rate adjusted for the effect of the company's credit standing (a credit-adjusted risk-free rate). The credit-adjusted risk-free rate is deduced based on the yield curve for U.S. Treasury securities with corresponding maturity adjusted based on the company's credit standing.

As for the Ping Yi Mine, the management estimates the asset retirement obligation at a rate of 2 RMB per ton based on total reserves at the end of the useful lives of the mines. The Company expects to extract approximately 4.4 million tons of coal over the expected useful life of twelve years. The interest rate used in the net present value calculation is 7%.

                Da Ping Mine was acquired by the Company in March 2011. According to the mine reservation report, the management expects to extract approximately 15 million tons of coal over the remaining 26 years. Da Ping Mine is located in GuiZou Province and the management estimates the asset retirement obligation at a rate of 2 RMB per ton based on total reserves at the end of the useful lives of the mines. The interest rate used in the net present value calculation is 7%.

During the quarter ended July 31, 2010, the Company revised the forecasted cash flows used for the net present value calculations for DaPuAn, SuTsong and PingYi mines. The revisions to estimated cash flows pertain to revisions in the estimated amount and timing of required reclamation activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages and third-party unit costs as of July 31, 2010. We based these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from management’s estimates. We evaluated the forecasted cash flows as of April 30, 2011, no revision was deemed necessary.

                The following is a summary of the change in the carrying amount of the asset retirement obligation during the years ended April 30, 2011 and 2010.

	2011	2010

Beginning balance at May 1	$507,279	$-
Liabilities incurred during the period	614,071	469,700
Accretion of interest	98,165	37,579
Revisions in estimated cash flows	759,362	-
Ending balance at April 30	$1,978,877	$507,279

NOTE 14.  OTHER PAYABLES

                Other Payables consist of the following at April 30:

Description	30-Apr-11	30-Apr-10
Payable to business associates	$4,747,155	$9,098,023
Payable to previous owners of Ping Yi Coal Mine	-	433,670
Others	2,799,236	5,613,227
Total other payable	$7,546,391	$15,144,920

Total Other Payables was $7.5 million as of April 30, 2011. None of these payables bear interest and they are not collateralized by any assets of the Company. $4.7 million was a temporary interest free loan from a business partner. The other $2.8 million is for miscellaneous payment of fees related to maintenance, safety, employee training for security and environmental matters.

NOTE 15. TAXES PAYABLE

               Taxes payable consist of the following at April 30:

Description	April 30, 2011	April 30, 2010
VAT Payable	$5,546,296	$5,109,967
Income Tax Payable (1)	10,622,221	3,878,426
Other Taxes Payable (2)	2,666,759	1,398,872
Total Tax Payable	$18,835,276	$10,387,265

(1)     For China

(2)     Other Taxes Payables mainly include resources tax payable and business tax payable

NOTE 16.  BANK LOANS

                During the third quarter of 2010, as part of the acquisitions of TNI and PYC, the Company assumed two loan agreements with banks in China.  The first loan with TNI was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2010, which was paid off. The second loan with PYC was for RMB 15,000,000 or approximately $2,307,870.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011, but has since been extended by mutual agreement to February 26, 2012.  During the fourth quarter of 2011, as part of acquisition of DaPing, the Company assumed RMB 20 million bank loan or approximately $3,077,160 with interest rate of 9.18% per annum and matures on October 29, 2011. All loans are unsecured.

 NOTE 17.  CONVERTIBLE DEBT

                On May 12, 2009, the Company issued to Silver Rock II, Ltd. an 8% convertible debenture and 500,000 warrants for a total consideration of $100,000.  The face value of the debenture is $100,000 and is due on May 6, 2012 with interest payable semi-annually. The warrants expire on May 06, 2012 and have an exercise price of $1.40 per share.

The debenture was fully discounted based on the relative fair value of the warrants and the calculated beneficial conversion feature. The Company has performed the derivative analysis in accordance with ASC 815, “Derivatives and Hedging” and determined that the warrants are considered “indexed to its own stock” and hence qualified for equity treatment.

On January 30, 2010, Silver Rock II, Ltd. exercised 250,000 warrants at $1.40 per share. The remaining 250,000 warrants were outstanding as of April 30, 2010 and April 30, 2011.

During the year ended April 30, 2010, Silver Rock II, Ltd. converted the debenture in its entirety and the accrued interest of $4,000 into 153,846 and 6,154 common shares of the Company, respectively. The unamortized discount was recognized as interest costs upon conversion and was reflected in the consolidated statements of income.

There was no new convertible debt issued by the Company during fiscal year 2011.

NOTE 18.  INCOME TAXES

                The Company’s main operations are located in China. The Company is subject to corporate income taxes primarily in two taxing jurisdictions, China (“PRC”), and the United States of America (“US”).  The income of the Company is mainly generated via its 2 Mines , KMC, and TNI which are foreign entities located in China. The Company incurs tax liability for the coal operations charged at 25% of net profit. As the 2 Mines (DaPuAn Mine and SuTsong Mine) are in a heavily regulated resource business in China, and HongXing and ZoneLin are in a form of proprietorship (are not incorporated as a corporation), thus they are subject a special tax rate equal to a 5% of total revenue proceeds, subject to provisional adjustments when the coal sale changes. As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

 There is immaterial amount of deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities.  For the years ended on April 30, 2011 and 2010, there were no material temporary book/tax differences or differences between financial accounting and tax bases of assets and liabilities.

The Company’s income tax liability for the years ended April 30,2011 and 2010 was $10,622,221 and $3,878,426, respectively.  These tax payables to Chinese local governments can be postponed temporarily as we are a U.S. company bringing in U.S. management skills and investing capital to increase coal production and safety standards, beneficial to the Chinese local communities.  According to Chinese law, a new joint venture located in the western part of China may benefit under the “Go-West” policy to enjoy a special Chinese tax rebates from the government, thus there is a high probability that the 2 Mines, KMC and TNI tax liability payments may be delayed or mitigated.

The significant component for income taxes is described for both US and PRC operation as of April 30, 2011 and 2010 are described below.

a) United States of America

As of April 30, 2011, the Company in the United States had $19,777,584 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years.  The deferred tax assets at April 30, 2011 consist mainly of net operating loss carry forwards.  Due to the uncertainty of the realization of the related deferred tax assets of $7,000,000, a reserve equal to the amount of deferred income taxes has been established at April 30, 2011.  The Company has provided 100% valuation allowance to the deferred tax assets as of April 30, 2011, 2010, and 2009 was $7,000,000, $2,923,000 and $1,170,000, respectively.

Uncertain Tax Position

Current authoritative guidance requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For a tax position meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At April 30, 2011, the Company did not have any unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company is subject to examination of income tax filings in the U. S. for the tax periods 2008 and forward. As of April 30, 2011, no tax examination has been conducted.

b) People’s Republic of China (PRC)

                Pursuant to the PRC Income Tax Laws, the Company's subsidiaries are generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 25% for KMC.  The LLC, TNI and DaPing entities are owned in the form of partnerships, thus, the statutory rate is 5%.

The following table sets forth the significant components of the provision for income taxes for operation in PRC as of April 30:

	For the twelve month period ended April 30,

	2011	2010	2009

Consolidated pretax income	$49,409,165	$44,229,649	$20,278,523

Expected income tax expense	16,799,116	15,038,081	6,894,698

Difference between statutory rate and foreign effective tax rate	(13,719,843)	(11,787,256)	(567,524)

Change in valuation allowance	4,309,149	1,280,264	5,018,459

Actual tax expense	$7,388,422	$4,531,089	$1,219,457

Consolidated effective tax rate	15%	10%	6%

NOTE 19. STOCKHOLDERS’ EQUITY

Stock Issued for Cash:

For the twelve months ended April 30, 2011, the Company issued 796,394 shares of common stock for a gross proceed of $4,333,493 at $5.44 per share. The Company issued 1,888,750 common shares upon exercise of warrants and received $4,729,750 from warrants holders at an average price of $2.90 and $3.16.

Stock Issued for Compensation:

The Board of Directors approved to issue shares in respect to the services provided by Dickson Lee, our CEO and Chairman of the Board, Clayton Fong, our Executive Vice President of Operations and other key employees during the 2011 fiscal year. As of April 30, 2011, the Company issued 192,711 shares to Dickson Lee, 94,901 shares to Clayton Fong and 241,531 shares to other key employees (total 529,143 shares), with the share value of $1,168,700, $655,900 and $2,367,561 (total $4,192,160), respectively; the Company issued 796,394 shares to investors with the share value of $4,333,493 and sold $2,035,000 treasury stock to investors to raise fund to purchase coal mine in USA

As of April 30, 2011, the Company issued 192,711 common shares to Dickson Lee, 94,901 common shares to Clayton Fong and 241,531 common shares to other key employees (total529,143 shares).  The Company recorded stock based compensation expense for a total of $4,192,160.

During the fourth quarter, 40,000 stock options and 2,000 warrants were issued for compensation and recorded stock-based compensation expense of $282,444 and $18,736, respectively. (See Note 20 and Note 24).

Treasury Stock:

During the year ended April 30, 2011, the Company recovered 1,229,000 shares of its common stock and sold 370,000 shares to investors.  In accordance with US generally accepted accounting principles, the Company recorded an increase to additional paid-in-capital of $1,229 and $2,034,630, respectively, as a result of the recovered and sold treasury shares. At April 30, 2011, the Company owned a total of 1,259,000 of its own shares.

Compensation:

               For the twelve months ended April 30, 2011, 1,325,537 shares of our common stock were issued for compensation and fund raised with a value of $8,525,653. During the fourth quarter, 40,000 stock options and 2,000 warrants were issued for compensation with a value of $282,444 and $18,736, respectively.

For the twelve months ended April 30, 2011, 2,442,855 warrants were exercised at average exercise price of $3.16, for cash proceeds of $ 4.73 million.

                During 2010, and in connection with certain common stock financing activities, Mr. Dickson V. Lee, the Company’s Chief Executive Officer entered into a Make Good Escrow Agreement pursuant to which Mr. Lee agreed to place up to 1.5 million of the Company's common shares that he owns into escrow.  These Company’s common shares were his personal shares, which were not in connection with the Company financial Statements. Pursuant to the terms of the Make Good Agreement, one-half of the escrowed shares would be released back to Mr. Lee if the Company had equal to or more than $32,040,000 in after tax net income before non-controlling interest for the fiscal year ending April 30, 2010; otherwise, these shares would be distributed to certain shareholders.  Likewise, the remaining half of the escrowed shares would be released back to Mr. Lee if the Company had equal to or more than $108,118,950 in net revenues for the period ended April 30, 2010; otherwise, these escrowed shares would be proportionately distributed to certain shareholders.  Based upon the results of the Company’s operations for the year-ended April 30, 2010, the escrowed shares have been released back to Mr. Lee.

NOTE 20.WARRANTS

Warrants Issued for Compensation

The Company has authorized 1,100,000 Class D warrants to be issued to executives and 4,000,000 Class E warrants to be issued to Directors.

During the year ended April 30, 2010, the Company issued 96,000 Class D warrants and 240,000 Class E warrants.  The warrants were fully vested as of April 30, 2010 and expire five years after issuance.  The weighted average grant date fair value for the warrants granted in the year ended April 30, 2010 was $0.90.

On June 18, 2010, the Company granted 1,000 warrants to a non-employee. The warrants were fully vested as of April 30, 2011 and expire five years after issuance.  The grant date fair value was $9.82.

               On July 10, 2010, the Company granted 1,000 Class E warrants to a Director. The warrants were fully vested as of April 30, 2011 and expire five years after issuance.  The grant date fair value was $8.92.

               The fair value was estimated on the date of the grant using the Black-Scholes option-pricing model. The following table displays the weighted average assumptions that have been applied to estimate the fair value of warrants on the date of grant for the years ended April 30, 2011:

	April 30,
	2011	2010
Expected life (years)	5	2.8 to 3.0
Risk-free interest rate	1.95%	1.29% to 1.57%
Expected volatility	178%	80%
Expected dividend yield	0%	0%

1. Expected Life: The expected life was determined based on the option’s contractual term and employees’ expected early exercise and post-vesting employment termination behavior

2. Risk Free Rate: The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponds to the expected term of the option calculated on the granted date.

3. Expected Volatility: Expected volatility is computed based on the standard deviation of the continuously compounded rate of return of days when the stock price changed over the historical period of the expected life of the options.

4. Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

Stock compensation expense was recognized based on awards expected to vest. FASB ASC Topic 718 requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Following is a summary of the status of warrants outstanding at April 30, 2011:

Type of Warrants	Range of Exercise Prices	Total Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price
Executives-Class D	$2.25	10,000	1.90	$2.25
Directors-Class E	$3.00 - 9.34	210,916	3.50	$3.03
Non-employee	$11.22	1,000	4.13	$11.22
Total		221,916	3.52	$3.03

                As of April 30, 2011, all warrants outstanding for compensation were exercisable. The weighted-average grant-date fair value of warrants granted during the years ended April 30, 2011 was $9.37.

Warrants Issued to Investors

On May 12, 2009, the Company issued 500,000 seven year warrants to purchase shares of the Company’s common stock pursuant to a security purchase agreement.  The exercise price is $5.62 per common stock and is exercisable immediately.

On June 28, 2009, The Company issued to various investors 3,498,800 one year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement.  The warrants are immediately exercisable and the exercise price varies between $1.00 and $2.60 depending on the class of warrant.

On October 8, 2009, the Company issued to various investors 882,613 five year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement.  The exercise price is $5.62 per common stock and is exercisable immediately. The Company issued 109,682 five year warrants to the placement agent with an exercise price of $6.11 that isis immediately exercisable.

On November 6, 2009, the Company issued to various investors 501,236 five year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement.  The exercise price is $5.62 per common stock and is exercisable immediately.  The Company issued 66,832 five year warrants to the placement agent with an exercise price of $6.11 that are immediately exercisable.

On June 1, 2010, the Company received a payment of $50,000 from an investor for extending the expiration date from June 1, 2010 to December 31, 2010 of the remaining 1,000,000 shares associated with warrant K that the investor owns. The investor exercised all the 1,000,000 shares before the extended expiration date. As such, no warrant K were outstanding as of April 30, 2011.

On January28, 2011, the Company issued to various investors 80,000 one year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement.  The exercise price is $9.50 per common stock and is exercisable immediately.

               The table below is a summary of all warrants activity as of April 30, 2011.

Warrants Roll-forward Summary

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
	Units	Price	Life (in years)
Outstanding at April 30, 2009	2,161,512	$2.50	1.53
Issued	5,835,276	$2.75
Exercised	(3,722,876)	$1.83
Cancelled	(888,583)	$3.00
Expired	-
Outstanding at April 30, 2010	3,385,329	$2.09	2.55
Issued	82,000	$9.52
Exercised	(2,442,855)	$3.16
Cancelled	-
Expired	-
Outstanding at April 30, 2011	1,024,474	$4.38	2.68
Exercisable at April 30, 2011	1,024,474	$4.38	2.68

 NOTE 21. NON-CONTROLLING INTEREST

                As described in Note 1, to the consolidated financial statements, the Company has the majority controlling interest of L&L Coal Partners (2 coal mining operations), TNI, Tai Fung and DaPing.  During the fiscal year 2010, the Company increased its ownership interest in L&L Coal Partners to 80% from 60% at April 30, 2009.  The equity related to non-controlling interest as of April 30, 2011 represents 20% third party interest in L&L Coal Partners, 2% third party interest in TNI, 2% third party interest in Tai Fung, and 40% third party interest in DaPing.

Included below is a schedule of changes in ownerships interest for the year ended April 30, 2011:

	2011	2010

Beginning balance at May 1	$12,594,293	$12,731,987
Non-controlling interest related to acquisitions	11,315,161	995,305
Net income related to non-controlling interest	5,620,679	7,040,555
Increase in controlling interest		(7,760,824)
Non-controlling interest related to disposal		(412,730)
Ending balance at April 30	$29,530,133	$12,594,293

NOTE 22.  EARNINGS PER SHARE

                The Company only has common shares and warrants issued and outstanding as of April 30, 2011.  Under the treasury stock method of Earnings Per Share, the Company computed the diluted earnings per share, as if all issued warrants were converted to common stock, and cash proceeds were used to buy back common stock.

	For the Twelve Months Ended April 30
	2011	2010	2,009

Net income	$36,779,809	32,907,692	9,957,243
Number of Shares	29,764,705	24,375,508	21,492,215
Per Share - Basic	$1.24	1.35	0.46

Effect of dilutive shares	$657,688	1,372,528	330,000
Number of dilutive shares	30,422,393	25,748,036	21,822,215
Per Share - Diluted	$1.21	1.28	0.46

 NOTE 23. COMMITMENTS AND CONTINGENCIES

           The Company has three operating leases: for the Seattle office, GuangZhou office and GuiZhou office.  All are non-cancelable leases, expiring in July 2011, November 2011 and February 2012, respectively. The non-cancelable operating lease agreement requires that the Company pays certain operating expenses, including management fees to the leased premises. The future minimum rental payments in less than a year and in greater than a year are $248,310 and $66,006 respectively.  The Seattle office lease was amended which extended the previous expiration date from July 2011 to July 2012.

Contingencies:

            The PRC adopted extensive environmental laws and regulations that affect the operations of the coal mining industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in the governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittance abroad, and rates and methods of taxation, among other things.

Commitments:

The majority of the Company sales, purchases and expense transactions are denominated in RMB and most of the Company’s assets and liabilities are also denominated in RMB.  The RMB is not freely convertible into foreign currencies under the current law.  In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions.  Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

NOTE 24.  STOCK INCENTIVE PLAN

On September 9, 2010, our Board of Directors adopted the 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by our shareholders at our annual meeting of the shareholders held on the same date. On February 17, 2011, the Company filed S-8 Registration Statement. The Stock Incentive Plan authorizes the Board of Directors or one or more of its members to grant options to eligible individuals to purchase shares of common stock of the Company..  Eligible individuals may be employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary, and consultants who provide valuable service to the Company. Options to purchase Common Stock may be incentive stock options, stock units, stock appreciation rights or non-statutory stock options as determined by the Board of Directors or its delegate. 4,200,000 shares of Common Stock were reserved for issuance.

Each option agreement specifies the term as to when the option is to become exercisable. Standard options vest at a rate of at least 20% of the underlying shares per year over five years and have a maximum term of 10 years. However, in no event shall an incentive stock option granted to a 10% or greater stockholder be granted at an exercise price less than 110% of the fair market value of the stock on the date of grant.

On March 5, 2011, the Company granted 40,000 stock options to its Independent Director Dennis Bracy at an exercise price of $7.65. The stock options were fully vested as of April 30, 2011 and expire five years after issuance.  The grant date fair value for this stock option was $7.06.

The following table displays the weighted average assumptions that have been applied to estimate the fair value of stock option awards on the date of grant for the year ended April 30, 2011:

2011
Dividend yield	-
Risk-free interest rate	2.17%
Expected volatility	156.61%
Expected lives	5 years

(1) Expected Life: The expected life was determined based on the option’s contractual term and employees’ expected early exercise and post-vesting employment termination behavior

(2) Risk Free Rate: The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponds to the expected term of the option calculated on the granted date.

(3) Expected Volatility: Expected volatility is computed based on the standard deviation of the continuously compounded rate of return of days when the stock price changed over the historical period of the expected life of the options.

(4) Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

.

Stock compensation expense was recognized based on awards expected to vest. FASB ASC Topic 718 requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The following summarizes pricing and term information for options outstanding as of April 30, 2011:

	Options Outstanding
Range of Exercise Prices	Total Options Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price

$7.65	40,000	4.85	$7.65

As of April 30, 2011, all stock options outstanding for compensation were exercisable. The weighted-average grant-date fair value of options granted during the year ended April 30, 2011 was $7.06.

As of April 30, 2011, this was only stock option issued under our stock incentive plan and consequently there's no forfeiture.

The following table is a summary of stock option activity under the Stock Incentive Plan as of April 30, 2011and changes for the year then ended:

	Incentive Stock Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (Years)

Outstanding at May 1, 2010	-	$-	-
Granted	40,000	$7.65	-
Exercised	-	$-	-
Canceled	-	$-	-
Outstanding at April 30, 2011	40,000	$7.65	4.85

Exercisable at April 30, 2011	40,000	$7.65	4.85

NOTE 25.  SEGMENT INFORMATION

                    The Company reports its operations primarily through the following reportable operating segments: coal mining, coal wholesaling, coking coal washing revenue. The Company’s chief operating decision maker uses operating income as the primary measure of segment profit and loss.

For the years ended April 30,

Total Revenues (including intersegment sales)	2011	2010	2009
Coal mining revenue	$68,778,872	$55,811,737	$27,406,869
Coal wholesale revenue	32,207,744	16,190,761	13,531,259
Coking revenue	28,420,113	13,380,737	-
Coal washing revenue	115,835,774	27,285,179	-
	$245,242,503	$112,668,414	$40,938,128

Intersegment revenues	2011	2010	2009
Coal mining revenue	$-	$-	$-
Coal wholesale revenue	-	-	-
Coking revenue	-	-	-
Coal washing revenue	21,391,398	3,450,576	-
	$21,391,398	$3,450,576	$-

Net revenues	2011	2010	2009
Coal mining revenue	$68,778,872	$55,811,737	$27,406,869
Coal wholesale revenue	32,207,744	16,190,761	13,531,259
Coking revenue	28,420,113	13,380,737	-
Coal washing revenue	115,835,774	27,285,179	-
Less intersegment revenues	(21,391,398)	(3,450,576)	-
	$223,851,105	$109,217,838	$40,938,128

Net income attributable to L&L	2011	2010	2009
Coal mining	$33,185,437	$28,829,427	$13,531,259
Coal wholesale	2,160,436	1,327,310	-
Coking	2,879,286	1,170,982	-
Coal washing	11,021,702	5,106,648	-
Parent Company	(12,467,051)	(3,526,675)	(3,574,016)
	$36,779,809	$32,907,692	$9,957,243

Depreciation expense	2011	2010	2009
Coal mining	$4,470,306	$758,913	$440,467
Coal wholesale	56,462	24,607	-
Coking	294,285	143,708	-
Coal washing	724,024	59,893	-
Parent Company	295,996	45,995	41,396
	$5,841,073	$1,033,116	$481,863

Total assets	2011	2010	2009
Coal mining	$152,223,697	$95,128,900	$37,873,037
Coal wholesale	16,413,902	13,678,836	10,841,114
Coal coking	9,333,559	6,969,256	-
Coal washing	34,601,086	17,958,153	-
Parent Company (intercompany)	14,780,081	(5,130,621)	5,561,224
	$227,352,325	$128,604,524	$54,275,375

NOTE 26.  QUARTERLY FINANCIAL RESULTS (UNAUDITED)

The following table contains selected statements of operations information, which is unaudited and should be read in conjunction with the Company’s financial statements and related notes included elsewhere in this report. The Company believes that the following unaudited information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period. Operating results for each quarter of fiscal year2011and fiscal year 2010 and 2009 are summarized as follows:

Quarterly Periods Ended
	July 31		October 31,		January 31,		April 30,
	2010		2010		2011		2011
Net Revenue	$55,329,939		$57,417,686		$65,894,584		$45,208,896
Gross Profit	$18,605,676		$19,271,791		$21,390,178		$10,518,692
Income from operation	$14,599,395		$14,414,523		$16,510,334		$3,468,534
Other income (expense)	$(83,383)		$320,032		$158,982		$529,604
Net income	$10,938,514		$11,060,858		$12,584,630		$2,195,807
		July 31		October 31,		January 31,		April 30,
		2009		2009		2010		2010
Net Revenue		$12,745,050		$24,482,676		$37,956,263		$34,033,849
Gross Profit		$6,060,410		$12,673,264		$16,048,159		$17,399,118
Income from operations		$4,906,525		$9,149,661		$13,062,115		$15,207,299
Other income (expense)		$(96,760)		$(498,993)		$47,765		$849,614
Net income		$2,694,129		$6,946,781		$9,558,125		$13,708,657

NOTE 27.  RESTRICTED NET ASSETS

                The Company’s operations are primarily conducted through its PRC subsidiaries, which may only pay dividend out of their retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserves.

                In addition, the Company’s businesses and assets are primarily denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiaries to transfer their net assets to the Company through loans, advances or cash dividends, which consisted of paid-up capital, retained earnings and statutory reserves and which aggregate amount of approximately $90 million as of April 30, 2010 exceeded 25% of the Company’s consolidated net assets. Accordingly, condensed parent company financial statements have been prepared in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X, and are as follows.

 PARENT COMPANY FINANCIAL INFORMATION OF L & L ENERGY, INC.

 Condensed Balance Sheets(000s)

	As of April 30,
	2011	2010
Current assets
Cash and bank	$1,317	$3,290
Prepaid expenses and other current assets	214	1,639
Other receivable	8,579	2,574
Total current assets	10,110	7,503

Properties plant and equipment, net	435	144
Due from minority shareholders	-	975
Long term receivable	38	-
Investments in subsidiaries	153,951	83,317
Total long term assets	154,424	84,436

Total assets	$164,534	$91,939

Current liabilities
Accounts payable and accrued expenses	$220	$636
Other payables	33,286	13,638
Due to controlling shareholder	-	-
Total current liabilities	33,506	14,274
Stockholders equity
Shares capital	32	29
Paid in Capital	48,420	32,781
Deferred stock compensation	-	(557)
Treasury stock, at cost	(397)	(396)
Foreign currency translation	1,081	700
Retained earnings	81,892	45,108
Total stockholders equity	131,028	77,665
Total liabilities and stockholders equity	$164,534	$91,939

Condensed Statements of Operations(000s)

	Yearsended April 30,
	2011	2010	2010
Consulting Expenses	$(8,649)	$-	$(739)
Administrative expenses	(3,127)	(2,857)	(404)
Personnel costs	-	(2,560)	(384)
Finance charges	(7)	(121)	(31)
Other income	233	529	0
Gain/(Loss) on disposal	0	1,303	(383)
Equity in income of subsidiaries	48,334	36,364	11,889
Net income Continued Operation	$(11,550)	$(3,706)	$(1,932)

 Condensed Statements of Cash Flows (000s)

	Years ended April 30,
	2011	2010	2009
Net cash provided by operating activities	$41,926	$36,175	$14,522
Net cash used in investing activities	(55,048)	(58,130)	(14,766)
Net cash provided by financing activities	11,149	25,184	238
Cash and cash equivalents, beginning of year	3,290	62	68
Cash and cash equivalents, end of year	$1,317	$3,290	$62

Note to Condensed Parent Company Financial Information:

The Company records its investment in subsidiaries under the equity method of accounting as prescribed in ASC Topic 323, “Investments – Equity Method and Joint Ventures”. Such investment and long-term loans to subsidiaries are presented on the balance sheet as “Investments in subsidiaries” and the income of the subsidiaries is presented as “Equity in income of subsidiaries” on the statement of income.

These supplemental condensed parent company financial statements should be read in conjunction with the notes to the Company’s Consolidated Financial Statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

As of April 30, 2011 and 2010, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except as separately disclosed in the Consolidated Financial Statements, if any.

L & L ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF July 31, 2011 and April 30, 2011
(Unaudited)
	July 31, 2011	April 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,097,089	$4,914,425
Accounts receivable	28,078,835	24,017,391
Prepaid and other current assets	18,264,351	28,641,462
Other receivables	1,036,287	2,586,147
Inventories	7,862,711	6,633,019
Total current assets	61,339,273	66,792,444

Property, plant, equipment, and mine development, net	97,016,961	96,479,552
Construction-in-progress	55,189,117	44,943,609
Intangible assets, net	868,987	902,555
Goodwill	3,013,817	2,988,175
Restricted Cash	563,718	544,588
Long term receivable	7,468,634	7,272,828
Related party notes receivable	5,758,149	7,428,574
Total non-current assets	169,879,383	160,559,881

TOTAL ASSETS	$231,218,656	$227,352,325

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,594,028	$3,439,460
Accrued and other liabilities	824,814	717,298
Other payables	5,164,351	7,546,391
Payables-related party	15,588,508	17,264,815
Due to officer	1,070,000	1,070,000
Taxes payable	18,815,388	18,835,276
Customer deposits	3,676,682	4,338,424
Bank loans	5,431,240	5,385,030
Total current liabilities	55,165,011	58,596,694

LONG-TERM LIABILITIES
Long-term payable	800,000	800,000
Asset retirement obligation	2,035,776	1,978,877
Total long-term liabilities	2,835,776	2,778,877

Total Liabilities	58,000,787	61,375,571

Commitments and contingencies

EQUITY:
L&L ENERGY STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 2,500,000 shares authorized, none issued and outstanding	-	-
Common stock ($0.001 par value, 120,000,000 shares authorized; 32,365,467 shares issued and outstanding, and 32,277,579 shares issued and outstanding at July 31 and April 30, 2011, respectively)	32,366	32,278
Shares to be issued (13,104 shares)	13	0
Additional paid-in capital	51,124,610	48,420,321
Deferred stock compensation	-	-
Accumulated other comprehensive income	7,715,122	6,502,542
Retained Earnings	84,274,227	81,888,339
Treasury stock (459,000 shares and 1,259,00 shares at July 31 and April 30, respectively)	(396,059)	(396,859)
Total L & L Energy stockholders' equity	142,750,279	136,446,621
Non-controlling interest	30,467,590	29,530,133
Total equity	173,217,869	165,976,754
TOTAL LIABILITIES AND EQUITY	$231,218,656	$227,352,325

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED July 31, 2011 and 2010
(Unaudited)
	For The Three Months Periods Ended July 31,
	2011	2010
NET REVENUES	$36,633,306	$55,329,939
COST OF REVENUES	28,443,975	36,724,263
GROSS PROFIT	8,189,331	18,605,676

OPERATING COSTS AND EXPENSES:
Salaries & wages-selling, general and administrative	933,000	780,672
Selling, general and administrative expenses, excluding salaries and wages	3,018,049	3,225,609
Total operating expenses	3,951,049	4,006,281

INCOME FROM OPERATIONS	4,238,282	14,599,395
OTHER EXPENSE:
Interest income (expense)	198,348	(70,540)
Other income (expense)	(767,561)	(12,843)
Total other income (expense)	(569,213)	(83,383)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,669,069	14,516,012
LESS PROVISION FOR INCOME TAXES	585,867	2,183,300
INCOME BEFORE NON-CONTROLLING INTEREST	3,083,202	12,332,712

Income attributable to non-controlling interests	697,314	1,394,198
Income attributable to L & L	2,385,888	10,938,514

NET INCOME	$3,083,202	$12,332,712

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	1,212,580	1,038,832
COMPREHENSIVE INCOME	$4,295,782	$13,371,544

Comprehensive income attributable to non-controlling interests	$1,740,794	$1,454,763
Comprehensive income attributable to L & L	2,554,988	11,916,781

INCOME PER COMMON SHARE – basic	$0.08	$0.38
INCOME PER COMMON SHARE – diluted	$0.08	$0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	31,355,781	29,037,451

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - diluted	31,704,978	30,407,090

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED July 31, 2011 and 2010
（Unaudited)
	For The Three Months Periods Ended July 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,083,202	$12,332,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,585,548	3,111,736
Stock compensation	262,190	430,546
Accretion of asset retirement obligation	56,899
Accounts receivable	(4,061,444)	1,191,692
Prepaid and other current assets	10,377,111	6,945,169
Inventories	(1,229,692)	(2,152,916)
Other receivable	49,533	63,050
Accounts payable and other payable	(1,280,853)	(5,139,518)
Customer deposit	(661,742)	832,662
Accrued and other liabilities	107,516	(469,964)
Taxes payable	(19,888)	1,435,432
Note receivable	(195,806)	-
Net cash provided by operating activities	8,072,574	18,580,601

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(376,833)	(3,582,067)
Acquisition of intangible assets	-	(429,298)
Construction-in-progress	(10,696,954)	(13,990,438)
Increase in restricted cash	(19,130)	-
Cash received from sale of HSC	1,088,524	-
Net cash used in investing activities	(10,004,393)	(18,001,803)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on bank loans	-	(739,870)
Proceeds from warrant extension	-	50,000
Proceeds from Treasury stock sold	2,443,000	-
Warrants converted to common stock	-	1,457,000
Payment to previous owner of acquired mine	(1,676,307)
Related party receivable	2,082,228	(80,239)
Net cash provided by financing activities	2,848,921	686,891

Effect of exchange rate changes on cash and cash equivalents	265,562	883,576

INCREASE IN CASH AND CASH EQUIVALENTS	1,182,664	2,149,265
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,914,425	7,327,369
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,097,089	$9,476,634

SUPPLEMENTAL INFORMATION
INTEREST PAID	$72,819	$59,200
INCOME TAX PAID	$400,668	$747,848

L & L ENERGY, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

L & L Energy, Inc. (“L&L” and/or the “Company”) was incorporated in Nevada, and is headquartered in Seattle, Washington.  Effective on January 4, 2010, the State of Nevada approved the Company’s name change from L&L International Holdings, Inc. to L & L Energy, Inc.  The Company is a coal (energy) company, and started its operations in 1995.  Coal sales are generated entirely in China, from coal mining, clean coal washing, coking and coal wholesale operations.  At the present time, the Company conducts its coal (energy) operations in Yunnan and Guizhou provinces, southwest China.

As of July 31, 2011, the Company has the following subsidiaries or operations in China:

•         Kunming Biaoyu Industrial Boiler Co., Ltd (“KMC”), which owns/controls coal wholesale operations, Ping Yi Coal Mine ( “PYC”) and Ping Yi coal washing;

•         L&L Coal Partners (the “2 Mine” or “LLC”), which owns/controls two coal mining operations (DaPuAn Mine and SuTsong Mine) and DaPuAn Mine’s coal washing operations;

•         L&L Yunnan Tianneng Industry Co. Ltd. (“TNI”), which owns/controls ZoneLin Coal Coking Factory (“ZoneLin”);

•         Yunnan L&L Tia Fung (“Tai Fung”), which owns/controls SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) and coal wholesale and distribution operations; and

•         Da Ping Coal Mine (“DaPing”).

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of L & L Energy, Inc. and its affiliates. All intercompany    transactions, profits and balances have been eliminated in consolidation.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim financial information - The consolidated interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ended July 31, 2011 may not necessarily be indicative of the results of operations which might be expected for the entire year.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in management’s opinion, are necessary for fair presentation of the information contained herein. These financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K for the fiscal year ended April 30, 2011.

Principles of Consolidation -The fully consolidated financial statements include the accounts of the Company, and 100% ownership of KMC subsidiary including coal wholesale and PYC coal mine, 80% of operations of LLC “2 Mines” including both coal mining and coal washing, 98% of TNI (coal washing and coking operations), 60% of DaPing, 98% of Tai Fung.  The Company fully consolidates 100% of the assets, liabilities of its subsidiaries and show the non-controlling interests owned by their respective owners as Non-Controlling Interests.  The results of operations of the Company’s subsidiaries less amounts attributable to non-controlling interest owners are net income attributable to the Company.  All significant inter-company accounts and transactions are eliminated.

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In regards to Asset Retirement Obligations (“AROs”,) the revisions to estimated cash flows pertain to revisions in the estimated amount and timing of required reclamation activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages and third-party unit costs as of July 31, 2011. We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events.  These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  By their nature, estimates are subject to an inherent degree of uncertainty.  Actual results may differ from management’s estimates.

Cash and Cash Equivalents - Cash and cash equivalent consist of cash on deposit with banks and cash on hand.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China (“PRC”) and with banks in the United States. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States.

Balances at financial institutions or state owned banks within the PRC are not insured and amounted to $3,647,883and $4,350,383 at July 31, 2011 and April 30, 2011, respectively. As of July31, 2011 and April 30, 2011, the Company had deposits in excess of federally insured limits totaling $0 and $172,119, respectively, in U.S. Banks. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Revenue Recognition - The Company recognizes revenue when all of the following four criteria are met:

•         Persuasive evidence of an arrangement exists

•         Delivery has occurred

•         The sales price is fixed or determinable

•         Collection is reasonably assured

Payments received before all of the relevant criteria for revenue recognition are satisfied and recorded as advances from customers.

Accounts receivable - The Company’s maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  As of July 31, 2011 and April 30, 2011, the Company determined that no reserve for accounts receivable was necessary.

Inventories - Materials, supplies and coal inventory are valued at the lower of average cost or market. Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Coal inventory costs include labor, supplies, equipment, operating overhead and other related costs.

Non-controlling Interest - In 2009, the Company purchased 60% interests in 2 Mines and subsequently increased the ownership to 80% during the fiscal year-ended April 30, 2010.  The net income attributed to NCI has been separately designated in the accompanying consolidated statements of income and other comprehensive income.

Foreign Currency Translation - The accounts of the Company’s Chinese subsidiaries are maintained in RMB and the accounts of the U.S. parent company are maintained in USD.   The accounts of the Chinese subsidiaries were translated into USD, with the RMB designated as the functional currency for the Chinese subsidiaries.  All assets and liabilities were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at historical rates; and statement of income items are translated at the weighted average exchange rate for the period. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the consolidated statements of income and other comprehensive income as other comprehensive income.

Asset Retirement Cost and Obligation -In connection with mining operations, the Company generally incurs legal obligations associated with the retirement of long-lived assets, which are recorded at fair value at the time the obligations are incurred.  Obligations normally are incurred at the time development of a mine commences for underground mines or construction begins for support facilities and refuses areas.  The future obligation primarily relates to closure of mines, The future obligation primarily relates to closure of mines, reclamation of surface land and support upon cessation of mining. The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value.  The credit-adjusted risk-free rate is deduced based on the yield curve for U.S. Treasury securities with corresponding maturity adjusted based on the company's credit standing.  Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.  Amortization of the related asset is calculated on a unit-of-production method over the life of the related mining assets. The Company reviews the asset retirement obligation at least annually and makes necessary adjustments for permitted changes as granted by government authorities and for revisions of estimates of the amount and timing of costs. For ongoing operations, adjustments to the liability result in an adjustment to the corresponding asset.

Each mine is required by the respective local province government authority to deposit money in an escrow account on an annual basis. The amount is calculated based on the number of tons specified in the mining rights. The Company can only utilize the funds in the escrow account for expenses related to retirement of the mines, such as land subsidence, restoration, rehabilitation and environment protection. Any unused funds will be returned to the Company upon the closure of the mines. The amount held in the escrow accounts is accounted for as restricted cash.

Property, Plant, Equipment, and Mine Development - Property, Plant, Equipment, and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives.  Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Building, mining structure, and plant are related to our coal mining related operations. The mining structure includes the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on in-place reserves.

The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	20 to 25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10 to 12.5 Years

Construction-in-progress - Construction-in-progress consists of amounts expended for mine construction. Once building construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, equipment and mine development.

Impairment of Long-Lived Assets - The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. Impairment losses are recorded on long-lived assets used in operations when the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of July 31, 2011 and April 30, 2011, there was no impairment of its long-lived assets.

Goodwill and Other Intangibles -The Company assesses annually whether there is an indication that goodwill is impaired, or more frequently if events and circumstances indicate that the asset might be impaired during the year.  The Company performs its annual impairment test in the fourth quarter of each year.  The Company has identified its operating segments as its reporting units for purposes of the impairment test.  The Company’s existing goodwill and intangible assets are associated with its mining, washing and coking segments.  The Company then determines the fair value of each reporting unit and compares it to the carrying amount of the reporting unit.  Calculating the fair value of the reporting units requires significant estimates and assumptions by management.  To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, there is an indication that the reporting unit goodwill may be impaired and a second step of the impairment test is performed to determine the amount of the impairment to be recognized, if any. The Company believes that as of July 31, 2011 and April 30, 2011, there was no impairment of its goodwill.

Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of July 31, 2011, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  No material deferred tax amounts were recorded at July31, 2011 and April 30, 2011, respectively. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company’s operating subsidiaries located in PRC are subject to PRC income tax. The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

The Company is also subject to US federal and state tax jurisdictions.  The Company’s tax years for 2008 to present are subject to examination by the taxing authorities.  With a few exceptions, the Company is no longer subject to federal and state examinations by taxing authorities for years before 2008.

Current authoritative guidance requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For a tax position meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At July 31, 2011, the Company did not have any unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company’s policy is to recognize any interest and penalties related to unrecognized tax benefits as a component of provision for income tax. As of June 30, 2011, the Company had no material unrecognized tax benefits.

Stock-Based Compensation - The Company records stock-based compensation at fair value at the grant date and recognizes the expense over the employee’s requisite service period by using the Black-Scholes option pricing model. The estimated volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Capitalized Interest - The Company capitalizes interest on construction in progress related to specific mining projects. The methodology for capitalizing interest on general funds begins with a determination of the borrowings applicable to the qualifying assets. The basis of this approach is the assumption that the portion of the interest costs that are capitalized on expenditures during an asset’s acquisition period could have been avoided if the expenditures had not been made. This methodology takes the view that if funds are not required for construction then they would have been used to pay off debt. The primary debt instrument included in the rate calculation of capitalized interest incurred for the year-ended April 30, 2011 was the Company’s bank loans (as defined under Note 16, “Bank Loans”). The interest to be capitalized for any period is derived by multiplying the average rate of interest times the average qualifying assets during the period, not to exceed the total interest on the qualifying debt instruments. To qualify for interest capitalization, the Company must continue to make progress on the development of the assets.

Fair Value Measurements–The Company’s accounting policy for fair value of financial instruments defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement.  The three levels of valuation hierarchy are defined as follows:

•         Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Earnings Per Common Share - Basic earnings per share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Concentration of Risk - For the three months ended July 31, 2011, we had three major customers who purchased 46% of the Company’s total sales.  In addition, we had four major suppliers who provided 58% of our total purchases.

Advertising Costs - The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the three months ended July 31, 2011and 2010 were not significant.

Statement of Cash Flows - Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

New accounting pronouncements

Comprehensive Income: In June 2011, the Financial Accounting Standards Board (FASB) issued an accounting update which amends current comprehensive income guidance. The update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, an entity will be required to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance will become effective for interim and annual periods beginning after December 15, 2011, or on January 1, 2012 for the Company. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Business Combinations: In December 2010, the FASB issued amended guidance related to Business Combinations. The amendments affect any public entity that enters into business combinations that are material on an individual or aggregate basis. The amendments specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Intangibles—Goodwill and Other: In December 2010, the FASB issued amended guidance related to Intangibles—Goodwill and Other. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Receivables: In July 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” ASU No. 2010-20 amends the guidance with ASC Topic 310, “Receivables” to facilitate financial statement users’ evaluation of (1) the nature of credit risk inherent in the entity’s portfolio of financing receivables; (2) how that risk is analyzed and assessed in arriving at the allowance for credit losses; and (3) the changes and reasons for those changes in the allowance for credit losses. The amendments in ASU No. 2010-20 also require an entity to provide additional disclosures such as a roll forward schedule of the allowance for credit losses on a portfolio segment basis, credit quality indicators of financing receivables and the aging of past due financing receivables. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 3  BUSINESS COMBINATIONS

The Company has been actively acquiring smaller coal companies who lack the capital and/or management expertise to maximize growth and safety. The Company will continue to seek opportunities to purchase other mining operations as well as coal washing and coal coking operations.

DaPing Coal Mine

                 On March 25, 2011, the Company entered into an Acquisition Agreement to acquired 60% equity of the DaPing Coal Mine (“DaPing”), with an effective date of March 15, 2011, for a purchase price of 112,080,000 RMB (equivalent to approximately US$17,064,815).An initial installment of 10,000,000 RMB (equivalent to US$1,522,557) was payable in April 2011, but has not yet been paid by the Company.  After meeting five requirements, 30% of the total purchase price, RMB 33,624,000 (equivalent to US$5,119,445), should be paid within three months after the first 30 days of signing this agreement. The remaining balance of 68,456,000 RMB (equivalent to US$10,422,814) is payable after meeting another 3 requirements subsequent.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$528,914
Property, plant and equipment	3,899,314
Intangible assets*	26,673,895
Fair value of assets	31,102,123
Less: Fair value of liabilities	14,037,308
Net assets acquired	$17,064,815
Noncontrolling interest	$9,626,043

*Includes goodwill $2,625,751

Tai Fung Energy Inc. (“Tai Fung”)

On March 8, 2011, the Company entered into an Operating Agreement to invest up to RMB 20,000,000 (equivalent to US$3,063,069) in a newly established entity, Tai Fung, a Chinese company established in SeZone Country, Yunnan Province, PRC on March 8, 2011. TaiFung is a marketing and distributing company of coal throughout China and has yet to begin operation as of April 30, 2011. The net assets on acquisition date comprise only cash contributed by the 2% noncontrolling interest.

The investment represent 98% control of Tai Fung and the investment is accounted for in accordance with ASC 805 and consolidated with the financial statements contained herein.   The Company has paid RMB 4,178,718 (equivalent to US$639,985) as of April 30, 2011. The Operation Agreement is subject to renew after six years from the execution date the agreement.

The following unaudited pro forma condensed combined financial information presents the results of operations of the Company as they may have appeared if the acquisition of PYC, Zonelin, Hong Xing, Daping and Tai Fung, presented in the aggregate, collectively, had been completed on May 1, 2010.

	For the period ended
	31-Jul-11	31-Jul-10

Net revenue	$36,633,306	$55,638,387
Income from operation	4,238,282	14,876,126
Net income attributable to L&L	$2,385,888	$11,215,245
Basic proforma earnings per share	$0.08	$0.39
Diluted proforma earnings per share	$0.08	$0.37

NOTE 4  RESTRICTED CASH

Long-term restricted cash represents the bank deposits placed as guarantee for the future payments of costs related to land subsidence, restoration, rehabilitation and environment protections required by the local province government authority.

NOTE 5  PREPAID EXPENSES AND OTHER CURRENT ASSETS

Cash advances are made to coal suppliers to guarantee a certain delivery of coal to us at a specified time and price.  Since the demand for coal is high, we set up agreements with these suppliers, with cash deposits, to ensure a constant supply of coal to our washing and coking facilities. By signing purchase agreements with our suppliers which provide for the payment of deposits over a certain period of time, we ensure that our suppliers will deliver their coal to us in a timely manner. Certain agreements impose penalties on the suppliers for non-compliance.

All of the Company’s Bill receivable is Bank Acceptance from our customers.  Bank’s Acceptance is a promised future payment, or time draft, which is accepted and guaranteed by a bank and drawn on a deposit at the bank by the buyer.  The bank acceptance specifies the amount of money, the date, and the company to which the payment is due.  After acceptance, the draft becomes and unconditional liability of the bank. But the holder of the draft can sell (exchange) it for cash at a discount to a bank or endorse it to another company instead of cash payment.

The Company provides advances to employees for them to handle incidentals in our mines, washing and coking expansion projects as these facilities are far away from our headquarters in Kunming.  There were no advances to officers or directors.

Prepaid expenses and other current assets consist of the following:

Description	July 31, 2011	April 30, 2011
Advances to suppliers	$16,292,328	$ 14,389,107
Bill receivable	46,553	12,345,103
Advanced to employees	1,791,346	1,518,454
Other	134,124	388,798
Total	$18,264,351	$ 28,641,462

 NOTE 6  OTHER RECEIVABLES

Other receivables consist of the following:

Description	July 31, 2011	April 30, 2011
Short term loans to business associates	$ 515,933	$ 927,736
HSC receivable	170,627	1,259,151
Other	349,727	399,260
Total	$ 1,036,287	$ 2,586,147

The Company made short term loans to business associates in order to develop a long term business relationship.  Such loans are considered consistent with accepted business practices in China.  These business associates are suppliers to our Company and we believe that these loans result in securing adequate supplies for the expansion of production capacity in our mines.

NOTE 7  INVENTORIES

Inventories are primarily related to coal located at KMC, 2 Mines, PYC and TNI. Inventories consist of the following:

Description	July 31, 2011	April 30, 2011
Raw Coal	$ 2,899,444	$ 2,952,157
Coke Coal	411,153	537,072
Fine Coal	4,552,114	3,143,790
Total	$ 7,862,711	$ 6,633,019

NOTE 8  PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

Property, plant, equipment and mine development consist of the following:

Description	July 31, 2011	April 30, 2011
Mine development	$28,362,662	$27,241,647
Mineral rights	45,695,126	45,306,336
Building and improvements	9,802,355	9,736,380
Machinery and equipment	24,917,468	24,329,509
	108,777,611	106,613,872
Accumulated depreciation	(11,760,650)	(10,134,320)
Property, Plant and Equipment, net	$97,016,961	$96,479,552

Mineral rights represent the exclusive right, granted by the Chinese government, to operate the 2 Mines, PYC and DaPing.  The rights were acquired in the first quarter of 2008 as a result of the acquisition of the “2 Mines” on May 1, 2008, on November 1, 2009, and on March 15, 2011 respectively.  The Company has elected to use unit-of-production method to depreciate its mineral rights.

Depreciation expense was $1,532,880 and $2,996,562 for the three months ended July 31, 2011 and July 31, 2010, respectively.

NOTE 9  CONSTRUCTION IN PROGRESS

Construction in progress includes mine development, ventilation and electrical system improvements for the PYC mine and the two coal mines, building of staff quarters, and beginning construction of a sewage treatment system and road expansion for the washing facilities.  Construction in progress was $ 55,189,117and $ 44,943,609 as of July 31, 2011 and April 30, 2011, respectively. Capitalized interest costs were approximately $41,390 and $320,788 for July 31, 2011 and April 30, 2011, respectively.

NOTE 10  INTANGIBLE ASSETS

Customer relationship and technology assets are being amortized over a period of 7 years.  Amortization expenses was $41,090 and $39,267 for the three months ended July 31, 2011 and July 31, 2010, respectively.

Intangible assets consist of the following:

Description	July 31, 2011	April 30, 2011
Customer relationship	$275,568	$273,224
Technology	881,204	873,706
	1,156,772	1,146,930
Accumulated amortization	(287,785)	(244,375)
	$868,987	$902,555

We have reclassified Mineral Rights to Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements.

NOTE 11  LONG TERM RECEIVABLE

As of July 31, 2011, the Company entered into several agreements with Colorado-based Bowie Resources, LLC and have loaned a total of approximately $7 million.  The loan originally carried an interest rate of approximately nine (9) percent which has since increased to approximately eleven (11) percent.  The loan is co-senior with another lender.  The total owing to the Company as of July 31, 2011 is $7,468,634 include interest of $426,622.  In additional to the loan, the Company has secured exclusive rights to market coal from Bowie to China, Taiwan, Japan and Korea.  The fair value of the marketing rights is not determinable at this time, and the Company believes that any value assignable to the respective intangible asset is immaterial.

NOTE 12  RELATED PARTY TRANSACTIONS

The Company loaned money to various entities that have non-controlling interests with the Company.  These entities are minority interest owners of the Company’s mines.  Those loans are notes receivables, secured by assets and machinery of the various mines or businesses indicated below.  Because the borrowers under the notes have business in which the Company has an interest, the Company believes the borrowers are considered as related parties.  Total amount of the related party transactions are approximately $5.8 million as of July 31, 2011 which is tabled below.  While in the prior year, as of April 30, 2011, total related party transactions amounted transaction amounts to approximately $7.4 million including approximately $5.53 million is a loan to non controlling interest shareholders of 2 Mines, approximately $1.5 million for an advance to a KMC manager for the development of the Tian-Ri Coal Mine.

Borrowers	USD	Maturity	Collateralized by
Associates to TianRi Coal Mine	$ 1,573,508	May 1, 2015	Mining equipment
Associates to SuTsong	2,795,595	May 1, 2015	Mine Assets
Associates to DuPuAn	1,108,007	May 1, 2015	Mine Assets
Yunnan Tinnan Co. Ltd.	240,878	May 1, 2015	Machinery
Others	40,161	Various dates
	$5,758,149

As of July 31, 2011 and April 30, 2011, the Company had the following other payables to the related parties as listed below:

Payable-related party	July 31, 2011	April 30, 2011
Payable to previous owners of ZoneLin (less non-current)	$200,000	$200,000
Payable to previous owners of DaPing Coal Mine	15,388,508	17,064,815
Total current Payable-related party	15,588,508	17,264,815
Payable to previous owners of ZoneLin(non-current)	800,000	800,000
Total Payable-related party	$16,388,508	$18,064,815

Total Payable-related party was $16 million as of July 31, 2011. None of these payables bear interest and they are not collateralized by any assets of the Company. A balance of $15.4 million was part of the consideration payable to the owner of the acquisition of DaPing coal mine during the year ended April 30, 2011

Due to officer	July 31, 2011	April 30, 2011
Dickson Lee (See Note 25)	$420,000	$420,000
Robert Lee	650,000	650,000
Total due to officer	$1,070,000	$1,070,000

In 2011, Dickson Lee and Robert Lee granted $1.07 million temporary interest free loans to support funding of Bowie mine and other business purposes.

NOTE 13  ASSET RETIREMENT OBLIGATION

With respect to the DaPuAn and SuTsong mines, the Company estimates the asset retirement obligation at a rate of 3 RMB per ton based on total reserves at the end of the useful lives of the mines. The Company expects to extract approximately 10 million tons of coal over the expected useful lives (29 and 17 years for DaPuAn and SuTsong Mine respectively).  The interest rate used in the net present value calculation is 7%.

As for the Ping Yi Mine, the Company estimates the asset retirement obligation at a rate of 2 RMB per ton based on total reserves at the end of the useful lives of the mines. The Company expects to extract approximately 4.4 million tons of coal over the expected useful life of twelve years. The interest rate used in the net present value calculation is 7%.

The Da Ping Mine was acquired by the Company in March 2011. According to the mine reservation report, the management expects to extract approximately 15 million tons of coal over the remaining 26 years. Da Ping Mine is located in Guizhou Province and the management estimates the asset retirement obligation at a rate of 2 RMB per ton based on total reserves at the end of the useful lives of the mines. The interest rate used in the net present value calculation is 7%.

During the quarter ended July 31, 2010, the Company revised the forecasted cash flows used for the net present value calculations for the DaPuAn, SuTsong and PingYi mines. The revisions to estimated cash flows pertain to revisions in the estimated amount and timing of required reclamation activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages and third-party unit costs as of July 31, 2010. We based these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from management’s estimates. We evaluated the forecasted cash flows as of July 31, 2011, and no revision was deemed necessary.

The following is a summary of the change in the carrying amount of the asset retirement obligation during the quarter ended July 31, 2011 and year ended April 30, 2011.

	July 31, 2011	April 30, 2011

Beginning balance at May 1	$1,978,877	$507,279
Liabilities incurred during the period	-	614,071
Liabilities settled during the period	-	-
Accretion of interest	56,899	98,165
Revisions in estimated cash flows	-	759,362
Ending balance	$2,035,776	$1,978,877

NOTE 14  OTHER PAYABLES

Other Payables consist of the following:

Description	July 31, 2011	April 30, 2011
Payable to business associates	$1,912,568	$4,747,155
Others	3,251,783	2,799,236
Total other payables	$5,164,351	$7,546,391

Total Other Payables was $5.2 million as of July 31, 2011. None of these payables bear interest and they are not collateralized by any assets of the Company. $1.9 million was a temporary interest free loan from a business partner. The other $3.3 million is for salary payable, miscellaneous payment of fees related to maintenance, safety, employee training for security and environmental matters.

NOTE 15  TAX PAYABLES

Taxes payable consist of the following:

Description	July 31, 2011	April 30, 2011
VAT Payable	$5,171,969	$5,546,296
Income Tax Payable	10,807,420	10,622,221
Other Taxes Payables*	2,835,999	2,666,759
Total Tax Payables	$18,815,388	$18,835,276

* Other Taxes Payables mainly include resources tax payable and business tax payable

NOTE 16  BANK LOANS

During the third quarter of 2010, as part of the acquisitions of TNI and PYC, the Company assumed two loan agreements with banks in China.  The first loan with TNI was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2010, which was paid off. The second loan with PYC was for RMB 15,000,000 or approximately $2,327,674.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011, but has since been extended by mutual agreement to February 26, 2012.  During the fourth quarter of 2011, as part of acquisition of DaPing, the Company assumed RMB 20 million bank loan or approximately $3,103,566 with interest rate of 9.18% per annum and matures on October 29, 2011. All loans are unsecured.

NOTE 17  INCOME TAXES

The Company’s main operations are located in China.  The Company is subject to corporate income taxes primarily in two taxing jurisdictions, China, and the United States of America.  The income of the Company is mainly generated via its 2 Mines, KMC, TNI and TaiFung which are all located in China.  The Company incurs tax liability for the coal operations charged at 25% of net profit.  As the 2 Mines (DaPuAn Mine and SuTsong Mine) are in a heavily regulated resource business in China, and HongXing and ZoneLin are in a form of proprietorship, thus the tax rate of 3% and 5% of total revenue proceeds is applied to 2 Mines and TNI, respectively, subject to provisional adjustments when the coal sale changes.  As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

The Company’s income tax liability for the period ended July 31, 2011 and April 30, 2011 was $10,807,420 and 10,622,221, respectively.  These tax payables to Chinese local governments can be postponed temporarily as we are a U.S. company bringing in U.S. management skills and investing capital to increase coal production and safety standards, beneficial to the Chinese local communities.  According to Chinese law, a new joint venture located in the western part of China may benefit under the “Go-West” policy to enjoy a special Chinese tax rebates from the government, thus there is a high probability that the 2 Mines, KMC and TNI tax liability payments may be delayed or mitigated.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Income and Comprehensive Income:

The significant component for income taxes is described for both US and PRC operation as of July 31, 2011 and April 30, 2011 are described below.

United States of America

As of July 31, 2011, the Company in the United States had $21,355,188in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years.  The deferred tax assets at July 31, 2011 consist mainly of net operating loss carry forwards.  Due to the uncertainty of the realization of the related deferred tax assets of $7,533,797a reserve equal to the amount of deferred income taxes has been established at July 31, 2011.  The Company has provided 100% valuation allowance to the deferred tax assets as of July 31, 2011.

People’s Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company's subsidiaries are generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 25% for KMC and TaiFung.  The LLC, TNI and DaPing entities are owned in the form of partnerships, thus, the statutory rate is 5%.

The following table sets forth the significant components of the provision for income taxes for operation in PRC for the three months ended July 31, 2011 and July 31, 2010:

	2011	2010

Consolidated pretax income	$ 3,637,436	$ 14,516,012

Expected income tax expense	1,236,728	4,935,444

Difference between statutory rate and foreign effective tax rate	(1,882,078)	(3,465,990)

Change in valuation allowance	1,231,216	713,847

Actual tax expense	$ 585,867	$ 2,183,300

Consolidated effective tax rate	16%	15%

NOTE 18  STOCKHOLDERS’ EQUITY

The following table summarizes common stock and treasury shares activity for the three months ended July 31, 2011:

	For the three month period ended July 31, 2011
	Shares	Amounts
Shares for compensation	100,992	$262,190
Treasury stock for investors	600,000	1,443,000
Treasury stock to subsidiary	200,000	1,000,000
Total	900,992	$2,705,190

Stock Issued for Compensation

For the three months ended July 31, 2011, the Company issued 27,739 shares of common stock with the share value of $229,833 for employees.

For the three months ended July 31, 2011, the Company issued 5,753 shares of common stock with the share value of $35,667 for the Board of Directors.

For the three months ended July 31, 2011, the Company issued 67,500 shares of common stock with the share value of $408,722 for the compensation of consultants.

Treasury Stock

During the first quarter ended July 31, 2011, the Company recovered zero shares of its common stock. During the first quarter ended July 31, 2011, the Company transferred 600,000 shares of treasury stock to investors and 200,000 shares of treasury stock to a subsidiary as an investment for a combined total value of $2,443,000. In accordance with US generally accepted accounting principles, the Company recorded an increase to additional paid-in-capital of $2,442,200, respectively, as a result of the sold and transferred treasury shares. At July 31, 2011, the Company owned a total of 459,000 of its own shares.

Stock issued for Cash

For the three months ended July 31, 2011, no common stock was issued for cash.

NOTE 19  WARRANTS

Warrants Issued for Compensation

The Company has authorized 1,100,000 Class D warrants to be issued to executives and 4,000,000 Class E warrants to be issued to Directors.

During the year ended April 30, 2011, the Company issued 1,000 Class E warrants to a Director.  The warrants were fully vested as of April 30, 2011 and expire five years after issuance.  The grant date fair value was $8.92.  The Company issued 1,000 warrants to a non-employee. The warrants were fully vested as of April 30, 2011 and expire five years after issuance. The grant date fair value was $9.82.

The fair value was estimated on the date of the grant using the Black-Scholes option-pricing model. The following table displays the weighted average assumptions that have been applied to estimate the fair value of warrants on the date of grant for the three months ended July 31, 2011:

Expected life (years)	5.0
Risk-free interest rate	1.95%
Expected volatility	178%
Expected dividend yield	0%

(1)     Expected Life: The expected life was determined based on the option’s contractual term and employees’ expected early exercise and post-vesting employment termination behavior.

(2)     Risk Free Rate: The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponds to the expected term of the option calculated on the granted date.

(3)     Expected Volatility: Expected volatility is computed based on the standard deviation of the continuously compounded rate of return of days when the stock price changed over the historical period of the expected life of the options.

(4)     Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

For the three months ended as July 31, 2011, no warrants were issued or exercised.

Following is a summary of the status of warrants outstanding at July 31, 2011:

Type of Warrants	Range of Exercise Prices	Total Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price
Executives-Class D	$2.25	10,000	1.67	$2.25
Directors-Class E	$3.00 - 9.34	210,916	3.28	$3.03
Non-employee	$11.22	1,000	4.04	$11.22
Total		221,916	3.61	$3.03

As of July 31, 2011, all warrants outstanding for compensation were exercisable. The weighted-average grant-date fair value of warrants granted during the three months ended July 31, 2011 was $ 9.37

The table below is a summary of all warrants activity for the three months ended July 31, 2011:

Warrants Roll-forward Summary
		Weighted	Weighted
		Average	Average
		Exercise	Remaining
	Units	Price	Life (in Years)
Outstanding at April 30, 2011	1,024,474	$4.38	2.68
Issued	-	-
Exercised	-	-
Cancelled	-	-
Expired	-	-
Outstanding at July 31, 2011	1,024,474	$4.38	3.61
Exercisable at July 31, 2011	1,024,474	$4.38	3.61

NOTE 20  NON-CONTROLLING INTEREST

As described in Note 1, to the consolidated financial statements, the Company has the majority controlling interest of L&L Coal Partners, TNI, Tai Fung and DaPing.  During the fiscal year 2010, the Company increased its ownership interest in L&L Coal Partners to 80% from 60% on April 30, 2009.  The equity related to non-controlling interest as of April 30, 2011 represents 20% third party interest in L&L Coal Partners, 2% third party interest in TNI, 2% third party interest in Tai Fung, and 40% third party interest in DaPing.

Included below is a schedule of changes in ownerships interest as of July 31, 2011 and April 30, 2011:

	July 31, 2011	April 30, 2011
Beginning balance	$29,530,133	$12,594,293
Non-controlling interest related to acquisitions	-	10,391,810
Translation	240,143	923,351
Net income related to non-controlling interest	697,314	5,620,679
Increase in controlling interest	-	-
Non-controlling interest related to disposal	-	-
Ending balance	$30,467,590	$29,530,133

NOTE 21  EARNINGS PER SHARE

The Company only had common shares and warrants issued and outstanding as of July 31, 2011.  Under the treasury stock method of earnings per share, the Company computed the diluted earnings per share as if all issued warrants were converted to common stock and cash proceeds were used to buy back common stock.

	For the Three Months Ended July 31,
	2011	2010

Net income(from Continued Operations)	$2,385,881	10,938,514
Number of Shares	31,355,781	29,037,451
Per Share – Basic	$0.08	0.38

Effect of dilutive shares	$1,064,474	1,369,639
Number of dilutive shares	31,704,978	30,407,090
Per Share – Diluted	$0.08	0.36

NOTE 22  COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company has four operating leases:  the Seattle office, GuangZhou office, Guizhou office and Beijing office.  All are non-cancelable leases, expiring in July 2012, November 2011, February 2012 and June 2012, respectively. The non-cancelable operating lease agreement requires that the Company pays certain operating expenses, including management fees to the leased premises. The future minimum rental payments in less than a year and in greater than a year are $ 266,559 and $ 85,533 respectively.

Legal Matters

On August 26, 2011, a complaint was filed against the Company, certain officers and directors and a former officer in the United States District Court, Western District of Washington at Seattle (Case No. 11-cv-01423) on behalf of a single plaintiff (who holds based on the complaint/certification about 200 shares of common stock of the Company.)  The complaint (which has not been served upon the Company as of the 10-Q filing date) indicates that the plaintiff’s lawyers will seek to have it certified as a class action.  It alleges that the Company filed false and misleading reports with the SEC from August 13, 2009 to the present primarily based upon an amendment the Company filed to its 2010 Annual Report on Form 10-K on July 28, 2010 and a report published by the Glaucus Research Group on August 2, 2011.  We have timely notified our insurance carrier of the potential class action and we intend to defend the lawsuit vigorously.

Foreign Currency

The majority of the Company sales, purchases and expense transactions are denominated in RMB and most of the Company’s assets and liabilities are also denominated in RMB.  The RMB is not freely convertible into foreign currencies under the current law.  In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions.  Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Environmental Remediation

The PRC adopted extensive environmental laws and regulations that affect the operations of the coal mining industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Chinese Government

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in the governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittance abroad, and rates and methods of taxation, among other things.

Concentrations

For the three months ended July 31, 2011, we had three major customers who purchased 46% of the Company’s total sales.  In addition, we had four major suppliers who provided 58% of our total purchases.

NOTE 23  STOCK INCENTIVE PLAN

On September 9, 2010, our Board of Directors adopted the 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by our shareholders at our annual meeting of the shareholders held on the same date. On February 17, 2011, the company filed S-8 Registration Statement. The Stock Incentive Plan authorizes the Board of Directors or one or more of its members to grant options to eligible individuals to purchase shares of common stock our Company to eligible individuals.  Eligible individuals may be employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary, and consultants who provide valuable service to us or our Parent or Subsidiary. Options to purchase Common Stock may be incentive stock options, stock units, stock appreciation rights or non-statutory stock options as determined by the Board of Directors or its delegate. 4,200,000 shares of Common Stock were reserved for issuance.

Each option agreement specifies the term as to when the option is to become exercisable. Standard options vest at a rate of at least 20% of the underlying shares per year over five years and have a maximum term of 10 years. However, in no event shall an incentive stock option granted to a 10% or greater stockholder be granted at an exercise price less than 110% of the fair market value of the stock on the date of grant.

For the three month ended July 31, 2011, no stock option has been granted or vested. No stock option has been exercised.

The following table displays the weighted average assumptions that have been applied to estimate the fair value of stock option awards on the date of grant for the three months ended July 31, 2011:

2011
Dividend yield	-
Risk-free interest rate	2.17%
Expected volatility	156.61%
Expected lives	5 years

(1) Expected Life: The expected life was determined based on the option’s contractual term and employees’ expected early exercise and post-vesting employment termination behavior

(2) Risk Free Rate: The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponds to the expected term of the option calculated on the granted date.

 (3) Expected Volatility: Expected volatility is computed based on the standard deviation of the continuously compounded rate of return of days when the stock price changed over the historical period of the expected life of the options.

(4) Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

Stock compensation expense was recognized based on awards expected to vest. FASB ASC Topic 718 requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The following summarizes pricing and term information for options outstanding as of July 31, 2011:

	Options Outstanding
Range of Exercise Prices	Total Options Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price

$$7.65	40,000	4.59	$$7.65

As of July 31, 2011, all stock options outstanding for compensation were exercisable. The weighted-average grant-date fair value of options granted during the year ended April 30, 2011 was $7.06.  For the three month ended July 31, 2011, no stock option has been granted or vested.

The following table is a summary of stock option activity under the Stock Incentive Plan as of July 31, 2011:

	Incentive Stock Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (Years)

Outstanding at May 1, 2011	40,000	$$7.65	-
Granted	-	$-	-
Exercised	-	$-	-
Canceled	-	$-	-
Outstanding at July 31, 2011	40,000	$$7.65	4.85

Exercisable at July 31, 2011	40,000	$$7.65	4.85

NOTE 24  SEGMENT INFORMATION

The Company reports its operations primarily through the following reportable operating segments: coal mining, coal wholesaling, coking coal washing revenue. The Company’s chief operating decision maker uses operating income as the primary measure of segment profit and loss.

	For the Three Months Periods Ended July 31,

Total Revenues (including intersegment sales)	2011	2010
Coal mining revenue	$ 7,255,819	$ 18,625,528
Coal wholesale revenue	4,462,730	5,051,603
Coking revenue	6,644,119	7,018,405
Coal washing revenue	19,349,814	28,962,725
	$ 37,712,482	$ 59,658,315

Intersegment revenues	2011	2010*
Coal mining revenue	$ 712,920	$ -
Coal wholesale revenue	-	-
Coking revenue	-	-
Coal washing revenue	366,258	4,328,376
	$ 1,079,177	$ 4,328,376

Net revenues	2011	2010
Coal mining revenue	$ 7,255,819	$ 18,625,528
Coal wholesale revenue	4,462,730	5,051,603
Coking revenue	6,644,120	7,018,405
Coal washing revenue	19,349,814	28,962,725
Less intersegment revenues	(1,079,177)	(4,328,376)
	$ 36,633,306	$ 55,329,939

Net income attributable to L&L	2011	2010
Coal mining	$2,186,617	$ 9,267,909
Coal wholesale	299,342	540,456
Coking	667,531	806,181
Coal washing	1,754,324	2,423,525
Parent Company	(2,521,936)	(2,099,577)
	$ 2,385,888	$ 10,938,514

Depreciation expense	2011	2010
Coal mining	$ 989,613	$ 1,949,293
Coal wholesale	15,319	93,982
Coking	76,187	548,867
Coal washing	384,755	228,750
Parent Company	67,006	175,670
	$ 1,532,880	$ 2,996,562

Total assets	July 31, 2011	April 30, 2010*
Coal mining	$ 148,932,364	$ 83,218,389
Coal wholesale	16,251,018	13,671,672
Coking	9,242,355	7,778,298
Coal washing	46,159,237	27,211,835
Parent Company (intercompany)	10,633,682	9,227,398
	$ 231,218,656	$ 141,107,592

*Reclassification

NOTE 25 SUBSEQUENT EVENT

On August 3, 2011, Mr. Lee loaned $180,000 to the company without interest for business purposes.

On August 26, 2011, a complaint was filed against the Company, certain officers and directors and a former officer in the United States District Court, Western District of Washington at Seattle (Case No. 11-cv-01423) on behalf of a single plaintiff (who holds based on the complaint/certification about 200 shares of common stock of the Company.)  The complaint (which has not been served upon the Company as of the 10-Q filing date) indicates that the plaintiff’s lawyers will seek to have it certified as a class action.  It alleges that the Company filed false and misleading reports with the SEC from August 13, 2009 to the present primarily based upon an amendment the Company filed to its 2010 Annual Report on Form 10-K on July 28, 2010 and a report published by the Glaucus Research Group on August 2, 2011.  We vehemently deny that we filed any false reports with the SEC, and we plan to defend this lawsuit vigorously.

On August 29, 2011, Mr. Lee (after receiving approval from the Board of Directors of the Company) converted $420,000 of his prior loan to the Company into common shares of the Company at the conversion price of $8.50/share.

Part II

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,817.18
Printing and engraving expenses	1,000
Blue Sky fees and expenses	1,000
Legal fees and expenses	75,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

Total	$88,817.18

ITEM 14.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138, or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138; or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

           (a)           the creation of a trust fund;

           (b)           the establishment of a program of self-insurance;

           (c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

           (d)           the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

           (a)           by the stockholders;

           (b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

           (c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

           (d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

Such indemnification provision is sufficiently broad to permit us to indemnify our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors and officers activities conducted for and on behalf of L & L up to the amount of $3 million in the aggregate.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15.         Recent Sales of Unregistered Securities

                The following is a summary of the transactions by the Company during the last three years involving sales of our securities that were not registered under the Securities Act:

                During the period between January 1, 2011 and November 30, 2011, the Company issued a total of 1,479,479 shares of its common stock to investors outside of the U.S. pursuant to Regulation S of the Securities Act of 1933, Rule 506 of Regulation D, and/or Section 4(2) of the Securities Act of 1933 for an aggregate of $6,138,350.  During the same period, the Company issued a total of 58,051 shares of its common stock to accredited investors in the U.S. pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 for an aggregate of $250,000. The proceeds from the private placements were all used primarily for general business purposes in the U.S.

In November and December, 2010, the Company entered into Private Purchase Agreement with eleven (11) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $2,150,000 for the investors’ purchase of an aggregate 430,000 shares of the common stock of the Company.  All the investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities

                On November 6, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 835,389 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in November 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On October 8, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 1,371,021 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in October 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2009, the Company entered into Securities Purchase Agreement with thirty five (35) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $1,098,150 for the investors’ purchase of an aggregate 497,320 shares of the Company’s common stock.  The Company also received $325,000 from one (1) accredited investor, who exercised a warrant issued to such investor for the purchase of up to 325,000 shares at an exercise price of $1.00 per share.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In July 2009, the Company entered into Private Purchase Agreement with two (2) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 45,770 shares of the common stock of the Company.  Both investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On May 12, 2009, the Company issued to Silver Rock an 8% convertible debenture (the “Debenture”) in the original principal amount of $100,000 which was due and payable on May 6, 2012.  On November 5, 2009, Silver Rock converted the debenture plus accrual into 160,000 shares of Common Stock.  In connection with the issuance of the Debenture, the Company issued to Silver Rock a three-year warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $1.40 per share (the “May Warrant Shares”).  On January 17, 2010, Silver Rock exercised its warrant and purchased 250,000 May Warrant Shares for an aggregate purchase price of $350,000.

                In May 2009, the Company entered into Private Purchase Agreement with two (2) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $33,500 for the investors’ purchase of an aggregate 33,441 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In April 2009, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $74,800 for the investors’ purchase of an aggregate 118,640 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In March 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $50,000 for the investor’s purchase of 100,000 shares of the Company’s common stock.  This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In February 2009, the Company entered into Private Purchase Agreement with four (4) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 145,373 shares of the Company’s common stock. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On February 2, 2009, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 75,373 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), upon his exercise of the Class C Warrants at an exercise price of $0.66 per share.

                On April 10, 2009, an officer (insider) entered into an agreement and donated one million shares of common stock that he personally owns to the Chung Yung Christian University Development Foundation, a non-profit organization, incorporated in the State of California. The event was reported on Form 8-K (as amended, previously filed with the SEC on April 13, 2009). Approximately half of the total stock donation has been transferred physically to the Foundation as of January 4, 2010.

                On January 23, 2009, the Company purchased 400,000 common stock shares of the Company from a major shareholder for a total of $1.00.  The 400,000 shares have been recorded as Treasury Stock in the accompanying financial statements since January 31, 2009. See warrant disclosure and warrant table in Note 19 to the consolidated financial statements for the year ended April 30, 2009 for additional details.

                On January 23, 2009, the Company disposed its air compressor subsidiary LEK. As a result of the disposal, LEK returned all L&L shares back to the Company.  The Company cancelled 1,708,283 shares of common stock received from LEK during the quarter ended January 31, 2009.

In January 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $20,000 for the investor’s purchase up to 22,223 shares of the common stock of the Company.  This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2008, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $214,961 for the investors’ purchase of an aggregate 217,001 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In December 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investor’s purchase of 100,000 shares of the Company’s common stock. This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In June 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company received $100,000 for the investor’s purchase of 326,000 shares of the Company’s common stock. This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On July 27, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ray C. Bissell Jr. (an existing shareholder and accredited investor): (i) 50,001 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to James F. Sharp (an existing shareholder and accredited investor): (i) 9,999 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Hilton Family Trust 9/15/1998 (an existing shareholder and accredited investor): (i) 9,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 27,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Sidney K. Swank (an existing shareholder and accredited investor) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 74,627 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ann T. McElligott (an existing shareholder and accredited investor): (i) 36,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 7,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to David G. Knox (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 30, 2007, pursuant to the terms of a warrant agreement, the Company issued to Jim and Iris Cline Living Trust (an existing shareholder and accredited investor): (i) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On May 23, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lloyd and Lucille Gardner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon their exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD DECEMBER 16, 2004 (an existing shareholder and accredited investor) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

         On March 29, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On March 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 45,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 12, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On February 9, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 5, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ivan Stoltzfus (an existing shareholder and accredited investor) 4,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Clyde Y. Ota (an existing shareholder and accredited investor) 10,002 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 22, 2007, pursuant to the terms of a warrant agreement, the Company issued to 1990 Gainen Family Trust (an existing shareholder and accredited investor) (i) 33,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 12,498 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit		Previously
Number	Description	Filed Form	File No.	Filing Date	Exhibit

2.1	Agreement and Plan of Reorganization by and among Royal Coronado Co., Ltd., a Nevada corporation, and L & L Investments Holdings Inc., a British Virgin Islands corporation effective as of August 18, 2001	8-K	000-32505	September 4, 2001	2.1
3.1	Articles of Incorporation	10-SB	000-32505	April 2, 2001	1
3.2	Bylaws	10-SB	000-32505	April 2, 2001	2
3.3	Certificate of Designation, filed on April 5, 2005 with the Secretary of State of the State of Nevada	8-K	000-32505	April 11, 2005
3.4	Certificate of Amendment to Articles of Incorporation, filed on March 13, 2008 with the Secretary of State of the State of Nevada	10-Q	000-32505	September 15, 2008	3.1
3.5	Amendment No. 1 to Bylaws	S-1	333-164229	September 29, 2010	3.5
4.1	Form of Warrant, dated October 8, 2009	8-K	000-32505	October 15, 2009	10.2
4.2	Form of Registration Rights Agreement, dated October 8, 2009	8-K	000-32505	October 15, 2009	10.3
4.3	Form of Warrant, dated November 6, 2009	8-K	000-32505	November 13, 2009	10.2
4.4	Form of Registration Rights Agreement, dated November 6, 2009	8-K	000-32505	November 13, 2009	10.3
10.1	L & L Financial Holdings, Inc. Mr. Yang Wu and Liuzhou Liuerkong Machinery Co., Ltd. (LEK) Acquisition and Investment Agreement dated December 4, 2004	8-K	000-32505	December 8, 2004	A
10.2	Joint Venture contract with two coal mines dated May 28, 2008 (English Translation)	8-K	000-32505	June 18, 2008
10.3	L&L Financial Holdings, Inc. and Kunming Biaoyu Industrial Boiler Co., Ltd. Acquisition and Investment Agreement dated October 30, 2006	8-K/A	000-32505	February 23, 2009	B
10.4	Contract Regarding Capital Increase and Cooperation between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. dated July 16, 2009 (English translation)	8-K	000-32505	July 30, 2009
10.5	Form of Securities Purchase Agreement, dated October 8, 2009	8-K	000-32505	October 15, 2009	10.1
10.6	Form of Make Good Escrow Agreement, dated October 8, 2009	8-K	000-32505	October 15, 2009	10.4
10.7	Form of Escrow Agreement, dated October 8, 2009	8-K	000-32505	October 15, 2009	10.5
10.8	Acquisition and Capital Increase Agreement between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. Ltd. dated October 23, 2009 (English Translation)	8-K	000-32505	November 5, 2009	10.1
10.9	Form of Securities Purchase Agreement, dated November 6, 2009	8-K	000-32505	November 13, 2009	10.1
10.10	Form of Make Good Escrow Agreement, dated November 6, 2009	8-K	000-32505	November 13, 2009	10.4
10.11	Form of Escrow Agreement, dated November 6, 2009	8-K	000-32505	November 13, 2009	10.5
10.12	Acquisition and Capital Increase Agreement by and between L&L International Holdings, Inc. and Mr. Wang (Sole Owner of Hon Shen Coal Co. Ltd.) dated December 9, 2009 (English Translation)	8-K	000-32505	December 14, 2009	10.1
10.13	Connecticut Amended Order	10-Q	000-32505	December 16, 2009	10.1
10.14	Cooperative Operation Agreement between L&L International Holding, Inc. and Fuchang Wang Regarding Establishment of Luxi County Hon Shen Coal Co. Ltd. (a Cooperation Company) (English Translation)	S-1	333-164229	January 6, 2010	10.18
10.15	Agreement, including Agency Agreement for L&L’s Ownership of the 2 Mines, executed April 28, 2008 (English Translation)	S-1	333-164229	January 6, 2010	10.19
10.16	Share Depositary Agreement (DaPuAn Coal Mine), dated July 30, 2009 (English Translation)	S-1	333-164229	January 6, 2010	10.20
10.17	Share Depositary Agreement (ShuChong Coal Mine), dated July 30, 2009 (English Translation)	S-1	333-164229	January 6, 2010	10.21
10.18	Entrust Agreement between the Company and Jun Han , dated April 28, 2008	S-1	333-164229	January 6, 2010	10.22
10.19	Supplement Agreement between Jun Han, Yong Yang and Luoping County A’ang Town SuTsong Coal Mine, dated August 1, 2009	S-1	333-164229	January 6, 2010	10.23
10.20	Supplement Agreement between Jun Han, Biansheng Xu and Shizong County DaPuAn Coal Mine, dated August 1, 2009	S-1	333-164229	January 6, 2010	10.24
10.21	Subcontracting Agreement between L&L Yunnan Tianneng Industry Co. Ltd. and Luoping County ZoneLin Coal Coking Factory (“ZoneLin”), dated February 3, 2010, effective as of November 1, 2009 (English Translation)	8-K	000-32505	February 8, 2010	10.1
10.22	Revised Acquisition Agreement of ZoneLin with L&L Yunnan Tianneng Industry Co. Ltd. dated February 6, 2010 (English Translation)	10-Q	000-32505	March 17, 2010	99.2
10.23	Acquisition Agreement of SeZone County Hong Xing Coal Washing Facility, dated January 1, 2010 (English Translation)	8-K	000-32505	January 8, 2010	10.1
10.24	Subcontracting Agreement between Yunnan Province Fuyuan County Baoxing Economic and Trade Co. Ltd. (“Baoxing”) and Pan County Ping Yi Coal Mine (“Ping Yi”), dated January 18, 2010, effective as of November 1, 2009 (English Translation)	8-K	000-32505	January 19, 2010	10.1
10.25	Acquisition Agreement of Ping Yi with Baoxing, dated January 21, 2010, effective as of November 1, 2009 (English Translation)	10-Q	000-32505	March 17, 2010	99.1
10.26	Acquisition and Capital Increase Agreement between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. Ltd.. dated December 9, 2009 (English Translation)	8-K	000-32505	December 14, 2009	10.1
10.27	Equity Sale and Purchase Agreement between L & L Energy, Inc. and Guangxi Liuzhou Lifu Machinery Co. Limited dated April 18, 2010 (English Translation)	8-K	000-32505	April 23, 2010	10.1
10.28	Equity Transfer Agreement between L & L Energy, Inc. and Hobin, dated March 25, 2011	8-K	000-32505	March 29, 2011	10.1
10.29+	2010 Stock Incentive Plan	S-8	333-172316	February 17, 2011	4.1
10.30+	Employment Agreement of Dickson V. Lee, dated May 1, 2009	S-1	333-164229	September 29, 2010	10.33
10.31+	Employment Agreement of Connie Wong, dated May 12, 2010	S-1	333-164229	September 29, 2010	10.34
10.32+	Employment Agreement of Clayton Fong, dated September 29, 2009	S-1	333-164229	September 29, 2010	10.35
10.33+	Employment Agreement of Jung Mei (Rosemary) Wang, dated November 17, 2009	S-1	333-164229	September 29, 2010	10.36
10.34+	Employment Agreement of Paul Cheng, dated September 8, 2010	S-1	333-164229	September 29, 2010	10.37
10.35+	Employment Agreement of Paul Lee dated March 9, 2010	S-1	333-164229	September 29, 2010	10.38
10.36+	Form of Board Member Contract	S-1	333-164229	September 29, 2010	10.39
10.37+	Board Member Contract of Mr. Norman Mineta dated August 4, 2010	S-1	333-164229	September 29, 2010	10.39
21.1	List of Subsidiaries
23.1	Consent of Kabani & Co., Inc.
23.2	Consent of Qujing Municipal Land and Mining Right Appraisal Firm regarding the DaPuAn Coal Mine	S-1	333-164229	January 6, 2010	23.3
23.3	Consent of Qujing XiaGuang Geological Engineering Co. Ltd. regarding the SuTsong Coal Mine	S-1	333-164229	January 6, 2010	23.3

+   Indicates management contract or compensatory plan.

(b) Financial Statement Schedules

                Inapplicable

ITEM 17.      UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date. (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on December 8, 2011.

L & L ENERGY, INC.

By:	/s/ Dickson V. Lee
Dickson V. Lee Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ian Robinson
Ian Robinson Chief Financial Officer (Principal Financial and Accounting Officer)

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dickson V. Lee		December 08, 2011
Dickson V. Lee	Chairman of the Board, Director and Chief Executive Officer

/s/ Ian Robinson		December 08, 2011
Ian Robinson	Director and Chief Financial Officer

/s/ Norman Mineta*		December 08, 2011
Norman Mineta	Vice Chairman of the Board and Director

/s/ Shirley Kiang *		December 08, 2011
Shirley Kiang	Director

/s/ Ian Robinson*		December 08, 2011
Ian Robinson	Director

/s/ Robert Lee *		December 08, 2011
Robert Lee	Director

/s/ Dennis Bracy *		December 08, 2011
Dennis Bracy	Director

/s/ Syd S. Peng *		December 08, 2011
Syd S. Peng	Director

*Dickson V. Lee, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Amendment No. 5 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 5 to the Registration Statement on his own behalf in the capacities of Chairman of the Board, President and Chief Executive Officer.

/s/ Dickson V. Lee

Dickson V. Lee

INDEX TO EXHIBITS FILED HEREWITH

Exhibit Number	Description

23.1	Consent of Kabani & Co., Inc.